   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 1996

                                                REGISTRATION NO. 333-02727
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                            REGISTRATION STATEMENT

                                      ON

                                   FORM S-1
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                       MEDICAL DEVICE TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           UTAH                      3841                   58-1475517
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
     INCORPORATION OR             CODE NO.)
      ORGANIZATION)

                      9171 TOWNE CENTRE DRIVE, SUITE 355
                              SAN DIEGO, CA 92122
                                (619) 455-7127

                               ---------------

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                M. LEE HULSEBUS
                            CHIEF EXECUTIVE OFFICER
                      9171 TOWNE CENTRE DRIVE, SUITE 355
                              SAN DIEGO, CA 92122
                                (619) 455-7127

                               ---------------

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:


      CLIFFORD A. BRANDEIS, ESQ.              LAWRENCE B. FISHER, ESQ.
     ZUKERMAN GORE & BRANDEIS, LLP         ORRICK, HERRINGTON & SUTCLIFFE
           900 THIRD AVENUE                       666 FIFTH AVENUE
       NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10103
            (212) 223-6700                         (212) 506-5000

  Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under The Securities Act of 1933, check the following Box: [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                     CALCULATION OF REGISTRATION FEES
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- -------------------------------------------------------------------------------

                                           PROPOSED
                                           MAXIMUM
                                        OFFERING PRICE
                                         PER SHARE OF
                                       PREFERRED STOCK,
                                         COMMON STOCK    PROPOSED
                              AMOUNT    AND REDEEMABLE    MAXIMUM
  TITLE OF EACH CLASS OF      TO BE      COMMON STOCK    AGGREGATE   AMOUNT OF
     SECURITIES TO BE        OFFERED       PURCHASE      OFFERING   REGISTRATION
        REGISTERED          REGISTERED    WARRANT(1)     PRICE(1)       FEE
- --------------------------------------------------------------------------------
  % Cumulative Convertible
 Series A Preferred Stock,
 par value $.001 per
 share....................  1,680,000       $5.00       $ 8,400,000  $2,896.55
- --------------------------------------------------------------------------------
  % Cumulative Convertible
 Series A Preferred Stock,
 par value $.001 per
 share....................    247,500       $5.00       $ 1,237,500  $  426.72
- --------------------------------------------------------------------------------
  % Cumulative Convertible
 Series A Preferred Stock,
 par value $.001 per
 share(2).................    252,000       $5.00       $ 1,260,000  $  434.48
- --------------------------------------------------------------------------------
  % Cumulative Convertible
 Series A Preferred Stock,
 par value $.001 per
 share(3).................    168,000       $6.00       $ 1,008,000  $  347.59
- --------------------------------------------------------------------------------
Redeemable Common Stock
 Purchase Warrants........  1,680,000       $ .10       $   168,000  $   57.93
- --------------------------------------------------------------------------------
 Common Stock, par value
  $.15 per share(4).......  8,400,000       $ .75       $ 6,300,000  $2,172.41
- --------------------------------------------------------------------------------
Redeemable Common Stock
 Purchase Warrants........    247,500       $1.00       $   247,500  $   85.34
- --------------------------------------------------------------------------------
 Common Stock, par value
  $.15 per share(4).......  1,237,500       $ .75       $   928,125  $  320.04
- --------------------------------------------------------------------------------
Redeemable Common Stock
 Purchase Warrants........    252,000       $ .10       $    25,200  $    8.69
- --------------------------------------------------------------------------------
 Common Stock, par value
  $.15 per share(4)(5)....  1,260,000       $ .75       $   945,000  $  325.86
- --------------------------------------------------------------------------------
Redeemable Common Stock
 Purchase Warrants........    168,000       $ .12       $    20,160  $    6.95
- --------------------------------------------------------------------------------
 Common Stock, par value
  $.15 per share(4)(6)....    840,000       $ .90       $   756,000  $  260.69
- --------------------------------------------------------------------------------
Common Stock, par value
 $.15 per share(7)........                   $          $            $  -0-(8)
- --------------------------------------------------------------------------------
Common Stock, par value
 $.15 per share(9)........                   $          $            $  -0-(8)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
TOTAL.................................................  $21,295,485  $7,343.27
- --------------------------------------------------------------------------------
Fees Previously Paid..................................               $3,842.59
- --------------------------------------------------------------------------------
Fees Due on Filing....................................               $3,500.68

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Represents shares subject to an option granted to the Underwriters to cover over-allotments, if any.
(3) Represents shares underlying warrants granted to the Representative and,
    pursuant to Rule 416, also covers such additional shares of    % Cumulative
    Convertible Series A Preferred Stock as may become issuable as a result of any anti-dilution adjustments made in accordance with the terms of the Representative's Warrants.

(4) Assumes each Redeemable Common Stock Purchase Warrant entitles the holder to purchase five (5) shares of Common Stock.
(5) Represents Redeemable Common Stock Purchase Warrants subject to option granted to Underwriters to cover over-allotments, if any.

(6) Represents shares underlying Redeemable Warrants contained in the Representative's Warrant.

(7) Represents shares issuable upon conversion of the   % Cumulative
    Convertible Series A Preferred Stock.

(8) No fee pursuant to Rule 457(i).

(9) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of Common Stock as
    may become issuable (i) upon the conversion of the   % Cumulative
    Convertible Series A Preferred Stock, (ii) as a result of any anti-dilution adjustments made in accordance with the terms of the Redeemable Warrants,
    (iii) pursuant to any stock dividend declared on the   % Cumulative
    Convertible Series A Preferred Stock, and (iv) as a result of any anti-dilution adjustments made in accordance with the terms of the Representative's Warrants.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       MEDICAL DEVICE TECHNOLOGIES, INC.

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                             CROSS REFERENCE SHEET
              (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION)

            ITEM AND CAPTION IN FORM S-1                  LOCATION IN PROSPECTUS
            ----------------------------                  ----------------------
 1.  Forepart of Registration Statement and Out-
      side Front Cover Page of Prospectus....... Facing Page of Registration Statement;
                                                  Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages
      of Prospectus............................. Inside Front Cover Page of Prospectus;
                                                  Outside Back Cover Page of Prospectus
 3.  Summary Information, Risk Factors and Ratio
      of Fixed Charges to Earnings.............. Prospectus Summary; The Company; Risk
                                                  Factors
 4.  Use of Proceeds............................ Prospectus Summary; Use of Proceeds
 5.  Determination of Offering Price............ Outside Front Cover Page of Prospectus;
                                                  Risk Factors; Underwriting
 6.  Dilution................................... Risk Factors; Dilution
 7.  Selling Security Holders................... Outside Front Cover Page of Prospectus;
                                                  Concurrent Offering
 8.  Plan of Distribution....................... Outside Front Cover Page of Prospectus;
                                                  Concurrent Offering; Underwriting
 9.  Description of Securities to be Registered. The Offering; Description of Securities;
                                                  Concurrent Offering; Underwriting
10.  Interest of Named Experts and Counsel...... Legal Matters; Experts
11.  Information with Respect to the Registrant. Outside Front Cover Page; Prospectus
                                                  Summary; Risk Factors; The Company;
                                                  Dividend Policy; Concurrent Offering;
                                                  Selected Financial Data; Management's
                                                  Discussion and Analysis of Financial
                                                  Condition and Results of Operations;
                                                  Business; Management; Certain
                                                  Transactions; Principal Shareholders;
                                                  Description of Securities; Shares
                                                  Eligible For Future Sale; Underwriting;
                                                  Financial Statements
12.  Disclosure of Commission Position on Indem-
     nification for Securities Act Liabilities..  Not Applicable

                               EXPLANATORY NOTE

  This registration statement (the "Registration Statement") contains two
prospectuses: one related to this offering of 1,400,000 shares of   %
Cumulative Convertible Series A Preferred Stock (the "Preferred Stock") and 1,400,000 redeemable common stock purchase warrants (the "Redeemable Warrants") by Medical Device Technologies, Inc. (the "Company") and the shares of Common Stock issuable upon the conversion of such Preferred Stock and the exercise of such Redeemable Warrants, plus 210,000 shares of Preferred Stock and 210,000 Redeemable Warrants to cover over-allotments, if any (the "Prospectus"); and one relating to the offering of 247,500 shares of Preferred Stock and 247,500 Redeemable Warrants issued by the Company in connection with a private placement completed in January, 1996 and the shares of Common Stock issuable upon the conversion of such Preferred Stock and the exercise of such Redeemable Warrants (the "Selling Shareholder Prospectus"). Following the Prospectus are certain substitute pages of the Selling Shareholder Prospectus, including alternate front outside and back outside cover pages, an alternate "The Offering" section of the "Prospectus Summary" and sections entitled "Concurrent Offering" and "Plan of Distribution." Each of the alternate pages for the Selling Shareholder Prospectus included herein is labeled "Alternate Page for Selling Shareholder Prospectus" or "Additional Page for Selling Shareholder Prospectus." All other sections of the Prospectus, other than "Underwriting" and "Concurrent Offering," are to be used in the Selling Shareholder Prospectus. In addition, cross-references in the Prospectus will be adjusted in the Selling Shareholder Prospectus to refer to the appropriate sections.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 23, 1996
PROSPECTUS

                                   LOGO

              1,400,000 SHARES OF   % CUMULATIVE CONVERTIBLE

                       SERIES A PREFERRED STOCK AND

                       1,400,000 REDEEMABLE WARRANTS
                                  ----------

  Medical Device Technologies, Inc. (the "Company") hereby offers 1,400,000
shares of   % Cumulative Convertible Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") and 1,400,000 redeemable common stock purchase warrants (the "Redeemable Warrants"). The Preferred Stock and the Redeemable Warrants (sometimes hereinafter collectively referred to as the "Securities") may be purchased separately and will be separately tradeable immediately upon issuance.

  Each share of Preferred Stock is convertible by the holder, at any time
commencing      , 1996, [120 days from the date of this Prospectus] (the
"Initial Conversion Date") into      shares of the Company's common stock, par
value $.15 per share (the "Common Stock"), at a conversion price of $ per share of Common Stock (the "Conversion Price"). Unless earlier converted, the
Preferred Stock automatically will convert into Common Stock on     , 1997,
[thirteen (13) months after the date of this Prospectus] (the "Automatic Conversion Date"). See "Description of Securities-- % Cumulative Convertible Series A Preferred Stock--Right to Convert", and "--Automatic Conversion."

  The Preferred Stock has a liquidation preference equal to $5.00, plus any accrued but unpaid dividends (the "Liquidation Preference"). Dividends on the
Preferred Stock are payable solely in Common Stock at the rate of   % of the
Liquidation Preference per annum, are payable semi-annually, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor. See "Description of Securities-- % Cumulative Convertible Series A Preferred Stock--Dividends."

  Each Redeemable Warrant entitles the holder to purchase      [50% of the
number of shares issuable upon conversion of the Preferred Stock] shares of
Common Stock at an exercise price of $3.75 per Redeemable Warrant ($   [150% of
the Conversion Price] per share of Common Stock), subject to adjustment in
certain circumstances, commencing      , 1997 [13 months from the date of this
Prospectus] until       , 1999 [36 months from the date of this Prospectus] and
is redeemable by the Company at a redemption price of $.05 per Redeemable
Warrant at any time after      , 1997, [sixteen (16) months from the date of
this Prospectus,] upon not less than 30 days' prior written notice, provided that the average closing bid quotation of the Common Stock as reported on the over-the-counter market or the closing sale price, if listed on a national securities exchange, for a period of 20 consecutive trading days ending within
10 days prior to the notice of the redemption, equals or exceeds $   [200% of
the Conversion Price], subject to adjustment in certain circumstances. See "Description of Securities--Redeemable Warrants."

  Prior to this offering, there has been no public market for the Preferred Stock or the Redeemable Warrants and there can be no assurance that such a market will develop after the completion of this offering, or if developed, that it will be sustained. Concurrently, 247,500 shares of Preferred Stock,
247,500 Redeemable Warrants and     shares of Common Stock issuable upon the
conversion of such shares of Preferred Stock and the exercise of such Redeemable Warrants are being registered at the Company's expense for sale by the selling shareholders (the "Selling Shareholders") pursuant to a separate prospectus. The Company will not receive any of the proceeds from the sale of the Securities by the Selling Shareholders, although it will receive proceeds from the exercise of Redeemable Warrants by the Selling Shareholders. See "The Company--Concurrent Offering."

  It is currently anticipated that the shares of Preferred Stock and the Redeemable Warrants will be included on the Nasdaq SmallCap Market under the symbols "MEDDP" and "MEDDW," respectively. The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "MEDD." For information regarding the factors considered in determining the offering price and terms of the Preferred Stock and the Redeemable Warrants, see "Risk Factors" and "Underwriting." On May 17, 1996, the closing bid price of the Common Stock, as reported on the Nasdaq SmallCap Market, was $.69 per share. See "Market Price for the Common Stock and Dividends."
                                  ----------
          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                 SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREOF.
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                           PRICE TO  UNDERWRITING   PROCEEDS TO
                                            PUBLIC    DISCOUNTS(/1/)  COMPANY(/2/)
- ----------------------------------------------------------------------------------
Per Share................................   $5.00         $             $
- ----------------------------------------------------------------------------------
Per Redeemable Warrant...................   $ .10         $             $
- ----------------------------------------------------------------------------------
    Total (3)............................ $7,140,000   $              $
- ----------------------------------------------------------------------------------

(1) Does not include additional compensation to First Allied Securities, Inc. (the "Representative") in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Representative and other compensation payable to the Representative.
(2) Before deducting estimated expenses of $    payable by the Company,
    including the non-accountable expense allowance payable to the Representative.

(3) The Company has granted to the Representative an option (the "Over-Allotment Option") exercisable within 45 days after the date of this Prospectus, to purchase up to 210,000 additional shares of Preferred Stock and/or 210,000 additional Redeemable Warrants, upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such Over-Allotment Option is exercised in full, the total Price to Public,
    Underwriting Discounts, and Proceeds to Company will be $   , $    , and
    $    , respectively. See "Underwriting."
                                  ----------

  The Preferred Stock and the Redeemable Warrants are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this offering and to reject any order in whole or in part. It is expected that delivery of the Preferred Stock and the Redeemable Warrants offered hereby will be made against payment therefor in New
York, New York on or about     , 1996.


                         FIRST ALLIED SECURITIES, INC.
         LOGO

JUNE  , 1996

  The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and furnishes its shareholders with annual reports containing audited financial statements after the close of each fiscal year.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED STOCK AND/OR COMMON STOCK AND/OR REDEEMABLE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  Unless otherwise expressly set forth herein to the contrary, all per share data in this Prospectus gives effect to the Company's 1-5 reverse stock split in September, 1981, its 1-30 reverse stock split in November, 1990, and its 1-6 reverse stock split in January, 1994. In addition, unless otherwise expressly set forth herein to the contrary, (i) all references to the Company's % Series A Cumulative Convertible Preferred Stock assumes the conversion of all 247,500 shares of the Company's Series I Convertible Preferred Stock issued in the
Company's 1996 Private Placement into 247,500 shares of the Company's   %
Series A Cumulative Convertible Preferred Stock on a one-for-one basis on the date hereof and (ii) assumes that all of the investors in the Private Placement have agreed to extend the date of automatic conversion of such shares of Series I Preferred Stock into Common Stock, in exchange for the issuance of one Redeemable Warrant for each share of Series I Preferred Stock purchased in the Private Placement. See "Business--Corporate History" and "The Company--Recent Financings--1996 Private Placement."

                                  THE COMPANY

  Medical Device Technologies, Inc. (the "Company") is a development stage company engaged in identifying, developing and bringing to market patented technologies in the medical device field. The Company's strategy is to identify technologies that it believes have commercial viability, license or acquire the technologies, complete product development, obtain regulatory clearances and initiate marketing and sales. The Company directs its efforts towards patented technologies that it believes can be commercially developed into medical devices which are innovative, represent improvements over existing products, or are responsive to a presently unfulfilled need in the market place.

  To date, the Company has licensed the exclusive worldwide rights to commercialize three medical devices:

    (1) the PERSONAL ALARM SYSTEM ("PAS"), which is designed to immediately alert healthcare professionals when their surgical gloves and garments are torn or punctured or become saturated with fluids and therefore no longer effectively provide protection from infection. The spread of the Human Immunodeficiency Virus ("HIV") that causes Acquired Immune Deficiency Syndrome ("AIDS"), and the spread of Hepatitis and other infections transmitted through bodily fluids has increased the need to protect health care workers and patients, especially in emergency and operating rooms. The Company received clearance from the Food and Drug Administration ("FDA") to sell the PAS in August of 1995, and commenced manufacturing and marketing the PAS in January of 1996;

    (2) the CELL RECOVERY SYSTEM ("CRS"), which is an automated biopsy brush system that collects specimen cells for cancer diagnosis, offers two distinct advantages over current techniques: it is minimally invasive and is less costly to administer. On March 20, 1996, the Company received clearance from the FDA to market the CRS for the urology market. The Company intends to launch the CRS in the fourth quarter of 1996. Prior to the market launch of the CRS, the Company intends to complete certain clinical trials for a follow-up submission to the FDA to establish that the device assists with the detection of certain urological diseases, such as bladder cancer, and at the same time commence manufacturing for the system's instrumentation and disposables; and

    (3) the INTRACRANIAL PRESSURE MONITORING SYSTEM ("ICP"), which is a diagnostic device that monitors pressure inside the human skull without having to drill holes in the skull. Presently, the only method by which intracranial pressure can be monitored is to drill a hole in the skull. The Company's development strategy for the ICP involves two specific versions of the device. The first generation ICP device will monitor the direction and rate of change in intracranial pressure. The second generation of the ICP will provide categories of intracranial pressure levels as well. It is presently anticipated that clinical trials for the first generation ICP device will continue through the third quarter of 1996 and clinical trials for the second generation of the device will continue through the third quarter of 1997. The Company believes there exists non-overlapping markets for each generation of the device.

  At present, the Company does not intend to engage in the manufacture of its products, and in January 1996, it engaged a third party to manufacture the first PAS systems. The Company is currently exploring two strategies in connection with the marketing of its medical devices. The Company will either assemble a network of independent distributors who have proven to be effective in introducing new products in the medical device field, or form an alliance with a strategic corporate partner with a strong presence in the applicable medical device market.

  The Company was incorporated on February 6, 1980 under the laws of the State of Utah and is located at 9171 Towne Centre Drive, Suite 355, San Diego, California 92122, telephone number (619) 455-7127.

                                  THE OFFERING

 Securities Offered...........  1,400,000 shares of   % Cumulative Convertible
                                Series A Preferred Stock and 1,400,000
                                Redeemable Warrants. The Preferred Stock and
                                Redeemable Warrants may be purchased separately and will be separately tradeable immediately upon issuance.
TERMS OF THE SECURITIES:

 Preferred Stock:
  Dividends...................  Cumulative from the date of original issuance at the rate of % per annum, payable semi-annually on June 30 and December 31, commencing June 30, 1996, when as and if declared by the Board of Directors out of funds legally available therefor. Dividends are payable solely in shares of Common Stock. See "Description of Securities-- % Cumulative Convertible Series A Preferred Stock-- Dividends."

  Conversion Rights...........  Convertible into shares of Common Stock
                                commencing on     , 1996, [120 days from the
                                date of this Prospectus], at a rate of
                                shares of Common Stock for each share of
                                Preferred Stock (a Conversion Price of $    per
                                share of Common Stock). See "Description of
                                Securities--   % Cumulative Convertible Series
                                A Preferred Stock--Right to Convert." Unless
                                previously converted, on    , 1997, [thirteen
                                (13) months after the date of this Prospectus] (the "Automatic Conversion Date") the Preferred
                                Stock will automatically convert into    shares
                                of Common Stock. See "Description of
                                Securities--   % Cumulative Convertible Series
                                A Preferred Stock--Automatic Conversion."

  Voting Rights...............  Each holder of shares of Preferred Stock will be entitled to vote together with, and on all matters submitted to, the holders of Common Stock on an as-converted basis assuming conversion based upon the Conversion Price. See
                                "Description of Securities--   % Cumulative
                                Convertible Series A Preferred Stock--Voting
                                Rights."

  Liquidation Preference......  In the event of the liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock will receive a Liquidation Preference of $5.00 per share, plus any accrued but unpaid dividends, before any distribution to holders of Common Stock or another class of capital stock junior to the Preferred Stock. See "Description of Securities--Preferred Stock--Liquidation Preference."

 Redeemable Warrants..........  Each Redeemable Warrant entitles the holder to purchase [50% of the number of shares issuable upon conversion of the Preferred Stock] shares of Common Stock at an exercise price of $3.75
                                per Redeemable Warrant ($   per share of Common
                                Stock [150% of the Conversion Price]) and,
                                subject to redemption, will be exercisable
                                commencing    , 1997 [13 months after the date
                                of this Prospectus] until     , 1999 [36 months
                                after the date of this Prospectus]. The
                                Redeemable Warrants may be redeemed by the
                                Company upon 30 days prior written notice, at a price of $.05 per Redeemable Warrant at any
                                time after     , 1997 [16 months after the date
                                of this Prospectus] if the market price of the Common Stock, for a period of 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption delivered by
                                the Company, equals or exceeds $   [200% of the
                                Conversion Price]. See "Description of
                                Securities--Redeemable Warrants."

 Securities Outstanding
  Subsequent to the Offering:
  (1)
   Common Stock.............    9,015,839
   Preferred Stock (2)......    1,647,500
   Redeemable Warrants (3)..    1,647,500

 Use of Proceeds............... Market the Company's first medical device product, conducting the clinical trials for and completing the development of the Company's second and third medical devices, repayment of indebtedness and working capital purposes. See "Use of Proceeds."

 Risk Factors.................. The Preferred Stock offered hereby involves a high degree of risk. See "Risk Factors."

NASDAQ SMALLCAP SYMBOLS:

 Common Stock.............      MEDD
 Preferred Stock
 (Proposed)(4)...........       MEDDP
 Redeemable Warrants.....       MEDDW
 (Proposed)(4)...........


- --------

(1) Unless otherwise indicated herein to the contrary, all share and per share information does not give effect to the issuance of: (i) upon conversion of
    the 1,400,000 shares of Preferred Stock offered hereby,     shares of
    Common Stock; (ii) up to an additional 210,000 shares of Preferred Stock issuable upon exercise of the Over-Allotment Option, and up to an
    additional     shares of Common Stock issuable upon the conversion of the
    Preferred Stock included in the Over-Allotment Option; (iii) upon the
    exercise of 1,400,000 Redeemable Warrants offered hereby,     shares of
    Common Stock; (iv) up to an additional     shares of Common Stock upon the
    exercise of up to an additional 210,000 Redeemable Warrants included in the Over-Allotment option; (v) 2,147,500 shares of Common Stock reserved for issuance pursuant to outstanding warrants having a weighted average exercise price of approximately $.89 per share, subject to adjustment; (vi) 625,000 shares of Common Stock reserved for issuance to officers, employees and consultants; (vii) upon the exercise of warrants granted to the Representative in connection with this offering, 140,000 shares of
    Preferred Stock, 140,000 Redeemable Warrants and the     shares of Common
    Stock into which such Preferred Stock is convertible and such Redeemable
    Warrants are exercisable; (viii) an additional     shares of Common Stock
    issuable by the Company upon the conversion of 247,500 shares of Preferred Stock and exercise of 247,500 Redeemable Warrants to be issued to the Selling Shareholders on the date of this Prospectus; (ix) 327,360 shares of Common Stock issuable under the 1996 Stock Compensation Plan; and (x) an additional 50,000 shares of Common Stock to be issued.

(2) Includes an additional 247,500 shares of Preferred Stock that are being registered for sale on behalf of the Selling Shareholders in the Concurrent Offering.

(3) Includes an additional 247,500 Redeemable Warrants that are being registered for sale on behalf of the Selling Shareholders in The Concurrent Offering.

(4) The Company has applied to include the Preferred Stock and the Redeemable Warrants on the Nasdaq SmallCap System commencing on the effective date of this offering.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The statement of operations data set forth below with respect to the years ended December 31, 1993, 1994 and 1995, and the balance sheet data at December 31, 1993, 1994 and 1995, are derived from, and are qualified by reference to, the audited financial statements included elsewhere in this Prospectus. The statement of operating data set forth below with respect to the three months ended March 31, 1995 and 1996 are derived from unaudited financial information prepared on the same basis as the audited financial statements. In the opinion of management, all unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly the information presented. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

STATEMENT OF OPERATING DATA(1):

                                                                 THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                MARCH 31,          JUNE 1, 1992 TO
                         -------------------------------------  ----------------------  MARCH 31, 1996(3)
                           1993(2)      1994(2)       1995        1995        1996         (CUMULATIVE)
                         -----------  -----------  -----------  ---------  -----------  -----------------
Revenues................ $       --   $       --   $       --   $     --   $       --     $        --
Operating Expenses
  Research and
  development...........     307,819      778,468      943,510    170,657      173,445       2,229,949
  General and
  administrative (4)....   1,390,758    1,916,895    2,194,393    467,322    1,095,506       6,862,114
  Net loss.............. $(1,779,841) $(3,088,296) $(3,140,828) $(638,582) $(1,785,284)   $(10,586,243)
Net loss per share...... $     (1.47) $     (1.02) $      (.47) $    (.11) $      (.21)
Weighted Average Shares
Outstanding.............   1,208,144    3,032,813    6,714,168  5,557,070    8,641,410

- --------

(1) Summary Consolidated Statement of Operating Data does not include a ratio of earnings to fixed charges because such amount was not material.

(2) Represents restated financial information as a consequence of the Company changing the amortization of its patent license agreements. See "Risk Factors--Restatement of Amortization of Patent License Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) For purposes of presenting the Company's consolidated cumulative financial information, June 1, 1992 is deemed to be the date the Company commenced its current business activities related to the medical device business and became a development stage company.

(4) Includes costs related to marketing, promotional and sales activities in addition to office, administrative and overhead expenses.

BALANCE SHEET DATA:

                               YEAR ENDED DECEMBER 31,                         MARCH 31, 1996
                         --------------------------------------  ---------------------------------------------
                                                                                                 PRO FORMA
                           1993(1)      1994(1)        1995         ACTUAL     PRO FORMA(2)  AS ADJUSTED(2)(3)
                         -----------  -----------  ------------  ------------  ------------  -----------------
Working capital......... $   107,008  $  (109,574) $   (417,120) $ (1,661,931) $ (1,661,931)   $  3,751,369
Total assets............   2,905,356    2,452,388     2,514,934     2,749,997     3,049,997       6,688,797
Total  long-term
liabilities.............     650,301        3,400         1,755       210,830       210,830         210,830
Accumulated deficit.....  (6,278,537)  (9,366,833)  (12,507,661)  (14,292,945)  (14,292,945)    (14,663,445)
Shareholders' equity ... $ 2,102,636  $ 1,855,803  $  1,553,533  $    317,523  $    317,523    $  5,658,823

- --------

(1) Represents restated financial information as a consequence of the Company changing the amortization of its patent license agreements. See "Risk Factors--Restatement of Amortization of Patent License Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) Pro forma to give effect to borrowings of $300,000 pursuant to six month unsecured promissory notes at 12% per annum, provided, however, at no point will the Company pay less than 3% interest on the notes. Does not give effect to (i) an aggregate of 241,500 shares of Common Stock issued by the Company in exchange for services subsequent to March 31, 1996, and (ii) an additional 50,000 shares of Common Stock to be issued. See "The Company-- Recent Financings--1996 Private Placement" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(3) Pro forma as adjusted to give effect to (i) the sale of the Preferred Stock and Redeemable Warrants offered hereby at assumed initial public offering prices of $5.00 and $.10, respectively and the initial application of the net proceeds therefrom, (ii) remaining non-recurring charges to interest expense in the amounts of $42,000, $247,500 and $72,000, respectively, for the interest, original issue discount and loan origination fees related to the Private Placement, and (iii) a non-recurring interest expense of $9,000 in connection with $300,000 of short term debt incurred by the Company in April and May 1996. See "The Company" and "Use of Proceeds."

                                 RISK FACTORS

  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES, SHOULD CAREFULLY CONSIDER, THE FOLLOWING RISK FACTORS, AMONG OTHERS, RELATING TO THE COMPANY AND THIS OFFERING.

DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT;
 UNCERTAINTY OF FUTURE PROFITABILITY

  The Company was exclusively engaged in oil and gas activities until June 1992, when it entered into its first license agreement and commenced its current operations in the medical device business. The Company subsequently entered into two additional licenses for medical devices and in April of 1994 discontinued entirely its oil and gas operations. The Company commenced the limited manufacture and marketing of its first medical device, the PAS, in January of 1996, although to date, the Company has not yet realized any significant sales of the PAS device. The Company is currently developing its other two medical devices, the Cell Recovery System and the Intracranial Pressure Monitoring System. Consequently, the Company is still a development stage company with respect to the medical device business. At March 31, 1996, partially as a result of its unsuccessful oil and gas activities, the Company had an accumulated deficit of $14,292,945. The Company expects losses to continue until such time, if ever, as the Company's medical devices can successfully be brought to market and generate sufficient operating revenues. Although the Company has commenced marketing the Personal Alarm System, the Company needs to conduct additional development activities with respect to its other products, which include clinical testing and establishing manufacturing with respect to the Cell Recovery System, and substantial clinical testing and obtaining regulatory clearance with respect to the Intracranial Pressure Monitoring System. Although the Company received FDA marketing clearance of the Company's second device, the CRS, on March 20, 1996, the Company intends to complete certain clinical trials for a follow-up submission to the FDA to establish that the device assists with the detection of certain urological diseases, such as bladder cancer. There can be no assurance that the Company will receive 510(k) clearance from the FDA for such additional claims or that the FDA will not require the Company to submit a pre-market approval application for such claims which would substantially delay marketing clearance. There can also be no assurance that the Company will be successful in establishing manufacturing of the system's instrumentation and disposables. The Company's third device, the ICP, is still undergoing clinical trials solely with respect to the first generation ICP device that the Company intends to develop. It is currently anticipated that clinical trials for the second generation ICP will not begin until the end of 1996. The Company's intent to establish volume manufacturing and undertake clinical testing with respect to the CRS and the extensive clinical testing and regulatory clearance still required with respect to the ICP, together with projected general and administrative expenses and projected marketing costs related to the PAS and launch of the CRS, are expected to result in continuing losses until such time as the Company achieves significant sales from one or more of its products. The Company's ability to achieve profitability depends upon its ability to successfully market the PAS and to develop and successfully market the CRS and ICP, of which there can be no assurance. In addition, the Company will continue to seek to license additional medical products for development and commercialization, although there can be no assurances that the Company will be able to identify any additional products that it deems suitable for development and commercialization, or that if it does identify such products that any of them will be successfully developed and commercialized.

AUDITORS' GOING CONCERN REPORT

  The Company's independent certified accountants' report on the Company's financial statements for the year ended December 31, 1995 includes an explanatory paragraph that the Company's recurring losses from operations, negative working capital, and limited capital resources raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON OFFERING PROCEEDS; NEED FOR ADDITIONAL FINANCING; POSSIBLE
 ISSUANCE OF ADDITIONAL SECURITIES; FUTURE DILUTION

  The Company's cash requirements are significant. The Company is dependent on the net proceeds of this offering to repay the $1,650,000 of principal indebtedness, plus approximately $76,000 of interest through June 15, 1996, incurred by the Company in connection with the Private Placement that the Company completed in January 1996, to repay $300,000 of short term indebtedness incurred in April and May of 1996 by the Company, plus approximately $9,000 of interest through June 15, 1996, and to implement its current business plan. The Company presently anticipates spending approximately 24.5% and 25.9% of the net proceeds of this offering on research and development and for working capital purposes, respectively, within the first twelve (12) months after the completion of this offering. The Company may, however, encounter unexpected costs in connection with the implementation of its business plan and as a consequence, require additional financing to continue to effect its business plan. Based on the Company's current proposed business plan, the Company believes that the net proceeds of this offering and anticipated revenues from the PAS device will be sufficient to sustain the Company for 12 months following completion of this offering. There can be no assurances, however, that prior to the expiration of such 12 month period or thereafter that the Company will generate sufficient revenues from sales of the PAS device or the CRS device (which it intends to commence marketing in the fourth quarter of 1996), or that the Company will not encounter unexpected costs such that the Company will be required to seek additional financing. The Company has no current arrangements with respect to such additional financing and there can be no assurance that any such additional financing can be obtained on terms acceptable to the Company, or at all. Failure by the Company to obtain additional financing either from a public or private offering of its securities, a strategic joint venture or partnership, or otherwise, would have a material adverse effect on the Company. Further, in the event that the Company obtains any additional financing, such financings will most likely have a dilutive effect on the holders of the Company securities. See Risk Factors--"Use of Proceeds for Repayment Debt," "Dilution," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Use of Proceeds," and the Financial Statements.

USE OF PROCEEDS FOR REPAYMENT OF DEBT

  A substantial portion of the net proceeds of this offering, approximately 35.6%, will be used to repay indebtedness, including an aggregate principal amount of $225,000 plus interest owed to two Directors of the Company. See "Use of Proceeds" and "Certain Transactions."

BROAD MANAGEMENT DISCRETION IN APPLICATION OF PROCEEDS

  A substantial portion of the net proceeds of this offering, approximately 25.9%, will be applied to working capital of the Company. The Company's management will therefore have broad discretion with respect to the application of the proceeds of this offering in order to accommodate changing circumstances. See "Use of Proceeds."

UNCERTAINTY OF PRODUCT DEVELOPMENT; CORPORATE INEXPERIENCE

  Development of the Company's medical devices will be subject to all of the risks associated with new product development generally, including unanticipated delays, expenses, technical problems, or other difficulties that could result in abandonment or substantial change in the proposed commercialization of the Company's medical devices. Given the uncertainties inherent in new product development generally, and the Company's inexperience in the business of commercializing medical devices, there can be no assurances that the Company will be successful in developing its products. Investors should be aware of the potential problems, delays and difficulties often encountered by any inexperienced company. As a consequence, problems may arise that may be beyond the experience or control of management and accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by development stage companies in the establishment of a new business in a highly competitive and highly regulated industry. The Company only recently commenced the marketing of one of its products, the PAS, and it is not currently possible to predict the demand and market acceptance for the PAS or any of the Company's other products. Accordingly, there can be no assurance that the Company's development and commercialization activities will be successful, that the Company will receive FDA clearance for any of its other products, or that any of the Company's devices will be commercially viable and successfully marketed, or that the Company will ever achieve significant levels of revenue or profits, if any.

DEPENDENCE ON THIRD PARTY MANUFACTURING; LIMITED MARKETING CAPABILITIES

  The Company has no current manufacturing capabilities and will not have any such capabilities for the foreseeable future. As a consequence, the Company will be forced to rely on third parties to manufacture its products. The Company must be able to effect the manufacture of its Personal Alarm System, and any other devices that it will seek to commercialize, in sufficient quantities and at acceptable costs. Further, the Company and third-party manufacturers will need to comply with FDA and other regulatory requirements in connection with its manufacturing activities and facilities, including FDA Good Manufacturing Practices ("GMP") regulations. The Company entered into an agreement with a third party manufacturer, effective as of December 15, 1995, for the manufacture of the PAS. The Company believes this manufacturer satisfies the FDA's GMP regulations, however, there can be no assurance that the manufacturer will continue to satisfy such regulations. In the event that the Company experiences substantial sales of its PAS device, of which there can be no assurance, the Company may have to identify other third party manufacturers in connection with additional manufacturing of the PAS. Further, the Company presently anticipates that it will engage other third party manufacturers in connection with the manufacture of the CRS and ICP devices. There can be no assurance that such other manufacturers can be identified on commercially acceptable terms, or at all, or that such other manufacturers, if identified, will be adequate for the Company's long-term needs, or that they can meet all relevant regulatory requirements. Moreover, there can be no assurance that the Company's manufacture of products on a limited scale basis means that the Company can effect the successful transition to commercial, large-scale production. Finally, changes in methods of manufacture, including commercial scale-up, can, among other things, require the performance of new clinical studies under certain circumstances. See "Business--Manufacturing."

  The Company currently has a limited sales and marketing staff and does not presently intend to establish its own sales force. The Company is presently seeking to engage independent regional distributors of medical devices to effect the sale of its PAS device. At a future date the Company may also form a marketing alliance with a strategic corporate partner with respect to the PAS device, although there can be no assurance that it will be able to do so. Similarly, the Company presently intends to engage independent distributors of medical devices or form marketing alliances with strategic corporate partners to effect sales of its other two medical devices. As a consequence, the Company's current marketing and sales strategy will substantially rely on unaffiliated third parties to effect the sales of its products. There can be no assurance that the Company will be able to rely on unaffiliated third parties to successfully effect sales of its products or that the Company will not have to incur significant additional expenditures, which may include the employment of sales personnel, in order to successfully effect the sales of its products. See "Business--Sales, Distribution and Marketing Strategy."

NO ASSURANCE OF MARKET FOR PAS DEVICE; NEED FOR CERTAIN MINIMUM PAS SALES

  Although the Company commenced the marketing of the PAS device in January 1996, to date the Company has not effected any significant sales of the PAS device. The Company currently believes that before the PAS will experience any significant sales, the Company will have to convince the medical community of the potential unreliability of infection control barriers such as latex surgical gloves, particularly in the absence of obvious breaches, punctures or tears of the gloves. In order for the PAS to be successful, the Company must demonstrate that fluid contact between health care professionals and patients occurs as a routine matter as a result of the "fluid-saturation" of latex surgical gloves even when such gloves have not been punctured or torn.

  The Company also needs to establish that when fluid contact does occur between health care professionals and patients as a result of fluid-saturated but otherwise non-damaged latex gloves, that pathogens (which are disease producing organisms) are transmitted between the health care professional and the patient, thus resulting in a health risk to both parties. There can be no assurance that the Company will be able to convince the medical community of the need for a device like the PAS and consequently, there can be no assurance that a market will develop for the PAS device. The failure of the Company to establish a market for the PAS device and effect significant sales of the PAS device would have a material adverse effect on the Company. Further, in the event that the Company does not effect certain minimum sales of the PAS device in 1996 the Company will require additional capital in order to sustain itself for the 12 months following completion of this offering. See "Risk Factors--Dependence on Offering Proceeds; Need for Additional Financing; Possible Issuance of Securities; Further Dilution," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Use of Proceeds."

NO ASSURANCE OF MARKET FOR CRS DEVICE

  The Company received marketing clearance for the CRS device with respect to urological procedures on March 20, 1996. Nevertheless, the Company will not commence marketing the CRS until the fourth quarter of 1996 so that the Company can complete certain clinical trials for a follow-up 510(k) submission to the FDA to establish that the device assists with the detection of certain urological diseases, such as bladder cancer. There can be no assurance that the Company will receive 510(k) clearance from the FDA for such additional claims or that the FDA will not require the Company to submit a pre-market approval ("PMA") application for such claims that would substantially delay marketing clearance. Although there can be no assurance that the Company will be able to do so, the Company also intends to commence manufacturing of the system's instrumentation and disposables prior to a scheduled marketing launch of the CRS in the fourth quarter of 1996. The Company currently believes that before the CRS will experience any significant sales that the device's capabilities in assisting with the detection of certain diseases, such as bladder cancer, particularly in comparison to current cell sampling methods, will have to be established. There can be no assurance that the Company will be able to establish to the medical community that the CRS device is more effective in assisting in the detection of bladder cancer and consequently, there can be no assurance that a market will develop for the CRS device relative to the detection of bladder cancer. Further, since the Company has not yet commenced adaptation of the CRS device for any other procedures, there can be no assurance that there will be a market for any other procedures for which the Company may attempt to adopt the CRS device. The failure of the Company to establish a market for the CRS device and effect significant sales of the CRS device in the urological field or any other field could have a material adverse effect on the Company. See "Business--The Company's Products--the Cell Recovery System--Potential Market for the CRS device."

NO ASSURANCE OF IDENTIFICATION, ACQUISITION OR COMMERCIALIZATION OF ADDITIONAL TECHNOLOGIES

  From time to time, if the Company's resources allow, the Company intends to explore the acquisition and subsequent development and commercialization of additional patented technologies in the medical device field. There can be no assurance, however, that the Company will be able to identify any additional technologies and, even if suitable technologies are identified, there can be no assurance that the Company will have sufficient funds to commercialize any such technologies or that any such technologies will ultimately be viable.

GOVERNMENT REGULATIONS

  The Company's medical device products are subject to extensive government regulations in the United States and in other countries. In order to clinically test, produce, and market its devices, the Company must satisfy numerous mandatory procedures, regulations, and safety standards established by the FDA, and comparable state and foreign regulatory agencies. Typically, such standards require that the products be cleared by the government agency as safe and effective for their intended use prior to being marketed for human applications. The clearance process is expensive and time consuming. Other than with respect to the Company's Personal Alarm System and the Cell Recovery System, no assurance can be given that clearances will be granted for any expanded claims for the CRS or for the sale of the ICP or any other future products, if any, or that the length of time for clearance will not be extensive, or that the cost of attempting to obtain any such clearances will not be prohibitive.

  The FDA employs a rigorous system of regulations and requirements governing the clearance processes for medical devices, requiring, among other things, the presentation of substantial evidence, including clinical studies, establishing the safety and efficacy of new medical devices. The principal methods by which FDA clearance is obtained are pre-market approval, which is for products that are not comparable to any other product in the market, or filing a pre-market notification under Section 510(k) of the Federal Food, Drug and Cosmetic Act (a "510(k)") which is for products that are similar to products that have already received FDA clearance. Although both methods may require clinical testing of the products in question under an approved protocol, because PMA clearance relates to more unique products, the PMA procedure is more complex and time consuming. Applicants under the 510(k) procedure must prove that the products for which clearance is sought are substantially equivalent to products on the market prior to the Medical Device Amendments of 1976, or products approved thereafter pursuant to the 510(k). The review period for a 510(k) application is approximately one hundred fifty
(150) days from the date of filing the application, although there can be no assurance that the review period will not extend beyond such a period.

  Under the PMA procedure, the applicant is required to conduct substantial clinical testing to determine the safety, efficacy and potential hazards of the product. The review period under a PMA application is one hundred eighty
(180) days from the date of filing, and the application is not automatically deemed cleared if not rejected during that period. The preparation of a PMA application is significantly more complex, expensive and time consuming than the 510(k) procedure. Further, the FDA can request additional information, which can prolong the clearance process.

  In order to conduct human clinical studies for any medical procedure proposed for the Company's products, the Company could also be required to obtain an Investigational Device Exemption ("IDE") from the FDA, which would further increase the time before potential FDA clearance. In order to obtain an IDE, the Company would be required to submit an application to the FDA, including a complete description of the product, and detailed medical protocols that would be used to evaluate the product. In the event an application were found to be in order, an IDE would ordinarily be granted promptly thereafter.

  The Company may be required to use the PMA process for the Intracranial Pressure Monitoring System or for expanded claims for the CRS in order to be granted FDA clearance. The clearance process can take from a minimum of six
(6) months to several or more years, and there can be no assurance that FDA clearance will be granted for the commercial sale of the Intracranial Pressure Monitoring System or expanded claims for the CRS device.

  The FDA also imposes various requirements on manufacturers and sellers of medical devices under its jurisdiction, such as labeling, manufacturing practices, record keeping and reporting requirements. The FDA may also require post-market testing and surveillance programs to monitor a product's effect. There can be no assurance that the appropriate clearance from the FDA will be obtained, that the process to obtain such clearance will not be excessively expensive or lengthy, or that the Company will have sufficient funds to pursue such clearances. Moreover, failure to receive requisite clearance for the Company's products or processes would prevent the Company from commercializing its products as intended, and would have a material adverse effect on the business of the Company.

  Even after regulatory clearance is obtained, any such clearance may include significant limitations on indicated uses. Further, regulatory clearances are subject to continued review, and later discovery of previously unknown problems may result in restrictions with respect to a particular product or manufacturer, including withdrawal of the product from the market, or sanctions or fines being imposed on the Company.

  Distribution of the Company's products in countries other than the United States may be subject to regulation in those countries. There can be no assurance that the Company will be able to obtain the approvals necessary to market its medical devices outside of the United States. See "Business-- Patents and Intellectual Property Rights."

POTENTIAL FOR INCREASED ROYALTIES WITH RESPECT TO THE ICP DEVICE

  In addition to the license agreements that the Company has entered into with respect to the ICP, the Company also entered into an agreement with respect to the ICP device on November 23, 1992 with Hampton Morgan Holdings, S.A., a Panamanian company ("Hampton Morgan"), which was controlled by a shareholder of the Company (the "Hampton Morgan Agreement"). The Company had previously retained the consulting services of Hampton Morgan in June of 1992 in connection with the CRS device. The Hampton Morgan Agreement provided, among other things, for (i) a payment of 166,667 shares of Common Stock to Hampton Morgan as a finder of the ICP device, (ii) royalties to Hampton Morgan equal to 8% of gross sales of the ICP, and (iii) the issuance of 2,000,000 shares of Common Stock to Hampton Morgan upon the Company achieving gross sales of $10,000,000 with respect to the ICP. The Company issued the 166,667 shares to Hampton Morgan as a finder in 1992, but the Company, on the advice of counsel, believes that the balance of the Hampton Morgan Agreement is not enforceable because Hampton Morgan has failed to make certain required payments to the Company under the Hampton Morgan Agreement. Consequently, the Company does not intend to pay the 8% royalty or 2,000,000 shares of Common Stock to Hampton Morgan. In the event that the Company is incorrect and has to pay some or all of the royalty payments and/or shares of Common Stock to Hampton Morgan under the Hampton Morgan Agreement, it would have a material adverse effect on the potential profitability of the ICP and could have a material adverse effect on the Company as a whole. See "Business--The Intracranial Pressure Monitoring System--License Arrangements."

PATENTS AND INTELLECTUAL PROPERTY RIGHTS

  The Company has entered into exclusive license agreements with respect to each of the patents underlying the Company's first three products: the Personal Alarm System; the Cell Recovery System; and the Intracranial Pressure Monitoring System. There can be no assurance, however, that such patents will provide the Company with significant protection from competitors. Patent protection relative to medical devices is generally uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with the patent protection of medical devices. Furthermore, legislation is being considered which, in the future, might prevent the patenting or enforcement of a patent covering certain surgical or medical procedures. Accordingly, there can be no assurance that any patents licensed by the Company will afford protection against competitors with similar technologies. Finally, there can be no assurance that the Company will have the financial resources necessary to enforce its patent rights.

  Even though the Company has been licensed under patents, under the terms of the Company's license agreements, the Company is responsible for defending against charges of infringement of third party patents by the Company's products. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the patents. Further, the cost of the litigation to defend any challenge to the Company's licensed patents or to uphold the validity and enforceability and prevent infringement of the Company's licensed patents could be substantial.

  The Company may be required to obtain additional licenses from others to continue to refine, develop, manufacture, and market new products. There can be no assurance that the Company will be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable.

  Notwithstanding the Company's exclusive license with respect to the patents underlying the PAS, CRS and ICP, there can be no assurance that others will not independently develop similar technologies, or design around the patents. If others are able to design around the patents, the Company's business will be materially adversely affected. Further, the Company will have very limited, if any, protection of its proprietary rights in those jurisdictions where it has not effected any patent filings or where it fails to obtain patent protection despite filing therefor.

  Even though the patents underlying the Company's three medical devices have been issued by the United States Patent and Trademark Office, challenges may be instituted by third parties as to the validity and enforceability of the patents. The Company is not presently aware of any challenges to the patents. Similarly, the Company may also have to institute legal actions in order to protect infringement of the patents by third parties. The Company is not presently aware of any such infringements. The costs of litigation or settlement in connection with the defense of any third party challenges relative to the validity and enforceability of its patents and/or to prevent any infringement of the patents by third parties, which pursuant to the license agreements with respect to the patents are the Company's responsibility, could be substantial. Moreover, in the event that the Company was unsuccessful in any such litigation, the Company could be materially adversely affected.

  In addition to relying on patent protection for its products, of which there is no assurance, the Company will also attempt to protect its products, processes and proprietary rights by relying on trade secret laws and non-disclosure and confidentiality agreements, as well as exclusive licensing arrangements with persons who have access to its proprietary materials or processes, or who have licensing or research arrangements exclusive to the Company. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such materials or processes, or that the Company's competitive position will not be adversely affected thereby. To the extent members of the Company's Scientific Advisory Board have consulting arrangements with, or are employed by, a competitor of the Company, such members might encounter certain conflicts of interest, and the Company could be materially adversely affected by the disclosure of the Company's confidential information by such Scientific Advisors. See "Business."

RESTATEMENT OF AMORTIZATION OF PATENT LICENSE AGREEMENTS

  Effective as of the fourth quarter of the fiscal year ended December 31, 1995, the Company changed its method of amortizing its license agreements from commencement of product shipment to the estimated useful life of the license agreement, which is ten years. As a consequence, the combined stated values of the Company's patent agreements at December 31, 1993, 1994 and 1995, were reduced by 11.9%, 18.6% and 28.2%, respectively, of their combined stated values prior to the reduction. Also, as a result of this reduction, the Company's net losses for the years ended December 31, 1993, 1994 and 1995 (as restated) and its cumulative net loss for the period from June 1, 1992 to December 31, 1995 (as restated) increased by 10.9%, 6.9%, 7.6% and 7.7%, respectively.

  The Company will continue to monitor the markets for its products, the emergence of competitive products and technologies and associated events, and will adjust the lives of its patent licenses accordingly. As a consequence, the Company may deem it necessary or appropriate to make additional adjustments the results of which may include further reductions in the stated values of the Company's patent license agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION; PRODUCT OBSOLESCENCE

  The medical device industry is intensely competitive, particularly in terms of price, quality and marketing. Most of the Company's competitors are better established and have substantially greater financial, marketing and other resources than the Company. Further, most of the Company's competitors have been in existence for a substantially longer period of time and may be better established in those markets where the Company intends to sell its devices. Although the Company is not presently aware of any competitor that commercially manufactures and sells any medical devices with the same technological advantages as those the Company presently intends to sell, the Company is aware that several technologies similar to the Personal Alarm System are being developed and tested. Due to the Company's relative lack of experience, financial, marketing and other resources there can be no assurance that the Company will be able to market this device successfully, or develop and market any of its other medical devices, or compete in the medical device industry in general.

  Moreover, competitors may develop and successfully commercialize medical devices that directly or indirectly accomplish what the Company's medical devices are designed to accomplish in a superior and/or less expensive manner. As a consequence, such competing medical devices may render the Company's medical devices obsolete. There can be no assurance that, either prior to or after the Company has developed, commercialized and marketed any of its medical devices that such devices will not be rendered obsolete by competing medical devices.

HEALTH CARE REFORM AND RELATED MEASURES; UNCERTAINTY OF PRODUCT PRICING AND REIMBURSEMENT

  The levels of revenue and profitability of sales of medical devices may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means and the initiatives of third party payors with respect to the availability of reimbursement. For example, in certain foreign markets, pricing or profitability of medical devices is subject to government control. In the United States there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar governmental control. Although the Company cannot predict what legislative reforms may be proposed or adopted or what actions federal, state or private payors for health care products may take in response to any health care reform proposals or legislation, the existence and pendency of such proposals could have a material adverse effect on the Company in general.

  Whether a medical procedure is subject to reimbursement from third party payors impacts upon the likelihood that a medical product associated with such a procedure will be purchased. Third party payors are increasingly challenging the prices charged for medical products. Two of the Company's three products, the CRS and the ICP involve a medical procedure. There can be no assurance that any of the Company's products, or the procedures that accompany the CRS and ICP, will be reimbursable. To the extent any or all of the Company's medical products, and any accompanying medical procedures, are not reimbursable by third party payors the Company's ability to sell its products on a competitive basis will be adversely affected, which could have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company's success will depend to a large extent upon its ability to retain Mr. M. Lee Hulsebus, its Chief Executive Officer and Chairman of the Board. In August 1994, the Company entered into an exclusive employment agreement with Mr. Hulsebus and subsequently obtained a term "key man life insurance policy" in the amount of $1,000,000 with respect to Mr. Hulsebus of which the Company is the sole beneficiary in the event of his death. The loss or unavailability of the services of Mr. Hulsebus would have a material adverse effect on the business and operations of the Company. See "Management Employment Agreements; Consulting Agreements."

NEED FOR ADDITIONAL PERSONNEL

  In the event that the Company receives FDA clearances for expanded diagnostic claims with respect to the Cell Recovery System or Intracranial Pressure Monitoring System, or there is significant commercial demand for the Personal Alarm System or Cell Recovery System as currently cleared by the FDA, the Company will need to hire additional administrative and sales and marketing personnel. These demands are expected to require the addition of new management personnel and the development of additional expertise by existing management personnel. There can be no assurance that the Company will be able to hire and retain the additional personnel that it will require. Failure to do so could have a material adverse effect on the Company.

CONTINUED NASDAQ SMALLCAP LISTING

  The Company's Common Stock is presently listed on the Nasdaq SmallCap Market. The National Association of Securities Dealers Automated Quotation System has established certain standards for the initial listing and continued listing of a security on the Nasdaq SmallCap Market. The maintenance standards require, among other things, that an issuer have total assets of at least $2,000,000, capital and surplus of at least $1,000,000, a minimum bid price for the listed securities of $1.00 per share, and that the minimum market value of the "public float" be at least $1,000,000. It is anticipated that upon consummation of this offering the Company's Common Stock will continue to be listed on the Nasdaq SmallCap Market. As of May 17, 1996, the closing bid price of the Company's Common Stock was $.69. However, there can be no assurance that the Company will continue to satisfy the minimum price per share or other standards required for the continued Nasdaq SmallCap Market listing of its Common Stock. If the Company's Common Stock were excluded from the Nasdaq SmallCap Market it would materially adversely affect the price and liquidity of the Common Stock, the Preferred Stock and the Redeemable Warrants. In the event that the Company is unable to satisfy the Nasdaq

SmallCap Market's maintenance requirements, it is anticipated that trading would be conducted in the over-the-counter market National Quotations Bureau ("NQB") "pink sheets" or the OTC's Electronic Bulletin Board. As a consequence, trading with respect to the Company's Common Stock would be subject to the so-called "penny stock" rules. Unless an exception is available, the penny stock rules require, among other things, the delivery to a prospective purchaser, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock rules and the risks associated therewith. If the Company's Common Stock was subject to the regulations on penny stocks, the market liquidity for the Common Stock would be severely affected by limiting the ability of broker/dealers to sell the Common Stock in the public market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would materially adversely affect the market for such securities.

VOLATILITY OF THE COMPANY'S COMMON STOCK PRICES

  The market price of the Company's Common Stock has experienced significant volatility. Various factors and events, including announcements by the Company or its competitors concerning patents, proprietary rights, technological innovations or new commercial products, as well as public concern about the safety of medical devices in general, may have a significant impact on the Company's business and the price of the Company's Common Stock.

NO DIVIDENDS WITH RESPECT TO COMMON STOCK

  The Company has not paid any cash dividends with respect to its Common Stock, and it is unlikely that the Company will pay any dividends on its
Common Stock in the foreseeable future. The Company is required to pay a   %
cumulative, semi-annual dividend with respect to its Preferred Stock in shares of Common Stock. Earnings, if any, that the Company may realize will be retained in the business for further development and expansion. See "Market Price for the Common Stock and Dividends."

PRODUCT LIABILITY AND INSURANCE

  The Company's business could, in the future, expose it to product liability claims for personal injury or death. Such risks are inherent in the testing, manufacturing and marketing of its products and services. Although the Company recently obtained product liability insurance, there can be no assurance that such insurance will provide adequate coverage against potential liabilities or that it will be able to maintain or, if need be, increase such coverage.

CURRENT PROSPECTUS AND STATE "BLUE SKY" REGISTRATION REQUIRED TO EXERCISE THE REDEEMABLE WARRANTS

  The Redeemable Warrants provide that the Company shall not be obligated to issue shares of Common Stock upon exercise of the Redeemable Warrants unless there is a current prospectus relating to the Common Stock issuable upon the exercise of the Redeemable Warrants under an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), and unless such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Redeemable Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than 16 months old or if there have been other fundamental changes in the matters discussed in the prospectus. The Redeemable Warrants are not
exercisable until     , 1997 [13 months after the date of this Prospectus].
Although the Company has agreed to use its best efforts to meet such regulatory requirements in the jurisdictions in which the Securities are sold in this offering, there can be no assurance that the Company can continue to meet these requirements. The Securities are not expected to be qualified for sale or exempt under the securities laws of all states. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not qualified for sale or exempt, purchasers may buy Redeemable Warrants in the secondary market or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Redeemable Warrants are not so qualified or exempt. In this event, the Company would be unable lawfully to issue shares of Common Stock to those persons upon exercise of the Redeemable Warrants unless and until the Common Stock issuable upon exercise of the Redeemable Warrants is qualified for sale or exempt from qualification in jurisdictions in which such persons reside. There is no assurance that the Company will be able to effect any required registration or qualification. The value of the Redeemable Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Redeemable Warrants is not available pursuant to an effective registration statement or if such Common Stock is not qualified for sale or exempt from qualification in the jurisdictions in which the holders of the Redeemable Warrants reside. Under the terms of the agreement under which the Redeemable Warrants will be issued, the Company is not permitted to redeem such warrants unless a current prospectus is available at the time of notice of redemption and at all subsequent times to and including the date of redemption. See "Description of Securities--Redeemable Warrants."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF REDEEMABLE WARRANTS; POSSIBLE EXPIRATION WITHOUT VALUE; EFFECT OF REDEEMABLE WARRANTS AND REPRESENTATIVE'S WARRANTS ON VALUE OF COMMON STOCK

  The Redeemable Warrants are redeemable by the Company in whole or in part, upon 30 days' prior written notice, for $.05 per Redeemable Warrant, beginning 16 months after the date of this Prospectus and provided certain specified market conditions are met. Redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Redeemable Warrants at the then current market price when they might otherwise wish to hold the Redeemable Warrants for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. In addition, if the market price of the Common Stock does not exceed the exercise price of the Redeemable Warrants at the expiration of the exercise period, the Redeemable Warrants may expire without value. See "Description of Securities-- Redeemable Warrants." The exercise of the Redeemable Warrants and the Representative's Warrants and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. The exercise of such warrants also may have a dilutive effect on the interest of investors in this offering. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of the outstanding warrants can be expected to exercise them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants. See "Description of Securities" and "Underwriting." As a result of the Redeemable Warrants and the Representative's Warrants being outstanding, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. It is also possible that, as long as the Redeemable Warrants (initially exercisable at $3.75 per Redeemable Warrant) and the Representative's Warrants remain outstanding, their existence might limit increases in the price of the Common Stock. See "Risk Factors--Representative's Potential Influence on the Market" and "--Current Prospectus and State "Blue Sky' Registration Required to Exercise the Redeemable Warrants," "Description of Securities--Redeemable Warrants" and "Underwriting."

ANTI-TAKEOVER PROVISIONS; POISON PILL ISSUANCE OF OTHER PREFERRED STOCK; UTAH ANTI-TAKEOVER PROVISIONS

  The Company's Articles of Incorporation, as amended, and By-Laws contain provisions that may make the acquisition of control of the Company by means of tender offer, over-the-counter market purchases, a proxy fight or otherwise, more difficult. This could prevent securityholders from realizing a premium on their securities of the Company. The Company also adopted a staggered Board of Directors at its most recent annual meeting of shareholders, which is a further impediment to a change in control.

  The Company has adopted a so-called "poison pill." Specifically, the poison pill significantly increases the cost to an unwanted party to acquire control of the company upon the acquisition by such unwanted suitor of 15% of the outstanding voting power of the Company.

  In addition, the Board of Directors may issue one or more series of preferred stock other than the Preferred Stock being offered hereby without any action on the part of the shareholders of the Company, the existence and/or terms of which may adversely affect the rights of holders of the Common Stock. In addition, the issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of additional preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of Common Stock and the Preferred Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interests. See "Description of Securities--Other Preferred Stock" and "--Share Purchase Plan."

  The Company is subject to the provisions of Sections 61-6-1 through 61-6-12 of the Utah Control Shares Acquisition Act, an anti-takeover statute. Sections 61-6-1 through 61-6-12 effectively provide that in the event a person acquires ownership or the power to effect, directly or indirectly, the exercise of 20% or more of the voting power of a Utah corporation in connection with the election of directors, then such person shall only be entitled to vote to the extent expressly agreed to by the majority of the other shareholders of the corporation. Accordingly, potential acquirors of the Company may be discouraged from attempting to effect acquisitions of the Company's voting securities, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices.

LITIGATION

  The Company is currently involved in a lawsuit that could have a material adverse effect on the Company. See "Business--Legal Proceedings."

NO PRIOR PUBLIC MARKET FOR PREFERRED STOCK; ARBITRARY DETERMINATION OF OFFERING PRICE

  Prior to this offering, there has been no public market for the Preferred Stock and there can be no assurance that an active public market for the Preferred Stock will develop or, if developed, be sustained after this offering. The terms and initial public offering price of the Preferred Stock, although related to the market price of the Common Stock on the date of this offering, were arbitrarily determined by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Preferred Stock. See "Underwriting."

DILUTION

  Upon completion of this offering, assuming a Conversion Price of $   ,
purchasers of the Preferred Stock hereby, assuming conversion at the Conversion Price, will experience immediate dilution in the net tangible book
value of their investment in the Company of $    per share of Common Stock, or
approximately   % dilution. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

  Of the 9,015,839 shares of Common Stock outstanding upon the completion of this offering, 1,205,336 shares of Common Stock are "restricted securities" as that term is defined by Rule 144 of the Securities Act, 342,380 of which are currently eligible for resale in compliance with Rule 144 of the Securities Act. Of these shares, 5,336 are owned by current officers and directors of the Company who have agreed with the Representative not to directly or indirectly offer, sell, transfer or otherwise encumber or dispose of any of such shares for a period of thirteen (13) months after the effective date of this
offering. In addition, the Company is registering an additional     shares of
Common Stock issuable upon the conversion of 1,647,500 shares of Preferred Stock and the exercise of 1,647,500 Redeemable Warrants offered hereby, including 247,500 shares of Preferred Stock and 247,500 Redeemable Warrants to be issued on the date of this Prospectus to the Selling Shareholders, although all of the Selling Shareholders have agreed with the Representative not to, directly or indirectly, offer, sell, transfer or otherwise encumber any of their Securities for thirteen (13) months after the date of this

Prospectus. The Company has also issued an aggregate of 2,147,000 warrants, subject to adjustment, which shall vest and become exercisable from time to time. Of these non-public warrants, 850,000, subject to adjustment, are owned by officers and directors of the Company who have agreed with the Representative not to, directly or indirectly, offer, sell, transfer or otherwise encumber any of these securities, or the underlying Common Stock into which these securities are exercisable, for thirteen (13) months after the date of this Prospectus. Rule 144 provides that, in general, a person holding restricted securities for a period of two (2) years may, every three
(3) months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four (4) calendar weeks immediately prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and was not an affiliate at any time during the ninety (90) day period immediately prior to such sale, and who has satisfied a three (3) year holding period. Of the 1,205,336 shares of restricted Common Stock outstanding, approximately 342,380 shares have been held for more than two (2) years and are currently eligible for sale under Rule 144. Sales of the Company's Common Stock by shareholders under Rule 144 may have a depressive effect on the market price of the Company's Common Stock. See "The Company--Concurrent Offering," "Shares Eligible for Future Sale," "Management--Executive Compensation," "--Management Employment Agreements; Consulting Agreements," "--Option Plans," "Description of Securities" and "Underwriting."

                                  THE COMPANY

  The Company was incorporated in the State of Utah in February 1980 and maintains its principal place of business at 9171 Towne Centre Drive, Suite 355, San Diego, CA 92122. The Company's telephone number is (619) 455-7127.

RECENT FINANCINGS

  1995 Private Placement

  In the second quarter of 1995, the Company completed a private placement (the "1995 Private Placement") of its securities and received net proceeds of $974,769 in connection with the sale of 20.75 units at a purchase price of $50,000 per unit. Each unit consisted of 71,430 shares of Common Stock and 25,000 3-year warrants to purchase 25,000 shares of Common Stock. The warrants are exercisable for $1.00 per share of Common Stock. The Company also issued to the broker-dealer which assisted the Company in effecting the 1995 Private Placement 56,250 2-year warrants to purchase 56,250 shares of Common Stock at an exercise price of $1.00 per share. All of the shares of Common Stock, and the shares of Common Stock underlying the warrants issued in the 1995 Private Placement (including the shares of Common Stock underlying the warrants issued to the broker-dealer) were included, along with other securities, on the Company's registration statement on Form S-3 (the "S-3 Registration Statement") that was declared effective by the Staff of the Securities and Exchange Commission on May 13, 1996.

  The Convertible Debt

  In June and July, 1995, the Company issued an aggregate of $275,000 of short-term convertible debt which, if not converted into Common Stock, was to mature in six months and bore interest at the rate of 48% per annum (the "Convertible Debt") payable on maturity. As of December 27, 1995, all of the Convertible Debt had converted into Common Stock at the rate of 2.5 shares of Common Stock for each $1.00 of indebtedness, or an aggregate of 687,500 shares of Common Stock (the "Debt Shares"). In connection with the issuance of the Convertible Debt, the Company also issued an aggregate of 137,500 warrants exercisable for 137,500 shares of Common Stock at $.60 per share. The warrants expire on May 28, 1996. The Debt Shares and the shares of Common Stock underlying the warrants, that were issued in connection with the Debt Shares, among other securities, were included on the S-3 Registration Statement.

  1996 Private Placement

  On January 24, 1996, the Company completed a private placement pursuant to which it received net proceeds of $1,470,000 from the sale of 33 units (the "Units") to non-affiliated, accredited investors (the "Private Placement"). Each Unit consisted of (i) a secured, one year, 10%, $50,000 promissory note (the "Note"), and (ii) 7,500 shares of the Company's Series I convertible preferred stock, par value $.01 per share (the "Series I Preferred Stock"). The Series I Preferred Stock does not pay any dividends and was automatically converted into the Preferred Stock on the effective date of this Prospectus provided that the effective date of this Prospectus was on or before June 14, 1996. In the event that this offering was not effected before June 15, 1996, the Series I Preferred Stock automatically converted into Common Stock on the basis of one (1) share of Series I Preferred Stock for the number of shares of Common Stock equal to $5.00 (plus any declared and unpaid dividends, if any) divided by eighty (80%) percent of the average of the closing bid and asked price of the Common Stock on June 14, 1996. The Company has requested that each investor in the Private Placement agree to extend the date of automatic conversion for thirty (30) days in exchange for the issuance to the investors on the date of this Prospectus of 7,500 Redeemable Warrants for each Unit sold in the Private Placement. The Company believes that it will be able to obtain such agreement from all of the investors in the Private Placement and accordingly, in the event that this offering is not effected before July 15, 1996, the Series I Preferred Stock will automatically convert into Common Stock on the basis of one (1) share of Series I Preferred Stock for the numbers of shares of Common Stock equal to $5.00 (plus any declared and unpaid dividends if any) divided by eighty (80%) percent of the average of the closing bid and asked price of the Common Stock on July 14, 1996.

  1996 Short Term Debt

  In April and May of 1996 the Company borrowed an aggregate of $300,000 (the "Short Term Debt") from four (4) individuals, two (2) of whom are Directors of the Company, pursuant to six (6) month unsecured promissory notes that bear interest at the rate of 12% per annum and which the Company intends to repay on the closing of this offering; provided that the Company has agreed that it will pay at least three (3) months of interest with respect to the Short Term Debt regardless of when it is repaid. In connection with issuing the notes the Company also issued an aggregate of 150,000 three-year warrants, subject to adjustment, to purchase shares of Common Stock exercisable at the lower of a 15% discount from the average of the bid and asked price as of the date of the Short Term Debt or the lowest five day average market price of the Common Stock during the actual time the Short Term Debt is outstanding. See "Certain Transactions."


CONCURRENT OFFERING

  The registration statement of which this Prospectus forms a part also includes a Prospectus with respect to an offering of 247,500 shares of
Preferred Stock, 247,500 Redeemable Warrants and    shares of Common Stock
issuable upon conversion of such shares of Preferred Stock and the exercise of such Redeemable Warrants, all of which may be sold in the open market, in privately negotiated transactions or otherwise, directly by the Selling Shareholders thereof. The Selling Shareholders have agreed with the Representative not to sell any of such Securities for thirteen (13) months from the date of this Prospectus without the prior written consent of the Representative. The Company will not receive any proceeds from the sale of such Securities. Expenses of the Concurrent Offering, other than fees and expenses of counsel to the Selling Shareholders and selling commissions, will be paid by the Company. Sales of such Securities by the holders thereof or the potential for such sales may have an adverse effect on the market price of the Preferred Stock offered hereby. See "Risk Factors--Shares Eligible for Future Sale."

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the 1,400,000 shares of Preferred Stock, and 1,400,000 Redeemable Warrants after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $5,711,800 ($6,643,570 if the Over-Allotment Option granted to the Representative is exercised in full), based on assumed initial public offering prices of the Preferred Stock and Redeemable Warrants of $5.00 and $.10, respectively. The Company intends to apply such net proceeds in approximately the following manner:

                                                      APPROXIMATE   APPROXIMATE
                                                       AMOUNT OF   PERCENTAGE OF
                                                      NET PROCEEDS NET PROCEEDS
                                                      ------------ -------------
Repayment of Indebtedness (1)........................  $2,035,000       35.6%
Research and Development.............................   1,400,000       24.5%
Sales and Marketing..................................     800,000       14.0%
Working Capital......................................   1,476,800       25.9%
                                                       ----------      -----
  Total..............................................  $5,711,800      100.0%
                                                       ==========      =====

- --------

(1) Represents (i) repayment of $1,650,000 of principal and approximately $76,000 of interest through June 15, 1996, relating to the Notes, along with 247,500 shares of Common Stock and 247,500 Redeemable Warrants, issued in the Private Placement and (ii) $300,000 of principal and $9,000 of interest (which represents 90 days of interest) with respect to the Short Term Debt incurred by the Company, $225,000 of which was loaned by Directors of the Company. In connection with the Short Term Debt the Company also issued 150,000 warrants, subject to adjustment. See "Certain Transactions."

  The allocation of the use of proceeds represents management's estimates based upon current business and economic conditions. Although the Company does not contemplate material changes in the proposed allocation of the use of proceeds, to the extent the Company finds that adjustment is required by reason of existing business conditions, the amounts shown may be adjusted among the uses indicated above. The Company believes that the net proceeds of this offering, together with anticipated revenues from the PAS device, will be sufficient for the Company to conduct its operations for the 12 month period following this offering. See "Risk Factors--Dependence on Offering Proceeds; Possible Need for Additional Financing; Possible Issuance of Securities; Future Dilution," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Any net proceeds from the exercise of the Over-Allotment Option will be used for working capital purposes. The net proceeds of this offering that are not expended immediately shall be deposited in interest bearing accounts, or invested in government obligations, certificates of deposit or similar short-term, low risk investments.

  The Company will not receive any of the proceeds from the sale of any of the securities being offered by the Selling Shareholders in the Concurrent Offering.

                MARKET PRICE FOR THE COMMON STOCK AND DIVIDENDS

  The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "MEDD". Prior to this offering, there has been no public market for the Company's Preferred Stock. The following table sets forth, for the periods indicated, the high and low bid price for the Common Stock, as reported by the Nasdaq SmallCap Market.

                                                                     BID PRICE
                                                                    -----------
                                                                    HIGH   LOW
                                                                    ----- -----
     1994
     First Quarter................................................. $3.00 $1.00
     Second Quarter................................................ $2.19 $ .88
     Third Quarter................................................. $2.22 $1.06
     Fourth Quarter................................................ $1.25 $ .88
     1995
     First Quarter................................................. $1.00 $ .56
     Second Quarter................................................ $1.44 $ .38
     Third Quarter................................................. $1.63 $ .75
     Fourth Quarter................................................ $1.06 $ .63
     1996
     First Quarter................................................. $ .88 $ .50
     Second Quarter (through May 17, 1996)......................... $ .91 $ .69

  On May 17, 1996, the closing bid and asked prices of Common Stock as reported by the Nasdaq SmallCap Market were $.69 and $.88 per share, respectively.

  On May 17, 1996, there were 1,090 holders of record of Common Stock and 45 holders of record of the Company's Series I Preferred Stock.

  The Company has not paid any dividends since its inception and does not intend to pay dividends in the foreseeable future with respect to the Common
Stock. The Company is required to pay a   % cumulative, semi-annual dividend,
which will be paid solely in shares of Common Stock, with respect to its Preferred Stock, all of which will convert into Common Stock no later than
    , 1997, [thirteen (13) months after the date of this Prospectus]. It is presently anticipated that any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at March 31, 1996, (a) actual, (b) pro forma to give effect to the issuance by the Company subsequent to March 31, 1996 of $300,000 of 6 month 12% unsecured Notes and (c) pro forma as adjusted to give effect to the sale of the Preferred Stock and Redeemable Warrants offered hereby at assumed public offering prices of $5.00 and $.10, respectively, and the application of the net proceeds therefrom. The following table does not give effect to the issuance of an additional 241,500 shares of Common Stock subsequent to March 31, 1996.

                                                 MARCH 31, 1996
                                     -----------------------------------------
                                                                   PRO FORMA
                                      ACTUAL(1)    PRO FORMA(2)  AS ADJUSTED(3)
                                     ------------  ------------  -------------
Short-Term Notes...................  $  1,402,500  $  1,702,500  $       -0-
Long Term Liabilities..............  $    210,830  $    210,830  $    210,830
Preferred Stock, par value $.01 per
 share, 10,000,000 shares
 authorized; Series I Convertible
 Preferred Stock, 247,500 shares
 authorized, 247,500 shares issued
 and outstanding actual, 247,500
 authorized, issued and outstanding
 pro forma, and 0 issued and
 outstanding pro forma as
 adjusted..........................  $    618,750  $    618,750  $       -0-
   % Cumulative, Convertible Series
 A Preferred Stock, 0 shares issued
 and outstanding actual and pro
 forma, 1,647,500 issued and
 outstanding pro forma as
 adjusted..........................  $       -0-   $       -0-   $  6,208,750
Common Stock, par value $.15,
 100,000,000 shares authorized,
 8,774,339 shares issued and
 outstanding actual, pro forma and
 pro forma as adjusted(4)..........  $  1,316,151    $1,316,151    $1,316,151
Common Stock to be issued (50,000
 shares)...........................  $     23,440  $     23,440  $     23,440
Additional paid in capital.........  $ 12,325,983  $ 12,325,983  $ 12,447,783
Deferred Compensation..............  $    326,144  $    326,144  $    326,144
Accumulated deficit................  $(14,292,945) $(14,292,945) $(14,663,445)
Total shareholders' equity.........  $    317,523  $    317,523  $  5,658,823
Total capitalization...............  $    528,353  $    528,353  $  5,869,653

- --------

(1) Net of $618,750 of original issue discount and $180,000 of loan origination fees attributable to $1,650,000 of Notes and 247,500 shares of Preferred Stock issued pursuant to the Private Placement completed January 24, 1996, of which $371,250 and $108,000 was amortized in the three months ended March 31, 1996.

(2) Includes $300,000 Short Term Debt in April and May pursuant to six month unsecured promissory notes at 12% per year (minimum interest total of 3%).

(3) Includes remaining non-recurring charges to interest expense of $42,000, $247,500 and $72,000, respectively, for the interest, original issue discount and loan origination fees related to the repayment of the Notes issued in the Private Placement and interest of $9,000 on the Short Term Debt.

(4) Does not include an additional 241,500 shares of Common Stock issued subsequent to March 31, 1996.

                                   DILUTION

  The pro forma net tangible book value of the Company at March 31, 1996 was $(1,593,220) or $(.15) per share of Common Stock. "Pro forma net tangible book value before conversion" per share represents the amount of total tangible assets of the Company less total liabilities divided by the number of shares of Common Stock outstanding after giving effect on a pro forma basis to the issuance by the Company of 247,500 shares of Preferred Stock in the Private Placement and assuming the conversion thereof into Common Stock on March 31,
1996 at a rate of      shares of Common Stock for each share of Preferred
Stock. After giving effect to the sale of 1,400,000 shares of Preferred Stock and Redeemable Warrants offered hereby at an assumed initial public offering price of $5.00 per share, the pro forma net tangible book value of the Company
at December 31, 1995 would have been $    , or $    per share of Common Stock.
"Pro forma net tangible book value after conversion" represents the amount of the total tangible assets of the Company less the total liabilities divided by the number of shares of Common Stock outstanding after giving effect on a pro forma basis to the conversion of 1,400,000 shares of Preferred Stock offered hereby into shares of Common Stock based upon the Conversion Price. This represents an immediate increase in pro forma net tangible book value of $. per share to the existing shareholders, and immediate dilution of $. per share to purchasers of the Preferred Stock in this offering. The following table illustrates such dilution on a per share basis.

   Price per share of common stock upon conversion.................       $
   Pro forma net tangible book value per share before conversion... $
   Increase in net tangible book value per share................... $
   Pro forma net tangible book value per share after conversion....       $
   Dilution per share..............................................       $
                                                                          ======

  The following table sets forth, as of March 31, 1996, the number of shares of Common Stock purchased from the Company after giving effect to the issuance by the Company of 241,500 shares of Common Stock subsequent to March 31, 1996 and the total cash consideration paid and the average price per share paid by existing shareholders and by investors in this offering based upon an initial
public offering price of $     per share and a Conversion Price of $      .

                                    PERCENT                PERCENTAGE OF AVERAGE
                                      OF      TOTAL CASH       TOTAL      PRICE
                           SHARES    TOTAL   CONSIDERATION CONSIDERATION   PER
                          PURCHASED SHARES       PAID          PAID       SHARE
                          --------- -------  ------------- ------------- -------
Present Shareholders..... 9,015,839       %   $2,150,482             %    $.24
Common Stock issuable
upon conversion..........                 %   $                      %    $
                          --------- ------    ----------     --------     ----
  Total..................           100.00%   $              $ 100.00%    $
                          ========= ======    ==========     ========     ====

  The foregoing table assumes no exercise of outstanding Redeemable Warrants or any other warrants. To the extent that any Redeemable Warrants or other warrants are exercised, there may be further dilution to the new investors in this offering.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The statement of operations data set forth below with respect to the years ended December 31, 1993, 1994 and 1995, and the balance sheet data at December 31, 1993, 1994 and 1995, are derived from, and are qualified by reference to, the audited financial statements included elsewhere in this Prospectus. The statement of operating data set for the below with respect to the three months ended March 31, 1995 and 1996 are derived from the unaudited financial information prepared on the same basis as the audited financial statements. In the opinion of management, all unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly the information presented. The information presented below should be read in conjunction with and is qualified by "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements, the related notes thereto and other financial information included herein. The Results of Operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

STATEMENT OF OPERATING DATA(1):

                                                                 THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                MARCH 31,          JUNE 1, 1992 TO
                         -------------------------------------  ----------------------  MARCH 31, 1996(3)
                           1993(2)      1994(2)       1995        1995        1996         (CUMULATIVE)
                         -----------  -----------  -----------  ---------  -----------  -----------------
Revenues................ $       --   $       --   $       --   $     --   $       --     $        --
Operating Expenses
  Research and
  development...........     307,819      778,468      943,510    170,657      173,445       2,229,949
  General and
  administrative (4)....   1,390,758    1,916,895    2,194,393    467,322    1,095,506       6,862,114
  Net loss.............. $(1,779,841) $(3,088,296) $(3,140,828) $(638,582) $(1,785,284)   $(10,586,243)
Net loss per share...... $     (1.47) $     (1.02) $      (.47) $    (.11) $      (.21)
Weighted Average Shares
Outstanding.............   1,208,144    3,032,813    6,714,168  5,557,070    8,641,410

- --------

(1) Summary Consolidated Statement of Operating Data does not include a ratio of earnings to fixed charges because such amount was not material.

(2) Represents restated financial information as a consequence of the Company changing the amortization of its patent license agreements. See "Risk Factors--Restatement of Amortization of Patent License Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) For purposes of presenting the Company's consolidated cumulative financial information, June 1, 1992 is deemed to be the date the Company commenced its current business activities related to the medical device business and became a development stage company.

(4) Includes costs related to marketing, promotional and sales activities in addition to office, administrative and overhead expenses.

BALANCE SHEET DATA:

                               YEAR ENDED DECEMBER 31,                         MARCH 31, 1996
                         --------------------------------------  ---------------------------------------------
                                                                                                 PRO FORMA
                           1993(1)      1994(1)        1995         ACTUAL     PRO FORMA(2)  AS ADJUSTED(2)(3)
                         -----------  -----------  ------------  ------------  ------------  -----------------
Working capital......... $   107,008  $  (109,574) $   (417,120) $ (1,661,931) $ (1,661,931)   $  3,751,369
Total assets............   2,905,356    2,452,388     2,514,934     2,749,997     3,049,997       6,688,797
Total  long-term
liabilities.............     650,301        3,400         1,755       210,830       210,830         210,830
Accumulated deficit.....  (6,278,537)  (9,366,833)  (12,507,661)  (14,292,945)  (14,292,945)    (14,663,445)
Shareholders' equity ... $ 2,102,636  $ 1,855,803  $  1,553,533  $    317,523  $    317,523    $  5,658,823

- --------

(1) Represents restated financial information as a consequence of the Company changing the amortization of its patent license agreements. See "Risk Factors--Restatement of amortization of Patent License Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) Pro forma to give effect to borrowings of $300,000 pursuant to six month unsecured promissory notes at 12% per annum, provided, however, at no point will the Company pay less than 3% interest on the notes. Does not give effect to (i) an aggregate of 241,500 shares of Common Stock issued by the Company in exchange for services subsequent to March 31, 1996, and
    (ii) an additional 50,000 shares of Common Stock to be issued. See "The Company--Recent Financings--1996 Private Placement" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

(3) Pro forma as adjusted to give effect to (i) the sale of the Preferred Stock and Redeemable Warrants offered hereby at assumed initial public offering prices of $5.00 and $.10, respectively and the initial application of the net proceeds therefrom, (ii) remaining non-recurring charges to interest expense in the amounts of $42,000, $247,500 and $72,000, respectively, for the interest, original issue discount and loan origination fees related to the Private Placement, and (iii) a non-recurring interest expense of $9,000 in connection with $300,000 of short term debt incurred by the Company in April and May 1996. See "The Company" and "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

GENERAL

  From its incorporation in 1980 until June of 1992, the Company was engaged exclusively in oil and gas activities. In June 1992 the Company commenced certain initial activities with respect to the medical device business. Thereafter, the Company continued to increase its activities in the medical device field while simultaneously decreasing its oil and gas activities. Effective as of January 1, 1994, the Company having disposed of all of its oil and gas interests and ceased all activities related thereto, commenced on a full time basis its current medical device operations. Accordingly, the results of the Company's operations prior to 1994 are not necessarily comparable. On June 1, 1992, the Company was considered, for accounting purposes, to have re-emerged as a development stage company. Effective as of the fourth quarter of the fiscal year ended December 31, 1995, the Company changed its method of amortizing its license agreements from commencement of product shipment to the estimated useful life of the license agreement, which is ten years. As a consequence, the combined stated values of the Company's patent agreements at December 31, 1993, 1994 and 1995, were reduced by approximately 11.9%, 18.6% and 28.2%, respectively, of their combined stated values prior to the reductions. Also, as a result of this reduction, the Company's net losses for the years ended December 31, 1993, 1994 and 1995 (as restated) and its cumulative net loss for the period from June 1, 1992 to December 31, 1995 (as restated) increased by 10.9%, 6.9%, 7.6%, and 7.7%, respectively.

  The Company made these adjustments after an assessment of its licensed patented technologies, the associated markets for its proposed patented products, relevant competition, the attributes of its products, and the accounting practices of other medical products companies. The Company will continue to monitor the markets for its products, the emergence of competitive products and technologies and associated events and adjust the lives of its patent licenses accordingly with such new information as it is received.

  After taking into account the foregoing adjustments, each of the Company's patent licenses are amortized over a ten-year period (or the remaining legal life of the patent underlying the license, if shorter) commencing in the year in which the Company acquired the license. As a result of these adjustments, among other things, the restated values of the Company's license agreements at December 31, 1993, 1994 and 1995, were $1,733,536, $1,770,854 and $1,598,242, respectively, net of accumulated amortization costs of $205,512, $405,275 and $627,887, respectively; the Company's net losses for the years ended December 31, 1993, 1994 and 1995 (as restated) were $1,779,841, $3,088,296 and
$3,140,828, respectively; the Company's cumulative loss, as restated, for the period from June 1, 1992 through December 31, 1995 was $8,800,959. Also, the Company's primary loss per share for the years ended December 31, 1993, 1994 and 1995 (as restated) was ($1.47), ($1.02) and ($.47), respectively, as compared to ($1.33), ($.95) and ($.43), as restated, respectively, prior to the Company changing its patent license amortization.

  As development of these devices concludes, increased marketing and sales costs will be incurred and the Company's working capital requirements can also be expected to grow accordingly. The Company's general and administrative expenses include costs related to marketing, promotional and sales activities in addition to office, administrative and overhead expenses. The original issue discount incurred by the Company is a one time charge related to the Company's Private Placement completed in January 1996. The Company will recognize an estimated additional charge relating to the remaining interest, unamortized original issue discount and loan acquisition fees in the aggregate amount of $385,500 in the second quarter of 1996, relating to the Private Placement and the Short Term Debt, including the warrants issued in connection therewith.

  The Company, which is still in the development stage with respect to its current medical device operations, has not been profitable for the last ten years and expects to incur additional operating losses for the foreseeable future. The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1996

REVENUES

  There were no operating revenues in the first quarters of 1996 or 1995.

OPERATING EXPENSES

Research and Development

  Research and development costs in the first quarter of 1996 were $173,445 as compared to $170,657 in the first quarter of 1995, representing an increase of 1.6%. Reduction of PAS development costs were more than offset by increased development costs incurred on the CRS and ICP in the first quarter of 1996 as compared to 1995.

General and Administrative

  General and administrative costs were $1,095,506 in the first three months of 1996, an increase of 134.4% as compared to 1995. This increase was the result of the expense relating to the termination agreement with a former officer of $357,667, amortization of patent licenses in the first quarter of 1996, the hiring of two regional sales managers in the second half of 1995, hiring a vice president of new business development and a chief financial officer in March 1996, as well as higher auditing, legal and office expenses, approximately $93,000 of which was related to this offering, in 1996 as compared to 1995.

Losses

  The Company's net loss for the first quarter of 1996 was $1,785,284 which was 179.6% above 1995. This increased loss was primarily attributable to accrued interest and the amortization of original issue discount and loan origination fees of $516,333 in the first quarter of 1996 associated with the Private Placement and Short Term Debt, in addition to increased other general and administrative costs. Net loss per share was $0.21 in 1996 as compared to $0.11 in 1995, representing a 90.9% increase in net loss per share.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995


REVENUES

  There were no operating revenues in 1995 or 1994.

OPERATING EXPENSES

  Research and Development

  Research and development costs in 1995 were $943,510 as compared to $778,468 in 1994, representing an increase of 21.2%. This increase was due to a full year of research and development activities in 1995 as opposed to approximately nine months of such activities in 1994. Increased research and development costs were primarily related to engineering costs associated with further development of the PAS, design and development and FDA submission costs related to the CRS, and further design changes to the ICP.

  General and Administrative

  General and administrative costs were $2,194,393 in 1995 as compared to a restated $1,916,895 in 1994 representing an increase of 14.5%. This increase was the result of the hiring in 1995 of a vice president of marketing and two regional sales managers, increased advertising and promotional expenses to introduce the PAS device, and higher office expenses and rental costs. The Company's office expenses and rental costs were $116,700 in 1995 as compared to $78,200 in 1994.

  Losses

  The Company's net loss for 1995 was $3,140,828 as compared to a restated $3,088,296 for 1994 representing an increase of 1.7%. This increase was primarily attributable to an increase in research and development and general and administrative costs which exceeded the loss incurred by the Company in discontinuing its oil and gas operations in 1994. Net loss per share was $0.47 in 1995 as compared to a restated loss of $1.02 in 1994, representing a decrease of 53.9%. This decrease was primarily attributable to the increase in the average number of shares outstanding in 1995 as compared to 1994.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994

REVENUES

  There were no operating revenues in 1994 or 1993.

OPERATING COSTS

  Research and Development

  Research and development costs in 1994 were $778,468 as compared to $307,819 in 1993, representing an increase of 152.9%. This increase was attributable primarily to the Company commencing development activities of its medical device business on a full-time basis starting in April of 1994.

  General and Administrative

  General and administrative costs were a restated $1,916,895 in 1994 as compared to a restated $1,390,758 in 1993, representing an increase of 37.8%. This increase in general and administrative costs is a result of the Company substantially increasing its activities in 1994 as it altered its focus from an oil and gas exploration company to a medical device company. During this period advertising and promotional costs increased to $456,712 in 1994 from $195,659 in 1993 reflecting the Company's increasing of its activities in the medical device field and an increase in the Company's office expenses and rental costs to $78,220 in 1994 from $26,868 in 1993. This latter increase was primarily due to lease cancellation costs of $40,265, resulting from the Company's move during the second quarter of 1993 to its prior offices.

  Losses

  The Company's net loss for 1994 was a restated $3,088,296 as compared to a restated $1,779,841 in 1993, representing an increase of 73.5%. This increase resulted from increased activities in 1994 in connection with the Company commencing the development of its medical devices on a full-time basis and a non-recurring charge related to the discontinuance of its oil and gas activities. Net loss per share in 1994 was $1.02 as compared to $1.47 in 1993 representing a decrease of 30.6%. The net loss per share decrease was the result of an increase in the average number of common shares outstanding during 1994.

LIQUIDITY AND CAPITAL RESOURCES

  At May 17, 1996 the Company had cash on hand of approximately $53,708. To date, the Company has funded its capital requirements for its current medical device operations from the private sale of debt and equity securities and the issuance of Common Stock in exchange for services. The Company's cash position at December 31, 1995 was $306,851 as compared to $483,611 at December 31, 1994, representing a decrease of 36.5%. In 1995, $1,435,445 of net cash was used for operating activities plus $104,270 was invested in patents, property and equipment. These amounts were not fully offset by the $1,362,955 received by the Company in 1995 from financing activities. Net cash used in operating activities in 1995 consisted principally of a net loss of $3,140,828, plus an increase in other net assets (excluding cash) of $273,984, the reversal of a reserve for litigation in the amount of $286,996 which was offset by $1,563,130 in Common Stock paid for services in lieu of cash, plus depreciation, amortization and non-cash compensation and recognition of $703,233. Financing activities in 1995 resulted in $1,182,500 of net proceeds from notes payable, plus the receipt of $231,959 in net proceeds from the issuance of Common Stock. The Company also repaid $51,504 in principal with respect to outstanding notes and leases in 1995. The Company's increase in current assets in 1995 of $58,915, or 12.2%, was offset by an increase in current liabilities of $366,461, or 61.8%, from December 31, 1994 to December 31, 1995. These changes in current assets and current liabilities resulted in an increase in the Company's negative working capital position to $417,120 at December 31, 1995 from $109,574 at December 31, 1994. Management expects to increase working capital to meet the growing requirements of the Company as it brings its products to market. The Company plans to fund its working capital needs from the proceeds of this offering and certain minimum sales of the PAS during 1996.

  Due to the Company's recurring losses from operations, negative working capital and limited capital resources, the Company's independent certified public accountants have included an explanatory paragraph in their report stating that these factors raise substantial doubt about the Company's ability to continue as a going concern. See "Risk Factors--Auditors' Going Concern Report."

  In the event this offering is not completed and the Company does not achieve certain minimum sales of the PAS device during the next twelve months, the Company will be required to seek alternative sources of financing, of which there can be no assurance. In such event, the Company would have to curtail product as well as research and development plans substantially due to lack of funds. The long-term viability of the Company is dependent on its ability to profitably develop and market its current products and to obtain the financing necessary to fund its anticipated growth.

  While the Company had no inventory at December 31, 1994, inventory consisting solely of parts and materials was $147,593 at December 31, 1995 in anticipation of the first quarter market launch of the PAS.

  In the second quarter of 1995, the Company completed the 1995 Private Placement and received net proceeds of $974,769 in connection with the sale of
20.75 units at a purchase price of $50,000 per unit. Each unit consisted of 71,430 shares of Common Stock and 25,000 3-year warrants to purchase 25,000 shares of Common Stock. The warrants are exercisable for $1.00 per share of Common Stock. The Company also issued to the broker-dealer which assisted the Company in effecting the 1995 Private Placement 56,250 2-year warrants to purchase 56,250 shares of Common Stock at an exercise price of $1.00 per share. The Company's S-3 Registration Statement relates to, among other securities, all of the shares of Common Stock, and the shares of Common Stock underlying the warrants issued in the 1995 Private Placement (including the shares of Common Stock underlying the warrants issued to the broker-dealer).

  In June and July, 1995, the Company issued an aggregate of $275,000 of short-term Convertible Debt which, if not converted into Common Stock, was to mature in six months and bore interest at the rate of 48% per annum payable on maturity. As of December 27, 1995, all of the Convertible Debt had converted into Common Stock at the rate of 2.5 shares of Common Stock for each $1.00 of indebtedness, or an aggregate of 687,500 Debt Shares. In connection with the issuance of the Convertible Debt, the Company also issued an aggregate of 137,500 warrants exercisable for 137,500 shares of Common Stock at $.60 per share. The warrants expire on May 28, 1996. The Company's S-3 Registration Statement relates to, among other securities, the Debt Shares and the shares of Common Stock underlying the warrants that were issued in connection with the Debt Shares.

  On January 24, 1996, the Company completed the Private Placement pursuant to which it received net proceeds of $1,470,000 from the sale of 33 units (the "Units") to non-affiliated, accredited investors. Each Unit consisted of (i) a secured, one year, 10%, $50,000 Note and (ii) 7,500 shares of the Company's Series I Preferred Stock, par value $.01 per share. The Series I Preferred Stock does not pay any dividends and was automatically convertible into the Preferred Stock provided that the date of this Prospectus was on or before June 14, 1996. In the event that this offering was not effected before June 15, 1996, the Series I Preferred Stock automatically converted into Common Stock on the basis of one (1) share of Series I Preferred Stock for the number of shares of Common Stock equal to $5.00 (plus any declared and unpaid dividends, if any) divided by eighty (80%) percent of the average of the closing bid and asked price of the Common Stock on June 14, 1996. The Company intends to request that each investor in the Private Placement agree to extend the date of automatic conversion for thirty (30) days in exchange for the issuance to the investors on the date of this Prospectus of 7,500 Redeemable Warrants for each Unit sold in the Private Placement. The Company believes that it will able to obtain such agreement from all of the investors in the Private Placement and accordingly, in the event that this offering is not effected before July 15, 1996, the Series I Preferred Stock will automatically convert into Common Stock on the basis of one (1) share of Series I Preferred Stock for the number of shares of Common Stock equal to $5.00 (plus any declared and unpaid dividends, if any) divided by eighty (80%) percent of the average of the closing bid and asked price of the Common Stock on July 14, 1996.

  In April and May of 1996 the Company borrowed the Short Term Debt, an aggregate of $300,000, from four (4) individuals, two (2) of who are Directors of the Company, pursuant to six (6) month, unsecured promissory notes that bear interest at the rate of 12% per annum, and which the Company intends to repay on the closing of this offering; provided that the Company has agreed that it will pay at least three (3) months interest with respect to the Short Term Debt regardless of when it is repaid. In connection with issuing the notes the Company also issued an aggregate of 150,000 three year warrants, subject to adjustment, to purchase shares of Common Stock exercisable at the lower of a 15% discount from the average of the bid and asked price as of the date of the Short Term Debt or the lowest five day average market price during the actual term the Short Term Debt is outstanding. See "Certain Transactions."

  The Company anticipates that its current resources, together with the net proceeds of this offering and sales of the PAS, will be sufficient to finance the Company's currently anticipated needs for operating and capital expenditures for at least 12 months from the consummation of this offering. The Company intends to use the net proceeds, for the repayment of indebtedness incurred in the Private Placement, for marketing purposes in connection with the Personal Alarm System and for research and development related to the Cell Recovery System and the Intracranial Pressure Monitoring System. The Company's working capital and capital requirements will depend upon numerous factors, including progress of the Company's research and development programs; preclinical and clinical testing; timing and cost of obtaining regulatory clearances; levels of resources that the Company devotes to the development of manufacturing and marketing capabilities; and technological advances. Until required for operations, the Company's policy is to keep its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. Government instruments and other investment-grade quality instruments. See "Use of Proceeds," "Risk Factors--Development Stage Company; Accumulated Deficit; History of Operating Losses; Uncertainty of Future Profitability" and "--Dependence on Offering Proceeds; Need for Additional Financing; Possible Issuance of Securities; Future Dilution."

NET OPERATING LOSS CARRYFORWARDS

  As of December 31, 1995, the Company had net operating loss carryforwards under Section 172 of the Internal Revenue Code, as amended (the "Code"), of approximately $13,168,000 and $4,361,200 for Federal and state income tax purposes, respectively, which may be used to offset future taxable income.


  Under Section 382 of the Code ("Section 382"), however, the utilization of net operating loss carryforwards is limited after an ownership change, as defined in Section 382, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest federal long-term tax exempt rate in effect for any month in the three (3) calendar month period ending with the calendar month in which the ownership change occurred. Prior issuances of equity securities by the Company may be deemed to be, and the issuance of the Preferred Stock in this offering will be, an ownership change for purposes of
Section 382. Consequently, the Company will be subject to an annual limitation on the use of its net operating losses. Therefore, in the event that the Company achieves profitability in excess of the annual limitation amount, such limitation would have the effect of increasing the Company's tax liability and reducing the net income and available cash resources of the Company in such year. The dollar value of such limitation is indeterminable at this time. In addition, the Company provides a valuation allowance for a deferred tax asset when it is more likely than not, based on available evidence, that some portion or all of the deferred tax asset will not be realized. In management's opinion, it cannot determine if it is more likely than not that the Company will generate sufficient future taxable income before 2010, the year after which all current available net operating loss carryforwards expire, to utilize all of the Company's deferred tax asset. A valuation allowance has been recognized for the full amount of the deferred tax asset of $5,179,950 at December 31, 1995.

NEW ACCOUNTING PRONOUNCEMENTS

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption of SFAS No. 121 to have a material effect on its financial position or results of operations.

  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) recently issued by FASB is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. At the present time, the Company has not determined if it will change its accounting policy for stock based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown. The Company does not expect adoption of SFAS No.123 to have a material effect on its financial position or results of operations.

                                   BUSINESS

OVERVIEW AND STRATEGY

  Effective as of January 1, 1994, the Company has been engaged full time in identifying, developing and bringing to market medical devices which the Company believes are innovative, represent improvements over existing products, or are responsive to a presently unfulfilled need in the marketplace. The Company's strategy consists of: (i) identifying patented technologies in the medical device field that it believes have potential commercial viability but still require refinement and regulatory clearance,
(ii) providing the necessary funds to develop and obtain the requisite regulatory clearance of such products in exchange for the acquisition, license or some other right to commercialize such technologies, and (iii) attempting to commercialize or sublicense such technologies by entering into agreements with one or more entities for clinical development, manufacturing and marketing of such products. Through this strategy, the Company believes that it can play a role in bridging the gap between viable patented technologies and their commercialization. Pursuant to this strategy, the Company has identified and acquired three licenses to develop products, the Personal Alarm System, the Cell Recovery System and the Intracranial Pressure Monitoring System, all of which the Company believes have commercial viability. The primary focus of the Company's activities for the foreseeable future will be the marketing of the PAS and the CRS and completing the regulatory and development process relative to the ICP so that the Company can also bring this product to market. Nevertheless, the Company also receives opportunities from time to time to license other patented technologies in the medical device field. The Company is generally afforded these opportunities on an unsolicited basis primarily as a result of Mr. Hulsebus' experience and contacts in the medical device industry. Depending on the specific device and other circumstances, such as the Company's then current financial and operating situation, the Company may pro-actively attempt, on a limited basis, to identify and license additional patented technologies in the medical device field.

THE COMPANY'S PRODUCTS

  The Personal Alarm System

  The PAS is a device that monitors the integrity of infection control barriers, such as surgical gloves and gowns worn during medical procedures. The PAS is designed to provide notification of fluid contact between the health care professional and patient and thus decrease the probability of transmission of fluid-borne infectious agents, such as Human Immunodeficiency Virus ("HIV"), the virus that causes Acquired Immune Deficiency Syndrome ("AIDS"), Hepatitis B and C viruses, and Staphylococcus ("Staph"). The Company received FDA clearance to market its Personal Alarm System in August of 1995, although it did not commence production and marketing of the product until it received the necessary funds to do so upon the closing of the Private Placement in January, 1996. The Company believes that fluid contact between health care professionals and patients occurs not only when barriers such as latex surgical gloves and gowns are breached by tearing or puncture but also when such barriers are fluid-saturated. Further, the Company believes that all latex surgical gloves, at some point in time, become fluid-saturated, potentially permitting microorganisms contained in bodily fluids to pass between the health care professionals and the patients. See "Risk Factors--No Assurance of Market for PAS Device" and "Business--Potential Market for PAS Device."

  Hospital regulations as well as good medical practice requires that defective or compromised barriers be replaced as quickly as feasible. The immediate awareness of fluid contact between the health care professional and patient is designed to decrease the probability of transmission of fluid-borne infectious agents. Defective or fluid-saturated gloves represent a potential danger for both the worker and the patient. Regulations promulgated by the U.S. Government's Occupational Safety and Health Administration ("OSHA") require a user of sterile barriers to be aware of the status of his or her protective barriers at all times during a surgical procedure. The user of sterile barriers is required to change any portion of those barriers when they have been compromised. The Company believes that the PAS provides users with a high degree of accuracy and reliability in becoming aware of compromised infection barriers such as latex surgical gloves.

  Presently health care professionals rely on visual observations or "feel" to determine whether their protective barriers have been compromised. While this approach may be effective for punctures or tears, it is not reliable when the integrity of protective barriers are breached due to unnoticed defects or fluid-saturation. In the case of surgeons' latex gloves, which are frequently covered with blood and are sweaty inside, visual observation and inspection is difficult and unreliable. Thus, the Company believes that its PAS device will enable health care professionals to immediately recognize with a high degree of accuracy when a protective barrier has been compromised.

  The PAS is designed to be worn similar to a pager, and provides two types of immediate warnings in order to indicate either fluid-saturation or a small hole or a tear in a health care worker's glove. The PAS consists of a battery-powered electronic pager-like device that is simultaneously tethered to the patient and the health care professional that can sense the flow of extremely small electrical currents when a fluid contact is made between the patient and the health care professional. When the PAS senses a current flow characteristic of a tear, major puncture or fluid saturation, the PAS device generates a continuous 5-second vibration. Alternatively, when a current flow characteristic of a small puncture or partial fluid saturation is detected, the PAS device will vibrate in brief intermittent bursts.

  The Company presently intends that the PAS will be sold for $500.00 each to distributors, who in turn may resell or lease the PAS device to end users.

  Potential Market for PAS Device

  The Company believes that the potential market for the PAS includes all hospitals, physicians' offices, dental offices, emergency rooms, and other medical facilities. Given the limited resources of the Company, its initial strategy will be to focus on those markets where the need for the PAS is greatest. Consequently, the Company will initially introduce the PAS to hospital operating rooms and out-patient surgical centers. Further, the Company believes that it needs to convince the medical community of the unreliability of infection control barriers such as latex surgical gloves, particularly in the absence of obvious breaches of the gloves' integrity, before it can effect substantial sales of the PAS device. The Company has contracted with two independent laboratories to conduct studies with respect to the fluid-saturation of latex surgical gloves and the subsequent infection that may occur from the resulting exchange of bodily fluids. In addition, the Company is also seeking the endorsement of or a mandate from either the Center for Disease Control in Atlanta, Georgia (the "CDC") or OSHA that a device like the PAS should be used in connection with all surgical and other medical procedures where the possibility exists for fluid contact between health care professionals and patients. There is no assurance that the Company will be able to convince the medical community of the need for a device like the PAS whether or not the CDC or OSHA endorses or mandates such a device, of which there can be no assurance, and thus, there can be no assurance that a market will develop for the PAS device. See "Risk Factors--No Assurance of Market for PAS Device."

  License Agreement

  The Company obtained the rights to the PAS effective June 1, 1994, pursuant to a license agreement (the "PAS License Agreement") with Robert Lee Thompson, d/b/a Thompson Medical, whereby Mr. Thompson granted to the Company the exclusive worldwide license to manufacture, use, sell or otherwise dispose of the PAS. To date, the Company has paid Mr. Thompson $75,000 and issued 200,000 shares of the Company's Common Stock pursuant to the PAS License Agreement. Under the PAS License Agreement, Mr. Thompson is also entitled to receive royalty payments equal to 5% of the net sales proceeds from the PAS, with quarterly minimum royalty payments of $7,813.00 which began on August 1, 1995, and 25% of any payments received by the Company from sublicensing the PAS. The PAS License Agreement is for a term of 10 years and may be extended for an additional 10 years, at the election of the Company for no additional consideration. Other than by breach, the PAS License Agreement cannot be terminated by the Company prior to the expiration of the 10 year term. In May 1995, the Company also entered into an exclusive license agreement with Dietmar P.

Rabussay, Ph.D., a consultant to the Company, for the Signal Modulation Barrier Monitor (the "SMBM"), which is a component part of the PAS device. Pursuant to this license agreement the Company is obligated to pay royalties equal to 1% of the average retail sales price on the net sales of all PAS devices. The invention disclosure for the SMBM has been filed with the Patent and Trademark Office and the Company presently intends to file a patent application for the SMBM during the third quarter of 1996. See "Management-- Consultants."

  The Cell Recovery System

  The Company's Cell Recovery System is a cell "brushing" and retrieval system using an automated brush for the collection of specimen cells from an organ's internal surface for diagnostic purposes, primarily (but not limited to) cancer detection. Presently, in order to obtain diagnostically significant tissue cells from an organ's internal surface an excisional biopsy is necessary, i.e. the patient must check into a hospital for a $5,000--$7,000 procedure that requires general anesthesia and the endoscopic surgical removal of tissue from the patient's internal organ. In contrast, the CRS device is a non-surgical procedure that can be performed on an outpatient basis without general anesthesia, although local anesthesia is required.

  The first application for the CRS device is intended to be to the urology market. Currently, the preliminary test for bladder cancer is to test a patient's urine sample, which has a very high incidence of producing "false negatives." As a consequence, in most instances where there are persistent symptoms, physicians who receive a negative result from a urine sample when testing for bladder cancer will then conduct a visual, in-office examination using a cystoscope, which is a catheter-type instrument. Even if a visual examination with the cystoscope does not reveal cancer polyps on the bladder wall, the physician may then require an excisional biopsy to test if cancer cells are present in suspect areas. The Company believes that its CRS device provides a reliable alternative, and complement to, today's standard biopsy procedure and will be the first automated brush system able to successfully retrieve cell samples. Although products that utilize a manual, but not automated, brushing technique for obtaining organ cells are currently available, the Company believes that there is no automated device that accomplishes the same tasks the CRS is designed to perform. Manual brushing is awkward and, unlike the CRS, does not include a system by which the cells that are "brushed" off the wall of the internal organ are simultaneously and selectively retrieved. As an alternative to a biopsy, the CRS device, which can be used in an outpatient (office) setting, is intended to save time, and also give the physician an option that does not include the increased expense of general anesthesia and an overnight stay in the hospital, thus representing reduced cost and risk to the patient. Accordingly, as the CRS automated brushing and retrieval system is significantly less expensive than excisional biopsy. The Company also believes that the CRS procedure is reimbursable, although there can be no such assurances. See "Risk Factors--Health Care Reform and Related Measures; Uncertainty of Product Pricing and Reimbursement." In addition, the CRS can also be used for the follow-up care that bladder cancer patients require.

  The Company received marketing clearance from the FDA for the CRS device for use in the urology market in March, 1996. The Company intends to launch the CRS in the fourth quarter of 1996. Prior to the market launch of the CRS, the Company intends to complete certain clinical trials for a follow-up 510(k) submission to the FDA to establish that the device assists with the detection of certain urological diseases, such as bladder cancer, and at the same time commence manufacturing for the system's instrumentation and disposables. There can be no assurance that the Company will receive 510(k) clearance from the FDA for such additional claims or that the FDA will not require the Company to submit a pre-market approval application for such claims which would substantially delay marketing clearance. There can also be no assurance that the Company will be successful in establishing volume manufacturing of the system's instrumentation and disposables.

  The Company has not presently determined the price of or manner in which the CRS device will be marketed and sold.

  Potential Market for CRS Device

  The Company believes that in order to successfully market the CRS device, the Company will have to establish the device's capabilities in assisting with the detection of certain urological diseases, such as bladder cancer, particularly in comparison to current cell sampling methods. In order to do so, the Company has received commitments to begin clinical studies of the CRS from a leading urologist and a leading pathologist. The Company has also contacted five other leading urologists who each have expressed an interest in completing clinical studies of the CRS. Furthermore, the Company also presently intends to begin the testing and FDA clearance process for other applications of the technologies underlying the CRS device. No assurance can be given that the Company will be successful in obtaining FDA clearance or approval for such other applications. The Company believes that the technologies underlying the CRS device can readily be applied to, and adapted for, other diagnostic procedures with relatively minor modifications. Specifically, the Company believes that the technologies underlying the CRS will be applicable to a large number of diagnostic procedures amenable to endoscopy, such as bronchoscopy (lung examination), laparoscopy (abdominal and pelvic organ examination), and gastro-intestinal endoscopy.

  License Agreement

  The Company entered in August 1992 into an exclusive license agreement, as amended, (the "CRS License Agreement") with Robert Langdon, Nancy Bush and Dr. Max Willscher for the exclusive worldwide rights to develop, manufacture and market the CRS and any other device based upon the underlying patent. The CRS License Agreement is for a term equal to the currently remaining life of the patent relating to the CRS, which is approximately 14 years. Under the CRS License Agreement, the Company is obligated to pay Mr. Langdon a total of $300,000 in three payments beginning in January 1996 and to be completed in the third quarter of 1996. Furthermore, the Company is obligated to pay to Ms. Bush and the estate of Dr. Willscher a royalty equal to 5% of the average retail sales price on all net sales, plus $100,000 in 20 equal quarterly installments of $5,000, commencing January 1, 1997. Through December 31, 1995 the Company has paid $300,000 and issued 455,932 shares of Common Stock pursuant to the original CRS License Agreement. The Company can terminate the CRS License Agreement with 90 days written notice, at which time all of the Company's patent rights in the CRS device will cease.

  The Intracranial Pressure Monitoring System

  The Intracranial Pressure Monitoring System is a device that non-invasively monitors pressure inside the human skull. Increased intracranial pressure generally results from either fluid build-up, or swelling or abnormal tissue growth of the brain, thereby cutting off blood flow to the brain, resulting in increased risk of cell death. This cell death results in brain damage, and in severe cases, can cause patient death. Presently, intracranial pressure can only be determined by surgically drilling a hole into or removing a section of the skull and inserting a catheter pressure transducer to measure the pressure. Thereafter, if a high level of intracranial pressure is found to be present, then the same surgical drilling procedure is often used in an attempt to relieve the pressure. Due to the invasive nature of such a procedure, the current practice of drilling a hole in or removing a section of the skull is considered risky and expensive, and cannot be used for routine monitoring and examinations. The Company believes that the ICP, when developed, can be a valuable diagnostic tool and will greatly assist health care professionals in assessing when surgical drilling is necessary to relieve intracranial pressure.

  The ICP's non-invasive system utilizes a process of imparting a small known force on the surface of the skull and sensing resulting low frequency (0 to approximately 100 Hz.) wave signals at different points on the skull surface. The characteristics of the resulting wave signals are a function of the pressure within the skull and change when the intracranial pressure increases or decreases. The Company presently anticipates that it will commercialize two distinct versions of the ICP device. The first generation ICP device will measure changes in the direction and rate of change in intracranial pressure. The second generation ICP device, which will effectively be an upgrade of the software used in the first generation will be able to assess ranges of intracranial pressure levels as well. The Company believes non-overlapping markets exist for each generation of the device. The ICP system makes use of proprietary wave form analysis software developed by Scientific-Atlanta, Inc., with whom the Company has entered into a teaming agreement as more fully described below.

  Potential Market for the ICP Device

  The Company believes that the potential market for both the first and second generation ICP device is primarily hospitals that perform intracranial procedures. Management believes that the initial users of the first generation ICP will be neurosurgeons in connection with diagnostic procedures. Management believes that the second generation ICP will be used not only by neurosurgeons but also by emergency room personnel for patients who have suffered traumas to the head, as well as by physicians to monitor and record the intracranial pressure of individuals as a standard diagnostic procedure, similar to measuring an individual's blood pressure. Clinical testing with respect to the first generation ICP is currently ongoing and is expected to be finished in the third quarter of 1996. The Company presently intends to make its first submission to the FDA prior to the end of 1996. It has not been established if the initial submission will take the form of a 510(k) or a PMA. Contemporaneously, at the end of 1996 the Company intends to commence clinical trials for the second generation ICP which the Company presently anticipates will be concluded in the third quarter of 1997. The Company believes that there is no product or system presently on the market or under development which has similar technological advantages as those of the ICP device.

  License Arrangements

  The Company's majority-owned subsidiary, the ICP Corporation, has the exclusive right to the ICP. The ICP Corporation entered into an agreement in January, 1993 with Medys, Inc., a New Hampshire corporation (the "Medys Agreement"), whereby the ICP Corporation obtained the right to acquire the worldwide, exclusive, non-transferable license to develop, manufacture and market the ICP until the year 2009, which is when the patent relating to the ICP expires. Under the terms of the agreement, the ICP Corporation is obligated to pay Medys, Inc. royalties equal to 10% of the net sales proceeds from the ICP with a minimum payment of $90,000 due for the year ended December 31, 1996 and $200,000 for all subsequent years through the life of the patent. With respect to the royalties due for the year ended December 31, 1996, $15,000 was prepaid on December 31, 1995. Further, under the Medys Agreement the Company is responsible for clinical testing of the ICP and obtaining all required FDA and other required regulatory clearances. The Company can terminate the Medys Agreement with 90 days written notice at which time all of the Company's patent rights in the ICP device will cease.

  In addition to the Medys Agreement that the Company has entered into with respect to the ICP, the Company also entered into an agreement with respect to the ICP device on November 23, 1992 with Hampton Morgan Holdings, S.A., a Panamanian company ("Hampton Morgan"), which was controlled by a shareholder of the Company (the "Hampton Morgan Agreement"). The Company had previously retained the consulting services of Hampton Morgan in June of 1992 in connection with the CRS device. The Hampton Morgan Agreement provided, among other things, for (i) a payment of 166,667 shares of Common Stock to Hampton Morgan as a finder of the ICP device, (ii) royalties to Hampton Morgan equal to 8% of gross sales of the ICP, and (iii) the issuance of 2,000,000 shares of Common Stock to Hampton Morgan upon the Company achieving gross sales of $10,000,000 with respect to the ICP. The Company issued the 166,667 shares to Hampton Morgan as a finder in 1992, but the Company, on the advice of counsel, believes that the balance of the Hampton Morgan Agreement is not enforceable because Hampton Morgan has failed to make certain required payments to the Company under the Hampton Morgan Agreement. Consequently, the Company does not intend to pay the 8% royalty or 2,000,000 shares of Common Stock to Hampton Morgan. In the event that the Company is incorrect and has to pay some or all of the royalty payments and/or shares of Common Stock to Hampton Morgan under the Hampton Morgan Agreement, it would have a material adverse effect on the potential profitability of the ICP and could have a material adverse effect on the Company as a whole.

  Scientific-Atlanta Agreement

  In February 1993, the Company entered into a teaming agreement (the "Teaming Agreement") with Scientific-Atlanta, Inc. ("S-A") to provide equipment, technical expertise and experience directly related to the computer software which provides the signal/data processing and modal analysis techniques in developing the ICP. Under the Teaming Agreement, the Company is obligated to use S-A exclusively as its supplier for signal/data processing and modal analysis techniques, equipment and software for the first twelve (12) months after it commences sales of the ICP and thereafter only if S-A's prices are as low as those offered by any other third party. The Teaming Agreement is for a term of the earlier of five years or a date of two years following initial product sale, unless sooner terminated.

MANUFACTURING

  The Company has no manufacturing capabilities and does not intend to establish any such capabilities in the foreseeable future. The Company intends to rely on third party original equipment manufacturers ("OEMs") to produce the Company's medical devices. Any such OEMs will have to comply with FDA and other regulatory requirements for their facilities, including FDA Good Manufacturing Practice regulations. The Company entered into an agreement with a third party manufacturer effective as of December 15, 1995, for the manufacture of the PAS. The Company believes that this manufacturer satisfies the FDA's GMP regulations, however, there can be no assurance that the manufacturer will continue to satisfy such regulations. In the event that the Company experiences substantial sales of its PAS device, of which there can be no assurance, the Company may have to identify other third party manufacturers in connection with additional manufacturing of the PAS. Further, the Company presently anticipates that it will engage other third party manufacturers in connection with the manufacture of the CRS and ICP devices. There can be no assurance that such other manufacturers can be identified on commercially acceptable terms, or at all, or that such other manufacturers, if identified, will be adequate for the Company's long-term needs, or that they can meet all relevant regulatory requirements. Moreover, there can be no assurance that the Company's manufacture of products on a limited scale basis means that the Company can effect the successful transition to commercial, large-scale production.

SALES, DISTRIBUTION AND MARKETING STRATEGY

  The Company is exploring a variety of sales and distribution strategies in connection with the anticipated commercialization of its medical devices. The precise strategy that the Company eventually adopts may be a combination of some or all of these strategies. In addition, the Company may also adopt different strategies for different products. The two fundamental strategies that currently are being explored are:

  . Assembling a network of regional independent distributors who have proven to be successful in effecting the sale of new medical products in the market for the particular medical device.

  . Forming a strategic alliance with a corporate partner with a strong presence in the potential market for the applicable medical device.

  The Company's form of marketing will be influenced by the sales and distribution strategies it eventually pursues. Nevertheless, the Company anticipates that for the next 12 months its marketing efforts will most likely concentrate on attending trade shows and advertising in trade publications. The Company's marketing strategy may also include, to a lesser extent, direct mailings, textual and audio video sales literature, and general advertising and publicity.

  With respect to the PAS system, which the Company began marketing in January, 1996, the Company intends to initially sell this product through independent regional distributors. At some later date, the Company may form a strategic alliance with a corporate partner, who would most likely be a manufacturer or marketer of latex surgical gloves, although the Company does not presently have any current prospects. The Company presently intends to market the PAS, at least during 1996, primarily through trade show appearances and advertisements in trade publications. The Company will coordinate its sales and marketing efforts with respect to the PAS through its vice president of sales and marketing and its two regional sales managers.

  Although the Company intends to launch the CRS device in the fourth quarter of 1996, a specific marketing or sales strategy with respect to the CRS device has not yet been decided on.

COMPETITION

  The medical device industry is intensely competitive, particularly in terms of price, quality and marketing. Most of the Company's competitors are better established and have substantially greater financial, marketing and other resources than the Company. Further, most of the Company's competitors have been in existence for a substantially longer period of time and may be better established in those markets where the Company intends to sell its devices. Although the Company is not presently aware of any competitor that commercially manufactures and sells any medical devices similar to those the Company presently intends to sell, the Company is aware that several technologies similar to the Personal Alarm System are being developed and tested by other companies. Due to the Company's relative lack of experience, financial, marketing and other resources, even though it has received FDA clearance for the Personal Alarm System, there can be no assurance that the Company will be able to market this device successfully, develop and market any of its other medical devices, or compete in the medical device industry in general.

PATENTS AND INTELLECTUAL PROPERTY RIGHTS

  The Company has entered into exclusive license agreements with respect to each of the patents underlying the Company's first three products: the Personal Alarm System; the Cell Recovery System; and the Intracranial Pressure Monitoring System. There can be no assurance, however, that such patents will provide the Company with significant protection from competitors. Patent protection relative to medical devices is generally uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with the patent protection of medical devices. Furthermore, legislation is being considered which, in the future, might prevent the patenting or enforcement of a patent covering certain surgical or medical procedures. Accordingly, there can be no assurance that any patents licensed by the Company will afford protection against competitors with similar technologies. Finally, there can be no assurance that the Company will have the financial resources necessary to enforce its patent rights.

  Even though the Company has been licensed under patents, under the terms of the Company's license agreements, the Company is responsible for defending against charges of infringement of third party patents by the Company's products. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the patents. Further, the cost of the litigation to defend any challenge to the Company's licensed patents or to uphold the validity and enforceability and prevent infringement of the Company's licensed patents could be substantial.

  The Company may be required to obtain additional licenses from others to continue to refine, develop, manufacture, and market new products. There can be no assurance that the Company will be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable.

  Notwithstanding the Company's exclusive license with respect to the patents underlying the PAS, CRS and ICP, there can be no assurance that others will not independently develop similar technologies, or design around the patents. If others are able to design around the patents, the Company's business will be materially adversely affected. Further, the Company will have very limited, if any, protection of its proprietary rights in those jurisdictions where it has not effected any patent filings or where it fails to obtain patent protection despite filing therefor.

  Even though the patents underlying the Company's three medical devices have been issued by the United States Patent and Trademark Office, challenges may be instituted by third parties as to the validity and enforceability of the patents. The Company is not presently aware of any challenges to the patents. Similarly, the Company may also have to institute legal actions in order to protect infringement of the patents by third parties. The Company is not presently aware of any such infringements. The costs of litigation or settlement in connection with the defense of any third party challenges relative to the validity and enforceability of its patents and/or to prevent any infringement of the patents by third parties, which pursuant to the license agreements with respect to the patents are the Company's responsibility, could be substantial. Moreover, in the event that the Company was unsuccessful in any such litigation, the Company could be materially adversely affected.

  In addition to relying on patent protection for its products, of which there is no assurance, the Company will also attempt to protect its products, processes and proprietary rights by relying on trade secret laws and non-disclosure and confidentiality agreements, as well as exclusive licensing arrangements with persons who have access to its proprietary materials or processes, or who have licensing or research arrangements exclusive to the Company. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such materials or processes, or that the Company's competitive position will not be adversely affected thereby. To the extent members of the Company's Scientific Advisory Board have consulting arrangements with, or are employed by, a competitor of the Company, such members might encounter certain conflicts of interest, and the Company could be materially adversely affected by the disclosure of the Company's confidential information by such Scientific Advisors. See "Business".

GOVERNMENT REGULATIONS

  The Company's medical device products are subject to extensive government regulations in the United States and in other countries. In order to clinically test, produce, and market its devices, the Company must satisfy numerous mandatory procedures, regulations, and safety standards established by the FDA, and comparable state and foreign regulatory agencies. Typically, such standards require that the products be cleared by the government agency as safe and effective for their intended use prior to being marketed for human applications. The clearance process is expensive and time consuming. Other than with respect to the Company's Personal Alarm System and the Cell Recovery System, no assurance can be given that clearances will be granted for any expanded claims for the CRS or for sale of the ICP or any other future products, or that the length of time for clearance will not be extensive, or that the cost of attempting to obtain any such clearances will not be prohibitive.

  The FDA employs a rigorous system of regulations and requirements governing the clearance processes for medical devices, requiring, among other things, the presentation of substantial evidence, including clinical studies, establishing the safety and efficacy of new medical devices. The principal methods by which FDA clearance is obtained are pre-market approval ("PMA"), which is for products that are not comparable to any other product in the market, or filing a pre-market notification under Section 510(k) of the Federal Food, Drug and Cosmetic Act (a "510(k)") which is for products that are similar to products that have already received FDA clearance. Although both methods may require clinical testing of the products in question under an approved protocol, because PMA clearance relates to more unique products, the PMA procedure is more complex and time consuming. Applicants under the 510(k) procedure must prove that the products for which clearance is sought are substantially equivalent to products on the market prior to the Medical Device Amendments of 1976, or products approved thereafter pursuant to the 510(k). The review period for a 510(k) application is approximately one hundred fifty
(150) days from the date of filing the application, although there can be no assurance that the review period will not extend beyond such a period.

  Under the PMA procedure, the applicant is required to conduct substantial clinical testing to determine the safety, efficacy and potential hazards of the product. The review period under a PMA application is one hundred eighty
(180) days from the date of filing, and the application is not automatically deemed cleared if not rejected during that period. The preparation of a PMA application is significantly more complex, expensive and time consuming than the 510(k) procedure. Further, the FDA can request additional information, which can prolong the clearance process.

  In order to conduct human clinical studies for any medical procedure proposed for the Company's products, the Company could also be required to obtain an Investigational Device Exemption ("IDE") from the FDA, which would further increase the time before potential FDA clearance. In order to obtain an IDE, the Company would be required to submit an application to the FDA, including a complete description of the product, and detailed medical protocols that would be used to evaluate the product. In the event an application were found to be in order, an IDE would ordinarily be granted promptly thereafter.

  The Company may be required to use the PMA process for the Intracranial Pressure Monitoring System or for expanded claims for the CRS in order to be granted FDA clearance. The clearance process can take from a minimum of six
(6) months to several or more years, and there can be no assurance that FDA clearance will be granted for the commercial sale of the Intracranial Pressure Monitoring System or expanded claims for the CRS device.

  The FDA also imposes various requirements on manufacturers and sellers of medical devices under its jurisdiction, such as labeling, manufacturing practices, record keeping and reporting requirements. The FDA may also require post-market testing and surveillance programs to monitor a product's effect. There can be no assurance that the appropriate clearance from the FDA will be obtained, that the process to obtain such clearance will not be excessively expensive or lengthy, or that the Company will have sufficient funds to pursue such clearances. Moreover, failure to receive requisite clearance for the Company's products or processes would prevent the Company from commercializing its products as intended, and would have a materially adverse effect on the business of the Company.

  Even after regulatory clearance is obtained, any such clearance may include significant limitations on indicated uses. Further, regulatory clearances are subject to continued review, and later discovery of previously unknown problems may result in restrictions with respect to a particular product or manufacturer, including withdrawal of the product from the market, or sanctions or fines being imposed on the Company.

  Distribution of the Company's products in countries other than the United States may be subject to regulation in those countries. There can be no assurance that the Company will be able to obtain the approvals necessary to market its medical devices outside of the United States.

CORPORATE HISTORY

  The Company was incorporated on February 6, 1980, under the laws of the State of Utah, initially under the name of Gold Probe, Inc. In September of 1981, the Company and the Hailey Oil Company, Inc., a Mississippi corporation, entered into an Agreement and Plan of Reorganization whereby the Company acquired Hailey Oil Company, Inc. and exchanged 9,000,000 shares of its common stock for all the issued and outstanding shares of Hailey Oil Company, Inc. In the transaction, Scott F. Hailey and Loyce Hailey received 7,000,000 shares, and 2,000,000 shares were issued to certain members of the Company's Board of Directors in exchange for their respective working interests in certain oil and gas properties then-owned by the Company. Also, pursuant to the reorganization, in January 1982 the Company changed its name to Hailey Energy Corporation, effected a one (1) for five (5) reverse split of its common stock, and decreased its authorized number of shares to 25,000,000. In October 1986, the number of authorized shares of the Company was increased to 100,000,000. In November, 1990, the Company effected a one (1) for thirty (30) reverse split of its common stock and increased the par value of its common stock to $0.15 per share. In November 1992, the Company changed its name from "Hailey Energy Corporation" to "CytoProbe Corporation." The number of authorized shares (100,000,000) remained unchanged. In January, 1994, the Company effected a one (1) for six (6) reverse split of its common stock. The par value of the Company's common stock remained at $0.15 per share and the number of authorized shares remained unchanged. In May of 1995, the Company changed its name to Medical Device Technologies, Inc. to reflect the Company's broadening base of medical products.

EMPLOYEES

  As of May 17, 1996, the Company had 9 full-time employees, 4 of whom were employed in executive and management capacities, 3 in sales and marketing and 2 in general and administrative capacities. The Company believes that its relations with its employees are satisfactory.

  Properties

  The Company leases its executive offices, which occupy approximately 3,256 square feet, at 9171 Towne Centre Drive, Suite 355, San Diego, CA 92122. The Company's rent is approximately $5,210 per month through April 20, 1998. The Company is also responsible for its pro-rata share of increased operating expenses starting in 1997 predicated upon a 1996 base year.

LEGAL PROCEEDINGS

  Subsequent to the Company terminating its investment banking relationships with Chandler Church & Company ("Chandler Church") and the Noir Intertrade Corporation ("Noir") in early 1994, these entities demanded payment from the Company of approximately $330,000 for services and/or funds they alleged to have advanced. Over the previous two years, the Company had issued a substantial amount of its stock, approximately 2,070,000 shares, to Chandler Church and its affiliates for services claimed to have been rendered to the Company. The Company's management is now informed, and now believes, that these entities are under common control or otherwise affiliated with an individual who, in 1994, was a substantial shareholder of the Company. The Company refused to pay the dollar amounts demanded by these entities. These entities subsequently assigned their claims to Uptown Trust, which in July 1994, filed a complaint regarding such claims in the Superior Court of San Diego County, California, seeking recovery of these amounts plus interest from the Company. Upon the Company's motion, this complaint was dismissed. Subsequently, Chandler Church filed a complaint in the Superior Court of San Diego County, California, seeking approximately $290,000 from the Company based on the claims previously asserted by Uptown Trust. The Company has filed an answer to this complaint in which it denies these claims, and has filed a cross-complaint against Chandler Church seeking damages in excess of the amounts claimed by Chandler Church. On April 9, 1996, Chandler Church's complaint was dismissed by the Superior Court of San Diego County, California. A default has been entered against Chandler Church on the Company's cross-complaint against Chandler Church. Damages against Chandler Church on the cross-complaint have not yet been assessed by the Court and the Company believes that it has no liability under any of these actions.

  In May 1995, a third party filed an involuntary bankruptcy petition regarding the Company. The Company contested the fraudulent petition and, subsequently, the Court found in favor of the Company, dismissed the petition, and rendered a judgment of bad faith against the petitioners.

  There are no other legal proceedings to which the Company is a party which could have a material adverse effect on the Company.

RESEARCH AND DEVELOPMENT

  The Company's expenditures for research and development were $943,510 in 1995 and $778,468 in 1994.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The names and ages of the directors and executive officers of the Company are set forth below.

   NAME                       AGE                 POSITION HELD
   ----                       ---                 -------------
   M. Lee Hulsebus(1)(2).....  57 Chairman of the Board, Chief Executive Officer
                                   and President
   Don Arnwine(2)(3).........  63 Director
   Dr. Arthur Bradley........  62 Director
   Thomas Glasgow(1)(2)(3)...  42 Director
   Stephen W. Kenney.........  45 Vice President of Sales and Marketing
   Edward C. Hall(3).........  55 Chief Financial Officer and Secretary
   Richard E. Sloan..........  47 Vice President of New Business Development
   William A. Clarke(4)......  57 Director Nominee

- --------

  (1) Member of the Nominating Committee of the Board of Directors.

  (2) Member of the Compensation Committee of the Board of Directors.

  (3) Member of the Audit Committee of the Board of Directors.

  (4) Will become a member of the Board of Directors upon completion of this offering.

  There are presently six (6) seats available on the Board, although to date, management has not yet identified an individual to fill the current vacancy. In addition, the Representative shall have the right for a period of three years from the effective date of the Prospectus to designate one (1) director, subject to the good faith approval of the Company. See "Underwriting."

  The Company has a staggered Board of Directors which is divided into three classes, each class having a term of three (3) years. Mr. Arnwine has been elected to hold office until the annual meeting of shareholders to be held in 1996. Dr. Bradley and Mr. Glasgow have been elected to hold office until the annual meeting of shareholders to be held in 1997. Mr. Hulsebus has been elected and Mr. Clarke has been appointed to hold office until the annual meeting of shareholders to be held in 1998. The successors of each of the current Directors are duly elected and qualified until the earlier of resignation, removal from office or death. As a consequence, only one class of Directors will be elected at each annual meeting of shareholders.

  M. LEE HULSEBUS has been Chairman of the Board, Chief Executive Officer and President of the Company since August, 1994 and has been in the health care field for 30 years. From January, 1992 until he joined the Company in August, 1994, he was the President and owner of his own health care consulting firm. In July 1993, Mr. Hulsebus filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code. The filing was made principally as a result of obligations arising out of personal guarantees made by Mr. Hulsebus on behalf of a business operated by a member of his immediate family. Mr. Hulsebus was granted a discharge by order of the United States Bankruptcy Court for the District of Georgia in December 1993. From August, 1993 to November, 1993 Mr. Hulsebus also served as Chief Executive Officer of InCoMed Corporation, then a small California-based medical products company. From January, 1990 to January, 1992, Mr. Hulsebus also served as President of Sports Support, Inc., a sports medicine company. From 1988 until 1990, he served as Medical Group president for Teleflex, Inc. For 22 years prior to that, Mr. Hulsebus was employed by Becton-Dickinson & Co. and C.R. Bard, Inc., both of which are leading companies in the health care industry.

  DON ARNWINE has served as a Director of the Company since March, 1995. Since 1988, Mr. Arnwine has been President of Arnwine Associates of Irving, Texas, a company that provides advisory services to the health care industry. Mr. Arnwine served as Chairman and Chief Executive Officer from 1985 until 1988, of Voluntary Hospitals of America (VHA), a company he joined in 1982. Prior to joining VHA, Mr. Arnwine served as President and Chief Executive Officer of Charleston Area Medical Center, a 1000-bed regional facility care center in the State of West Virginia. Mr. Arnwine holds a B.S. degree in Business Administration from Oklahoma Central State University and a Masters degree in Hospital Management from Northwestern University.

  DR. ARTHUR BRADLEY has been a Director of the Company since 1986. Dr. Bradley has been a practicing dentist in Hattiesburg, Mississippi since 1961. Dr. Bradley has been involved for his own account in real estate investments for twenty years and has been active in oil and gas investments for fifteen years. Dr. Bradley graduated from the University of Mississippi at Hattiesburg and obtained his degree in Dentistry from Loyola University Dental School.

  THOMAS GLASGOW has been a Director of the Company since November 1994. From April, 1992 to the present, Mr. Glasgow has been President and co-owner of Integrated Trade Systems ("ITS"), a Chicago, Illinois company. Mr. Glasgow and another individual purchased ITS from its parent company in 1992. ITS is a logistics management company specializing in the development and marketing of import and export document generation systems. From March, 1994 to the present, Mr. Glasgow has also been the President and owner of Automation Information Management, a software applications company. From January, 1989 through March, 1992, Mr. Glasgow was a Vice President with and consultant to Wharton Resource Group, a strategic management company specializing in the development of early stage companies. Prior to these activities, he was a director and Vice President with Federal Express Corporation, a public company, for 11 years.

  WILLIAM A. CLARKE, who will become a Director of the Company upon the completion of this offering, has since 1967, held various positions with Johnson & Johnson, Inc., a public medical products company. Most recently, since 1995, Mr. Clark has served as a consultant to Johnson & Johnson, Inc. Prior to that time, from 1986 through 1995, Mr. Clark was president of Johnson & Johnson Medical, Inc., a subsidiary of Johnson & Johnson, Inc., with approximately 6,000 employees.

  EDWARD C. HALL has been the Company's Secretary since April 1996 and its Chief Financial Officer since March 15, 1996. Mr. Hall has also been a financial consultant to the Company since March 1995. From 1994 through the present, Mr. Hall was a consultant to high technology companies in the San Diego area where he provided strategic, financing, planning, analytical, administrative, and system design support. Since 1991, he has acted as an interim chief financial officer and has provided financial and turnaround consulting services to a wide variety of high technology and other companies in California and the Southwest. His experience includes positions and assignments for medical, pharmaceutical, broadband and wireless communications, specialty and mail order retailing, and aerospace manufacturing firms.

  STEPHEN W. KENNEY has been the Company's Vice President of Sales and Marketing since January, 1995 and has twenty-one years of health care industry experience. From December 1993 to November 1994 Mr. Kenney served as chief operating officer of Cardio Vista, a private medical products company headquartered in Southern California. From April 1989 to December 1993 he served as chairman and chief executive officer of AMBIS, Inc., a private research instrumentation company based in San Diego, California. From 1987 to 1989, Mr. Kenney served as vice president of sales and marketing of Digivision, Inc., also headquartered in San Diego, California. Prior to that, Mr. Kenney held various management positions with Ivac Corporation and American Hospital Supply, both of which are public companies.

  RICHARD E. SLOAN has been Vice President of New Business Development since March 1996. Mr. Sloan was also a consultant to the Company from August 1995 to March 1996. From March, 1995 to July, 1995, Mr. Sloan served as Chief Executive Officer of WorldWide Products, Inc., a private Los Angeles based development and marketing firm that distributes pharmaceutical products to plastic surgeons and dermatologists. Prior thereto, from March, 1992 to March, 1995, he served as corporate marketing director and general manager for Industrial Products of UniFET Incorporated, a private company based in San Diego, California involved in the development of sensor-based medical products. From December, 1989 through March, 1992, Mr. Sloan managed his own mergers and acquisition business with First Pacific Group, located in Carlsbad, CA which provided investment and financial services to privately-held companies primarily in southern California.

DIRECTORS' COMPENSATION

  The Company compensates each of its outside Directors with shares of Common Stock at the rate of 15,000 shares per annum, payable quarterly, all of which shares are registered from time to time by the Company under its stock compensation plans. See "Management--Option Plans." The Company also reimburses all Directors for their travel expenses to attend Directors' meetings.

INDEMNIFICATION AGREEMENTS

  The Company has obtained officers' and directors' liability insurance that provides for a maximum of $1,000,000 of coverage, subject to a $100,000 corporate reimbursement per occurrence payable by the Company. Any payments made by the Company under an indemnification agreement which are not covered by the insurance policy may have an adverse impact on the Company's earnings.

SCIENTIFIC ADVISORY BOARD AND CONSULTANTS

  Advisory Board

  The Company, in addition to its Board of Directors, has an advisory board which provides technical oversight, expertise and guidance to the Company. The Advisory Board does not meet as a group but rather, its members are consulted from time to time by the Company as and when the Company requires the particular expertise or guidance of an individual Advisory Board member in connection with a particular issue. Each member of the Advisory Board receives 12,000 shares of Common Stock per annum, payable semi-annually, all of which shares are registered from time to time by the Company under its stock compensation plans. See "Management--Option Plans." The members of the Advisory Board are:

  HOWARD G. GRATZNER, PHD--currently serves as President and Scientific Director for Oncyte, Inc. in Houston, Texas. Dr. Gratzner holds an undergraduate degree in microbiology, and a Ph.D. in genetics from Florida State University, and was a research fellow in genetics at the California Institute of Technology. Dr. Gratzner has held several professorships and received grants from various organizations, including the National Institutes of Health, National Aeronautics and Space Administration, and the National Foundation--March of Dimes. Dr. Gratzner has written numerous articles in various medical publications in cytopathology and genetics.

  BRYANT H. HUDSON, III, MD--is a urologist in private practice in Montgomery, Alabama, and also serves as the State Surgeon for the Alabama Army National Guard. Dr. Hudson holds degrees from the University of Alabama and the Medical College of Alabama, and has extensive military and civilian experience in both adult and pediatric urology at several hospitals, including Baptist Medical Center of Montgomery.

  RUTH L. KATZ, MD--is Board certified in anatomic pathology, clinical pathology, and cytopathology, and currently serves as Professor of Pathology, Co-Chief of Cytopathology, and Director, Image Cytometric Diagnostic Laboratory at the University of Texas MD Anderson Hospital. Dr. Katz holds undergraduate and medical degrees from the University of Witwatesrand in Johannesburg, South Africa, and is licensed in Texas and in California. Dr. Katz has published over ninety articles in medical journals, and written chapters in several pathology textbooks. Dr. Katz is acknowledged as an expert in cytopathology.

  LESTER A. KLEIN, MD--is a Board certified urologist, and currently serves as urologist at Green Hospital, Scripps Clinic and Research Institute, La Jolla, CA. Dr. Klein holds medical degrees from the University of California in San Francisco, Berkeley, and Los Angeles. From 1971 to 1977 he was appointed to the Harvard Medical School as Assistant Professor of Surgery, and from 1977 to 1988 as Associate Professor of Surgery. During this same period, he served as Surgeon and Head, Division of Urology, Beth Israel Hospital, Boston. He serves on numerous committees and has held a variety of teaching positions. Dr. Klein has published fifty-seven articles in medical publications, and has presented over thirty abstracts before various scientific meetings around the world.

  WILLIAM E. MAYER, MD--retired as Director of the Department of Mental Health for the State of California in July 1992. From January 1990 to 1991 he was Director of the International Forum for AIDS Research at the National Academy of Sciences. Dr. Mayer served from 1983 to 1990 as Assistant U.S. Secretary of Defense for Health Affairs, directing a $13 billion annual military health care system. He also served as Chairman of the Board of Governors of the Armed Forces Institute of Pathology, and as a trustee on the Board of the Uniformed Services University of Health Sciences. In 1981 President Reagan appointed Dr. Mayer Assistant Surgeon General, and Administrator of the Federal Alcohol, Drug Abuse and Mental Health Administration. He holds undergraduate degrees, as well as his medical degree from Northwestern University, and has specialty training in neurology, psychiatry, and neuropathology.

  LAWRENCE C. POLLAK, MD--is a Board certified orthopedic surgeon specializing in total joint replacement. Dr. Pollak joined Sharp Rees-Stealy Medical Group in 1981 and has held numerous leadership positions with this 270 physician group, including medical director and community care liaison with Sharp Healthcare, where he worked on a variety of projects related to managed care and physician/medical group integration. He received a BA from the Johns Hopkins University and a MD from the Indiana University School of Medicine. After a general surgery internship and residency at the Dartmouth-Hitchcock Medical Center in Hanover, New Hampshire, he completed an orthopedic residency in Albany, New York. He received fellowship training in arthritis surgery at the Robert Breck Brigham Hospital in Boston, Massachusetts and at the National Institutes of Health in Bethesda, Maryland. In addition, Dr. Pollak frequently works with APM, a national healthcare consulting firm.

  RICHARD L. SAUNDERS, MD--has been Professor and Chairman of Neurological Surgery at Dartmouth School of Medicine since 1981. Board certified in 1972, he received his B.S. and M.D. from Tufts University and is the Director of the Dartmouth Neurosurgical Residency Program. He has authored one book, several book chapters and many journal articles. For all of the past seven years, Dr. Saunders has received the "Physician's Recognition Award" from the American Medical Association. Dr. Saunders has been overseeing all aspects of the ICP's pre-clinical and clinical trials.

  Consultants

  In an effort to control costs, in lieu of employing full-time engineers, the Company uses consultants on a regular basis to fulfill its engineering needs in connection with the development of its products. During 1995, the Company paid all of its consultants, in the aggregate, an average of approximately $35,000 per month. The consultants used by the Company are as follows:

  DIETMAR P. RABUSSAY, PH.D.--serves in the capacity of technical consultant to the Company. He has extensive experience with the development of products in the biomedical field and has assisted emerging growth companies in the design and development of their technologies. He has many publications and patents to his credit and continues with research in the development of new products. Dr. Rabussay received his doctorate from the University of Munich; his thesis was completed at the Max Planck Institute of Biochemistry. He served as president and CEO of InCoMed Corporation in 1992 and 1993 and for the ten years prior to that as a Vice President of Bethesda Research Laboratories, Inc., and Life Technologies, Inc., respectively. Dr. Rabussay has taught at Florida State University and the University of Maryland and has served as a member of a Study Section for the National Institutes of Health. Dr. Rabussay is the owner of the patent under the license agreement with respect to the signal modulation barrier monitor, a component of the PAS, for which the Company is obligated to pay a royalty of 1% of gross sales. See "Business--The Company's Products--Personal Alarm System--License Agreement."

  CHRIS CATSIMANES--is currently involved in developing the CRS for the Company. His past experience includes design, development, and management in a variety of engineering fields, including design of control systems, energy management systems, automated monitoring and diagnostic systems, bindery automation systems, and electronic warfare systems. Mr. Catsimanes received his BSEE from the University of Wyoming and his Masters of Engineering from the University of Florida.

  ICRC, INC. (formerly known as CRCI)--is a team of professionals with management and technical experience which provides consulting services to the health care industry. ICRC provides an array of services to the Company, the most critical being the validation of technology and preparation and documentation of the material required to gain necessary regulatory clearances. ICRC's professionals have substantial industry experience, and work frequently with the FDA. They are familiar with all the requirements ranging from document preparation for the submission of PMA's to the development of application manuals required for product applications or submissions.

                            EXECUTIVE COMPENSATION

  The following table sets forth the cash compensation paid by the Company to executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 1993, 1994 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                    --------------------------------
                              ANNUAL COMPENSATION                           AWARDS          PAYOUTS
                              -------------------                   ----------------------- --------
                                                                               OPTIONS/SARS
                                                                               ------------
                                                                                                         ALL
                                                       OTHER ANNUAL RESTRICTED                LTIP      OTHER
       NAME AND                                        COMPENSATION   STOCK                 PAY-OUTS COMPENSATION
  PRINCIPAL POSITION     YEAR SALARY($)     BONUS($)       ($)      AWARDS($)     (#)(1)      ($)        ($)
- -----------------------  ---- ------------  ---------  ------------ ---------- ------------ -------- ------------
M. Lee Hulsebus,         1995     $162,000         $0       $0       $71,094     300,000       $0         $0
 Chairman of the Board,  1994       54,000          0        0        43,489     200,000        0          0
 Chief Executive         1993            0          0        0             0           0                   0
 Officer and President
B. Roland Freasier,      1995      120,000          0        0        68,750           0        0          0
Jr.(2)                   1994      120,000          0        0        22,917     150,000        0          0
                         1993       75,000          0        0             0           0        0          0
Stephen W. Kenney, Vice  1995      110,000          0        0        41,250     100,000        0          0
 President of Marketing
 and Sales

- --------

(1) Includes warrants.
(2) Resigned as a director of the Company in January 1996, and resigned as executive vice president and an employee in March 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              PERCENT OF
                                                TOTAL
                                             OPTIONS/SARS
                                               GRANTED     EXERCISE
                                             TO EMPLOYEES     OF
                                OPTIONS/SARS      IN      BASE PRICE EXPIRATION
    NAME                         GRANTED(1)  FISCAL YEAR  ($/SH)(1)     DATE
    ----                        ------------ ------------ ---------- ----------
M. Lee Hulsebus................   300,000        70.6%     $ .40/sh   7/31/00
B. Roland Freasier, Jr. (2)....       -0-          --      --              --
Stephen W. Kenney..............    75,000        17.6%     $1.00/sh   1/04/00

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION SAR
                                     VALUES

                                                                   VALUE OF
                                                 NUMBER OF       UNEXERCISED
                                                UNEXERCISED      IN-THE-MONEY
                          SHARES              OPTIONS/SARS AT    OPTIONS/SARS
                         ACQUIRED                  FY-END         AT FY-END
                            ON       VALUE      EXERCISABLE/     EXERCISABLE/
    NAME                 EXERCISE REALIZED($) UNEXERCISABLE(1) UNEXERCISABLE(1)
    ----                 -------- ----------- ---------------- ----------------
M. Lee Hulsebus.........   -0-        -0-     300,000/200,000     $86,250/$0
B. Roland Freasier,
Jr.(2)..................   -0-        -0-           0/150,000          $0/$0
Stephen W. Kenney.......   -0-        -0-            0/75,000          $0/$0

- --------

(1)Includes warrants.
(2) Resigned as a director of the Company in January 1996, and resigned as executive vice president and an employee in March 1996.

            MANAGEMENT EMPLOYMENT AGREEMENTS; CONSULTING AGREEMENTS

EMPLOYMENT AGREEMENTS

  In August, 1994, the Company entered into an exclusive four year term employment agreement with Mr. Lee Hulsebus. Under his employment agreement, Mr. Hulsebus is to serve as the Company's Chief Executive Officer and receive a base salary of $162,000 per annum. He is also entitled to receive two hundred fifty thousand (250,000) shares of the Company's Common Stock at the end of two years of continuous satisfactory employment by the company. In addition, Mr. Hulsebus received 200,000 common stock purchase warrants which are exercisable over a five (5) year period ending August 31, 1999 at $1.00 per share.

  In addition, in 1994, the Company entered into a severance agreement with Mr. Hulsebus. The severance agreement provides, among other things, that in the event a change in control of the Company occurs or Mr. Hulsebus is involuntarily terminated, suffers a disability while employed by the Company or dies while employed by the Company, then Mr. Hulsebus is entitled to receive certain benefits from the Company. Such benefits may include some or all of the following: an amount based on Mr. Hulsebus' base salary as provided for in Mr. Hulsebus' employment agreement; an amount based on the bonus paid or payable to Mr. Hulsebus as provided for in Mr. Hulsebus' employment agreement; the right to receive Common Stock that shall vest immediately; and the right to exercise any warrants or stock options held by or granted to Mr. Hulsebus under Mr. Hulsebus' employment agreement or any stock option plan of the Company or both, health insurance and disability insurance. Mr. Hulsebus will not receive any benefits if Mr. Hulsebus voluntarily terminates his employment with the Company or the Company terminates Mr. Hulsebus "for cause", which is defined as the conviction of Mr. Hulsebus after appeal of a felony.

  In March 1996, the Company terminated the services of its executive vice president, B. Roland Freasier, Jr. The Company entered into a termination agreement with Mr. Freasier which terminated his existing employment and severance agreements, and also provided for mutual general releases. Under the termination agreement, Mr. Freasier is entitled to receive 200,000 shares of the Company's Common Stock on August 31, 1996 and 150,000 common stock purchase warrants, which expire on August 31, 1999 and are exercisable at a price of $1.00 per share, after the earlier of August 31, 1996 or the completion of a public offering of the Company's securities. The termination agreement also provides for Mr. Freasier to receive 29 monthly payments of $10,000, commencing on April 1, 1996 and ending August 31, 1998, and 75,000 common stock purchase warrants which are exercisable, from August 31, 1998 through August 31, 2001, at a price of $.40 per share.

  In January 1995, the Company entered into an exclusive three-year employment agreement with Mr. Stephen W. Kenney under which he is to serve as the Company's Vice President of Marketing and Sales. Mr. Kenney receives a base salary of $110,000 per annum. He is also entitled to receive one hundred thousand (100,000) shares of the Company's Common Stock on August 31, 1996 and is entitled to receive warrants to purchase seventy-five thousand (75,000) shares of the Company's Common Stock at $1.00 per share. One-third of the warrants were issued in January, 1996, and one-third (1/3) of the warrants are to be issued on each of January 4, 1997 and 1998. The warrants are exercisable for a period of five years from the date of issuance.

  In March 1996, the Company entered into an exclusive employment agreement with Mr. Richard E. Sloan under which he is to serve as the Company's Vice President of New Business Development. Mr. Sloan receives a base salary of $108,000 per annum. He is also entitled to receive fifty thousand (50,000) shares of the Company's Common Stock; 25,000 shares of Common Stock will vest each on March 15, 1997 and the remaining 25,000 shares will vest on March 15, 1998. In addition, Mr. Sloan is entitled to receive warrants to purchase seventy-five thousand (75,000) shares of the Company's Common Stock at $.40 per share. One-quarter (1/4) of the warrants are to be issued on each of March 15, 1997, 1998, 1999 and 2000. The warrants are exercisable for a period of five years from the date of issuance.

  In March 1996, the Company entered into a non-exclusive employment agreement with Mr. Edward C. Hall under which he is to serve as the Company's Chief Financial Officer. Mr. Hall receives a base salary of $60,000 per annum based upon a three day work week. In the event that Mr. Hall's services are required by the Company in excess of three days per week, Mr. Hall is to be compensated at the same rate as when he was a consultant to the Company, $600 per day. Mr. Hall is also entitled to receive twenty-five thousand (25,000) shares of the Company's Common Stock; 12,500 shares of Common Stock will vest on March 15, 1997 and the remaining 12,500 shares will vest on March 15, 1998. In addition, Mr. Hall is entitled to receive warrants to purchase fifty thousand (50,000) shares of the Company's Common Stock at $.40 per share. One-quarter (1/4) of the warrants are to be issued on each of March 15, 1997, 1998, 1999 and 2000. The warrants are exercisable for a period of five years from the date of issuance.

  Under each of their contracts, Messrs. Hulsebus, Kenney, Sloan and Hall may receive bonuses or other additional compensation consisting of cash, stock or stock purchase rights as may be determined from time to time by the Board of Directors.

  There are no family relationships among any Directors or executive officers.

                                 OPTION PLANS

STOCK OPTIONS

  The Company does not presently have a stock option plan, although it intends to institute a stock option plan for officers, directors, employees and consultants to the Company. The purpose of such a stock option plan would be to encourage stock ownership by current and future officers, directors, employees and consultants to the Company, and certain other persons judged by the committee who would administer the plan to be instrumental to the success of the Company, and to give such persons a greater personal interest in the Company achieving continued growth and success. Although the Company's Board of Directors presently intends to adopt such a plan prior to this offering, to date the Company's Board of Directors has not yet proposed or adopted a stock option plan.

STOCK COMPENSATION PLAN

  In January 1996 the Company established the 1996 Stock Compensation Plan (the "1996 Plan") which provides for the issuance of up to 950,000 registered shares of Common Stock to employees, directors, consultants and other third parties in exchange for services. As of May 17, 1996, 622,640 shares of Common Stock have been issued pursuant to the 1996 Plan. The remaining 327,360 shares under the 1996 Plan can be issued any time prior to January 10, 1998. The Company adopted similar stock compensation plans in 1994 and 1995 covering 500,000 and 1,750,000 shares of Common Stock, respectively. All of these shares of Common Stock with respect to each of these other stock compensation plans were issued in their respective calendar years.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth information as of May 17, 1996 with respect to the beneficial ownership of the outstanding shares of the Common Stock by:
(i) any holder of more than five percent (5%) of the outstanding shares; (ii) the named executive officers; (iii) the Company's directors and director nominee; and (iv) the Company's directors, director nominees and executive officers as a group. None of the Company's officers, directors, director nominees or holders of five percent (5%) or more of the outstanding Common Stock own any shares of Preferred Stock.

                                                          PERCENTAGE OF CLASS
                                                             BENEFICIALLY
                                                               OWNED(1)
                                                          --------------------
   NAME AND
    ADDRESS                                  AMOUNT        BEFORE
 OF BENEFICIAL                            BENEFICIALLY      THE      AFTER THE
     OWNER                                  OWNED(1)      OFFERING  OFFERING(2)
 -------------                            ------------    --------  ----------
 M. Lee Hulsebus.........................   379,225(/3/)      4.07%      %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Dr. Arthur Bradley......................   105,950          1.18%       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Thomas Glasgow..........................   270,555(/5/)     2.96%       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Don Arnwine.............................    66,250(/6/)   * (/4/)       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92112
 William A. Clarke(/7/)..................         0        * (/4/)       %
 c/o Medical Device Technolgies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92112
 Edward C. Hall..........................     3,825        * (/4/)       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Richard E. Sloan........................     4,730        * (/4/)       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Steven W. Kenney........................    36,000(/8/)   * (/4/)       %
 c/o Medical Device Technologies, Inc.
 9171 Towne Centre Drive
 Suite 355
 San Diego, CA 92122
 Virgil McDonald.........................   771,440(/9/)     8.37%       %
 13410 Romana Dr.
 Whittier, CA 90602
 All officers, directors and director       866,535          9.13%       %
 nominees as a group (7)
 persons(/3/)(/5/)(/6/)(/7/)(/8/)........

- --------
(1) The shares of Common Stock owned by each person or by the group, and the shares included in the total number of shares of Common Stock outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.
(2) Assumes conversion of all Preferred Stock at the Conversion Price.
(3) Includes 300,000 warrants exercisable at $.40 per share to acquire 300,000 shares of Common Stock.
(4) Holdings represent less than 1% of the Company's issued and outstanding Common Stock.

(5) Includes 31,250 warrants, 25,000 of which are exercisable at $1.00 per share to acquire 25,000 shares of Common Stock, 6,250 of which are exercisable at $.60 per share to acquire 6,250 shares of Common Stock and
    100,000 warrants, subject to adjustment, exercisable at $      per share
    to acquire 100,000 shares of Common Stock.

(6) Includes 6,250 warrants exercisable at $.60 per share to acquire 6,250 shares of Common Stock and 12,500 warrants, subject to adjustment,
    exercisable at $      per share to acquire 12,500 shares of Common Stock.

(7) Mr. Clark is a director nominee and will become a member of the Board of Directors upon the consummation of this offering.

(8) Includes 25,000 warrants exercisable at $1.00 per share to acquire 25,000 shares of Common Stock.

(9) Includes 200,000 warrants exercisable at $1.00 per share to acquire 200,000 shares of Common Stock.

                             CERTAIN TRANSACTIONS

  In June, 1994, the Company issued 700,000 shares of its Common Stock to SurgiSafe, Inc. ("SurgiSafe") in exchange for SurgiSafe's assignment to the Company (the "SurgiSafe Assignment") of SurgiSafe's rights under an exclusive sales agreement entered into with the Company on September 11, 1992 (the "SurgiSafe Agreement"). Under the SurgiSafe Agreement, SurgiSafe had the exclusive right to sell the Company's Cell Retrieval System ("CRS") and Intracranial Pressure Monitoring Device ("ICP") and other present and future products in a sales territory which included The Department of Defense, The Veterans Administration, The World Health Organization and the State of California. Under the SurgiSafe agreement, the Company was obligated to pay SurgiSafe commissions equal to 20% of the net sales price of sales in the sales territory and to issue to SurgiSafe 16,667 shares of the Company's Common Stock. The 700,000 shares of the Company's Common Stock issued to SurgiSafe in June 1994 pursuant to the SurgiSafe Assignment was distributed in February 1995 to Mr. William E. Mayer, III, the son of William E. Mayer, II, a member of the Company's Scientific Advisory Board and the sole shareholder of SurgiSafe, and Mr. B. Roland Frasier, III, the son of B. Roland Freasier, II, a former Director and Executive Vice President of the Company. Also subsequent to the SurgiSafe Assignment, Mr. Mayer III was appointed to the Company's Board of Directors. Mr. Mayer III subsequently resigned as a director in 1995.

  Two of the four lenders of the Company's Short Term Debt are Directors of the Company. Specifically, Mr. Glasglow loaned the Company an aggregate of $200,000 of the Short Term Debt and Mr. Arnwine loaned the Company $25,000 of the Short Term Debt. In connection therewith the Company issued to Messrs. Glasgow and Arnwine 100,000 and 12,500 warrants to purchase shares of Common Stock, subject to adjustment, respectively, on the same terms and conditions as all of the warrants issued in connection with the Short Term Debt. The other two lenders of the remaining $75,000 of the Short Term Debt are unaffiliated with the Company. See "The Company--1996 Short Term Debt" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                           DESCRIPTION OF SECURITIES

COMMON STOCK

  Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

  All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

  % CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK

  Upon the date of this Prospectus, Preferred Stock will be issued, the designations, rights, powers, preferences, qualifications and limitations of which shall be set forth in a Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Utah amending the Company's Articles of Incorporation, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The following is a summary of the terms of the Preferred Stock. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Certificate of Designation.

  Dividends. The holders of the Preferred Stock are entitled to receive if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends, payable solely in Common Stock at the rate of
 % per annum of the Liquidation Preference of the Preferred Stock. The dividend is payable semi-annually on June 30 and December 31 of each year, commencing June 30, 1996. Dividends shall be paid to the holders of record as of a date, not more than thirty (30) days prior to the dividend payment date, as may be fixed by the Board of Directors (the "Dividend Declaration Date"). Dividends accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Preferred Stock. Each holder of Preferred Stock shall receive such number of shares of Common Stock
equal to the quotient of (i) [   ]% of the Liquidation Preference of the
Preferred Stock divided by (ii) the average ten (10) day moving average closing bid price of the Common Stock during the thirty (30) trading days immediately prior to the Dividend Declaration Date (the "Stock Dividend Price"); provided, however, that in no event shall the Stock Dividend Price exceed $1.50 per share or be less than $.70 per share.

  No dividends may be paid on any shares of capital stock ranking junior to the Preferred Stock unless and until all declared but unpaid dividends on the Preferred Stock have been declared and paid in full.

  Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder, at any time commencing on , 1996, [120 days from the date of this Prospectus] (the "Initial Conversion Date"). Each share of
Preferred Stock will be convertible into [      ] shares of Common Stock (the
"Conversion Ratio"), subject to adjustment in certain circumstances. The conversion price of the Common Stock issuable upon conversion of the Preferred
Stock is $[     ] (the "Conversion Price"), which is the quotient of the
Liquidation Preference divided by the Conversion Ratio.

  Automatic Conversion. Unless earlier converted, all outstanding shares of Preferred Stock will be converted into Common Stock without any action by the
holders thereof, on    , 1997 [13 months from the date of this Prospectus]
(the "Automatic Conversion Date"). All accrued but unpaid Common Stock dividends shall be paid upon the conversion.

  Procedure for Conversion. To convert Preferred Stock into Common Stock, the holder thereof must surrender the certificate therefor to the Company's transfer agent with a conversion notice appropriately completed and signed. Such notice is not required if the conversion is automatic. The transfer agent will, as soon as practicable thereafter, issue a certificate for the appropriate number of shares of Common Stock. Conversion will be deemed to have been made upon the surrender of the certificate for the shares of Preferred Stock to be converted. If the conversion would result in the issuance of a fractional share of Common Stock, the Company will, in lieu of issuing a fractional share, round up to the nearest whole share.

  Adjustment of Conversion Ratio. The number of shares of Common Stock into which the Preferred Stock is convertible shall be subject to adjustment in addition to the adjustments set forth above, upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications on or of the Common Stock or a merger of the Company with or into another entity, or sale of all or substantially all of the assets of the Company. The Company will notify holders of Preferred Stock of such adjustments.

  Voting Rights. Each holder of shares of Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock could be converted at the time of the vote, will have voting rights equal to the voting rights of such number of shares of Common Stock voting together with the Common Stock as a single class on all matters submitted to the holders of Common Stock and shall be entitled to notice of any shareholders' meeting. Any fractional voting rights resulting from the above formula (after aggregating all shares of Common stock into which shares of Preferred Stock held by a single holder are converted) will be disregarded.

  Liquidation Preference. The holders of shares of Preferred Stock will be entitled to receive, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, out of or to the extent of the net assets of the Company legally available for such distribution, before any distributions are made with respect to any Common stock or any stock ranking junior to the Preferred Stock, $5.00 per share plus any accrued but unpaid dividends (the "Liquidation Preference"). After payment of the full amount of the Liquidation Preference, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

  Upon any such liquidation, dissolution or winding up, such preferential amounts with respect to the Preferred Stock and any class or series ranking on a parity with the Preferred Stock if not paid in full shall be distributed pro rata in accordance with the aggregate preferential amounts of the Preferred Stock and such other classes or series of stock, if any. So long as any shares of Preferred Stock are issued and outstanding, the Company shall not issue any securities with rights, preferences or provisions senior to the Preferred Stock.

  Restrictions and Limitations. Shares of Preferred Stock acquired by the Company by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock created under the Company's Articles of Incorporation.

OTHER PREFERRED STOCK

  As of the date hereof, there are no shares of preferred stock other than the Preferred Stock. The Company's Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If the Company issues preferred stock, such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered hereby.

REDEEMABLE WARRANTS

  The Redeemable Warrants will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"). Upon completion of the Company Offering, the Company will have an aggregate of 1,647,500 Redeemable Warrants outstanding, including the 247,500 Redeemable Warrants to be issued to the Selling Shareholders, but assuming no exercise of the Representative's Warrants to purchase 140,000 Redeemable Warrants or the Representative's Over-Allotment Option to purchase up to an additional 210,000 Redeemable Warrants. The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  Each Redeemable Warrant entitles the holder to purchase [50% of the number of shares issuable upon conversion of the Preferred Stock] shares of Common
Stock at a price of $3.75 per Redeemable Warrant ($   per share of Common
Stock [150% of the Conversion Price]) (the "Exercise Price") commencing    ,
1997 [13 months after the date of this Prospectus] and ending    , 1999 [36
months after the date of this Prospectus] (the "Expiration Date"), and is
redeemable by the Company at a redemption price of $.05 at any time after    ,
1997 [16 months after the date of this Prospectus] on not less than 30 days' prior written notice, provided that the closing sale price of the Common Stock on the principal exchange on which the Common Stock is traded (if then listed on a national securities exchange) or the average closing bid quotation for such shares in the over-the-counter market (if then traded in the over-the-counter market), for a period of 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption delivered by the Company,
has been at least $      [200% of the Conversion Price]. The Redeemable
Warrants will be entitled to the benefit of adjustments in the Exercise Price and in the number of shares of Common Stock and/or other securities deliverable upon the exercise thereof in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers and upon certain issuances of shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, at a price per share below the exercise price of the Common Stock. The Company may at any time decrease the exercise price or change the redemption terms of the Redeemable Warrants for a period of not less than 30 days on not less than 30 days written notice to the holders of the Redeemable Warrants and the Representative.

  On or after the Expiration Date, the Redeemable Warrants will become wholly void and of no value. The Company may at any time extend the Expiration Date of all outstanding Redeemable Warrants for such increased period of time as it may determine. The Redeemable Warrants may be exercised at the office of the Warrant Agent. If any Redeemable Warrants are called for redemption, such Redeemable Warrants must be exercised prior to the close of business on the last day before the date of such redemption or the right to purchase the applicable shares of Common Stock is forfeited.

  No holder, as such, of Redeemable Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Redeemable Warrants have been duly exercised and the Exercise Price has been paid in full.

  The Redeemable Warrants provide that the Company shall not be obligated to issue shares of Common Stock upon exercise of the Redeemable Warrants unless there is a current prospectus relating to the Common Stock issuable upon the exercise of the Redeemable Warrants under an effective registration statement filed with the Commission, and unless such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Redeemable Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than 16 months old or if there have been other fundamental changes in the matters discussed in the prospectus. Although the Company has agreed to use its best efforts to meet such regulatory requirements in the jurisdictions in which the Securities are sold in this offering, there can be no assurance that the Company can continue to meet these requirements. The Securities are not expected to be qualified for sale or exempt under the securities laws of all states. Although the Redeemable Warrants will not knowingly be sold to purchasers in jurisdictions in which the Redeemable Warrants are not registered or otherwise qualified for sale, purchasers may buy Redeemable Warrants in the secondary market or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Redeemable Warrants are not so registered or qualified. In this event, the Company would be unable legally to issue the shares of Common Stock to those persons desiring to exercise their Redeemable Warrants unless and until the shares of Common Stock could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdiction. No assurances can be given that the Company will be able to effect any required registration or qualification. The value of the Redeemable Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon the exercise of the Redeemable Warrants is not available pursuant to an effective registration statement or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Redeemable Warrants reside. Under the terms of the agreement under which the Redeemable Warrants will be issued, the Company is not permitted to redeem such warrants unless a current prospectus is available at the time of notice of redemption and at all times to and including the date of redemption. See "Risk Factors--Current Prospectus and State "Blue Sky" Registration Required to Exercise the Redeemable Warrants" and--"Potential Adverse Effect of Redemption of Redeemable Warrants; Possible Expiration Without Value; Effect of Redeemable Warrants and Representative's Warrants on Value of Common Stock."

  As a result of the Redeemable Warrants and the Representative's Warrants being outstanding, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. See "Risk Factors--Potential Adverse Effect of Redemption of Redeemable Warrants; Possible Expiration Without Value; Effect of Redeemable Warrants and Representative's Warrants on Value of Common Stock."

SHARE PURCHASE PLAN

  The Company has adopted a share purchase plan, the principal terms and conditions of which are set forth below.

  The Rights. Each holder of a share of Common Stock has the right (the "Right") to purchase one one-hundredth (1 1/100) of a share of the Company's Series I Preferred Stock (which is unrelated to the Series I Preferred Stock issued to the Selling Shareholders). The Series I Preferred Stock will be a new series of the Company's Preferred Stock designed so that each one one-hundredth (1 1/100) of a share is substantially identical (except as to voting rights, due to restrictions thereon contained in the Company's Articles of Incorporation) to a share of Common Stock.

  Exercise Price. The exercise price of the Rights (the "Exercise Price") is $5.00 per share. The Exercise Price was established by the Board based on an estimate of the reasonable long-term value of the Common Stock over the life of the Rights. The Rights have customary anti-dilution provisions whereby the Exercise Price and the number of shares of Series I Preferred Stock which may be purchased will be adjusted to reflect share issuances and/or reclassifications by reason of certain transactions including stock splits, stock dividends, recapitalizations and reorganizations in which the Company may engage or participate.

  How the Rights May be Exercised. As issued, the Rights are represented by, and will trade with and only with, the Common Stock and are not represented by separate certificates. However, the Rights will be represented by separate Right Certificates, trade separately from the shares of Common Stock and become exercisable at the Exercise Price starting ten (10) days after: (i) it is publicly announced that any person(s) (other than a Continuing Director, as hereinafter defined below, an Officer of the Company appointed to such position with the approval of a majority of the Continuing Directors then in office, or any affiliate or associate of the foregoing) has, after the Plan is announced, acquired beneficial ownership of voting stock representing fifteen percent (15%) or more of the outstanding voting power of the Company (a "15% Shareholder"), or (ii) any person(s) commences a tender or exchange offer for such number of shares of Common Stock that would result in such person becoming a 15% Shareholder.

  "Flip-In" Provision. Under the Plan, if at any time, any person or group becomes a 15% Shareholder (other than a Continuing Director, an Officer of the Company appointed to such position with the approval of a majority of the Continuing Directors then in office or any affiliate or associate of the foregoing), the Rights will "flip-in" and give the holder thereof, other than any 15% Shareholder and its transferees the right to buy, for $5.00, shares of Common Stock with a market value of $10.00 (i.e., purchase the Company's Common Stock at a 50% discount from its market price). Notwithstanding the foregoing, the Rights will not become immediately exercisable or "flip-in" under the plan if the continuing Directors determine that the fifteen percent (15%) threshold has been inadvertently crossed and the 15% Shareholder agrees to reduce its ownership below 15% within 20 business days and remains below that level for one year.

  The "Flip-Over" Provision. If, after the Rights are exercisable, any merger or consolidation occurs in which the Company's Common Stock does not remain outstanding, each Right will be converted into the right to purchase, for the $5.00 Exercise Price, the common stock of the acquiror company having a market value of $10.00 (i.e., purchase such stock at a 50% discount from the market price).

  Continuing Directors. The Plan defines a Continuing Director as the Directors of the Company who are Directors on the date hereof, and Directors appointed or elected upon the recommendation of the Continuing Directors then in office but not including nominees of a person triggering either of the "flip-in" or "flip-over" provisions, described above.

  Exchange of the Rights. At any time following the triggering of the "flip-in" provision, the Continuing Directors may exchange the Rights (other than those Rights which have become void, as described above, for Common Stock (or equivalents) at an exchange ratio of one (1) share of Common Stock for each Right (subject to adjustment).

  Redemption of the Rights. The Rights may be redeemed by the Continuing Directors of the Company for $.01 each (payable in cash or securities) at any time before there is a 15% Shareholder who has triggered the "flip-in" provision.

  Amendment of the Rights. The Plan and any Rights issued under the plan can be amended by the Continuing Directors prior to the time any person or group becomes a 15% Shareholder (with the same exceptions as set forth above). Thereafter, the Continuing Directors can amend the Plan or the Rights only to eliminate ambiguities or to provide additional benefits to the holders of the Rights (other than any such holder).

  Term of Rights. The Rights have a ten (10) year term, unless sooner redeemed or terminated.

TRANSFER AGENT AND WARRANT AGENT

  The Transfer Agent and Warrant Agent for the Company's Common Stock, Preferred Stock and Redeemable Warrants shall be, upon a date prior to this offering, Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004. Previous to such date, the Company's transfer agent for the Common Stock was Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a brief description of certain federal income tax considerations which may be relevant to holders of the Preferred Stock. This discussion is only a summary and is not intended as a substitute for careful tax planning.

  The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, and Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action; any such changes could be retroactively applied in a manner that could adversely affect a holder of the Preferred Stock. No information or discussion is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations, or non-income tax issues. This information is limited to investors who will hold the Preferred Stock, and the Common Stock acquired upon conversion of the Preferred Stock, as a "capital asset" within the meaning of Section 1221 of the Code. In addition, the tax consequences to a particular type of holder (including life insurance companies, tax-exempt organizations, banks, dealers in securities and foreign persons) may be affected by matters not discussed herein.

  ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK AND THE COMMON STOCK ACQUIRED UPON CONVERSION OF THE PREFERRED STOCK.

  Dividend Payments. The amount of any distribution with respect to the Preferred Stock will be a dividend, taxable as ordinary income to the holder thereof, to the extent that the Company has current or accumulated earnings and profits in the year in which such distribution is made. Similarly, the amount of any distribution with respect to the Common Stock (other than a distribution solely of Common Stock) following the conversion of the Preferred Stock will be a dividend, taxable as ordinary income to the holder thereof, to the extent that the Company has current or accumulated earnings and profits in the year in which such distribution is made.

  The amount of any distribution described above will be, in the case of a cash distribution, the amount of cash received and, in the case of a distribution of shares of Common Stock, the fair market value of the shares received on the date of distribution. A holder's adjusted basis in the shares received as a dividend will equal the fair market value of such shares on the date of distribution, and the holding period for such shares will begin on the date following the date of the distribution. To the extent that the amount of any distribution exceeds the Company's allocable current and accumulated earnings and profits, such excess will first be applied against and reduce the holder's adjusted tax basis in the shares with respect to which such distribution is made, and second, to the extent that such excess is greater than the holder's adjusted tax basis, will be treated as capital gain.

  Under Section 243 of the Code, dividends received by a corporation may be eligible for the 70% dividends-received deduction. However, the applicability of the dividends-received deduction is subject to certain limitations set forth in Sections 246 and 246A of the Code. Corporate holders of Preferred Stock also should consider the application of the "extraordinary dividend" rules of Section 1059 of the Code as well as the possible reduction or elimination of the benefit of the dividends-received deduction due to the corporate alternative minimum tax provisions of the Code. Corporate holders should consult their own tax advisors as to the possible applicability of these provisions.

  Sale or Exchange. Upon the sale or exchange of Preferred Stock, the holder will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the Preferred Stock. The resulting gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Stock was held for more than one year.

  Conversion of Preferred Stock. Generally, no gain or loss will be recognized for federal income tax purposes by holders upon the receipt of Common Stock as a result of conversion of the Preferred Stock. Income generally will be recognized by a holder of Preferred Stock, however, only to the extent Common Stock is received in payment of dividends in arrears. A holder's tax basis in the Common Stock acquired upon the conversion of the Preferred Stock will be equal to the holder's tax basis in the Preferred Stock converted (reduced by the portion of such basis allocable to any fractional shares exchanged for cash). Provided the Preferred Stock was held as a capital asset, the holding period of the Common Stock received upon the conversion of the Preferred Stock (excluding any previously accrued but unpaid dividends paid in common stock on the conversion of the Preferred Stock) will include the period during which the Preferred Stock was held by such holder. The foregoing would not apply to cash received in lieu of fractional shares, which is generally treated as an amount received in redemption of such shares that is taxed under the sale or exchange rules described above. As a general rule, a holder's basis in shares of Common Stock taxed as dividends upon receipt will equal the fair market value thereof and the holding period for such Common Stock will begin on the day following the conversion.

  Notwithstanding the foregoing, pursuant to Section 305 of the Code, a conversion of Preferred Stock into Common Stock may result in a taxable distribution if the conversion is deemed to be pursuant to a plan to periodically increase the interest of the holders of Preferred Stock in the assets or earnings of the Company.

  Adjustment of Conversion Ratio. Section 305 of the Code and applicable Treasury regulations provide that under certain circumstances, adjustments in (or failure to adjust) the conversion ratio of convertible stock and other similar transactions, including the adjustment of the Conversion Ratio on the Automatic Conversion Date, may be treated as constructive distributions of stock taxable as a dividend (which may constitute (and may cause other dividends, including regular dividends, to constitute) extraordinary dividends to corporate holders) if (i) as a result of such an adjustment, the proportionate interest of the holder of such convertible stock in the assets or earnings and profits of the issuer is increased, and (ii) the adjustment is not made pursuant to a bona fide, reasonable antidilution formula.

  An adjustment in the conversion ratio of the Preferred Stock is allowed only upon the issuance of Common Stock as a dividend with respect to outstanding Common Stock, or as a result of any subdivisions, combinations or reclassifications of Common Stock. The purpose of such an adjustment is to fairly and equitably preserve the conversion rights of the Preferred Stock. Accordingly, the adjustments in the conversion ratio for the stock dividends, subdivisions, combinations or reclassifications should qualify as a reasonable antidilution formula and should not be taxable as a constructive distribution of a security taxable as a dividend to the holders of the Preferred Stock.

  General Back-Up Withholding. Under Section 3406 of the Code and applicable Treasury regulations, a holder of Preferred Stock may be subject to back-up withholding tax at the rate of 31% with respect to dividends paid or on the proceeds of a sale, exchange or redemption of the Preferred Stock or Common Stock acquired through exercise of the conversion privilege. The Company will be required to deduct and withhold the tax if (i) the holder fails to furnish a taxpayer identification number to the Company, (ii) the IRS notifies the Company that the taxpayer identification number furnished by the holder is incorrect, (iii) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in
Section 3406(c) of the Code, or (iv) there has been a failure of the holder to certify under the penalty of perjury that the holder is not subject to withholding under Section 3406(a)(1)(C) of the Code. As a result, if any one of the above situations apply, the Company will be required to withhold a tax equal to 31% from any dividend or redemption payment made with respect to the Preferred Stock or Common Stock. Any amount withheld from a payment to a holder under back-up withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Holders should consult their tax advisors regarding their qualification for exemption from back-up withholding and the procedure for obtaining any applicable exemption.

  Foreign Withholding. Dividends paid to non-United States holders of Preferred Stock or Common Stock may be subject to a 30% withholding tax on any dividend paid with respect to Preferred or Common Stock; provided, however, a non-United States holder will be taxed at ordinary federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of a trade or business within the United States by such non-United States holder if such holder files the appropriate forms with the payor and therefor, will not be subject to the 30% withholding tax described above. The withholding tax may be decreased below 30% if the holder qualifies for a reduced withholding rate on dividends under an applicable U.S. tax treaty. Non-United States holders must comply with certain certification and disclosure requirements to claim benefits under a U.S. tax treaty or an exemption from withholding tax under the foregoing rules.

  Reporting Requirements. Reports will be made annually or otherwise as may be required to the IRS and to the holders of record that are not exempted from such reporting requirements with respect to distributions on the Preferred Stock or Common Stock acquired through exercise of the conversion privilege. Such reporting will be made on IRS 1099-DIV or on such other form as may be prescribed under rules issued by the IRS.

  Proposed Legislation. There are various proposals to amend the Code, some of which will affect the analysis described herein. Each holder of the Preferred Stock, in particular corporate holders, should consult their own tax advisors regarding the effect of any proposed legislation on their investment in the Preferred Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

RULE 144

  Of the 9,015,839 shares of Common Stock outstanding upon the completion of this offering, 1,205,336 are "restricted securities" as that term is defined by Rule 144 of the Securities Act, 342,380 of which are currently eligible for resale in compliance with Rule 144 of the Securities Act. Of these shares, 5,336 are owned by current officers and directors of the Company who have agreed with the Representative not to directly or indirectly offer, sell, transfer or otherwise encumber or dispose of any of such shares for a period of thirteen (13) months after the effective date of this offering. In
addition, the Company is registering an additional     shares of Common Stock
issuable upon the conversion of 1,647,500 shares of Preferred Stock and the exercise of 1,647,500 Redeemable Warrants offered hereby, including 247,500 shares of Preferred Stock and 247,500 Redeemable Warrants to be issued on the date of this Prospectus to the Selling Shareholders, although all of the Selling Shareholders have agreed with the Representative not to, directly or indirectly, offer, sell, transfer or otherwise encumber any of their Securities for thirteen (13) months after the effective date of this offering. The Company has also issued 2,147,500 warrants, subject to adjustment, to purchase an aggregate of 2,147,500 shares of Common Stock which shall vest and become exercisable from time to time. Of these warrants, 850,000, subject to adjustment, are held by officers and directors, all of whom have agreed with the Representative not to, directly or indirectly, offer, sell, transfer, or otherwise encumber any of their securities, for a period of thirteen (13) months after the date of this Prospectus.

  Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of two (2) years may, every three (3) months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding class of such securities or (ii) the average weekly trading volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities is also subject to the foregoing volume limitations but may, after the expiration of three (3) years, sell unlimited amounts of such securities under certain circumstances.

  Potential or actual sales of the Company's outstanding Common Stock by certain of the present shareholders either under Rule 144, pursuant to the Concurrent Offering or otherwise, or potential or actual sales of Common Stock, Preferred Stock, Common Stock, underlying options, warrants or convertible debt may, in the future, have a depressive effect on the price of the Common Stock, which may in turn have a depressive effect on the market price of the Preferred Stock. In addition, in the event the Representative exercises the Representative's Warrants, any sales of the securities acquired thereby may have an adverse effect on the then current market price of the Common Stock, which may in turn have a depressive effect on the market price of the Preferred Stock. See "The Company--Concurrent Offering," "Underwriting," and "Description of Securities."

                                 UNDERWRITING

  The Underwriters named below (the "Underwriters"), for whom First Allied Securities, Inc. is acting as Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of shares of Preferred Stock and Redeemable Warrants set forth opposite their names:

                                                                      NUMBER OF
                                                            NUMBER OF REDEEMABLE
   UNDERWRITER                                               SHARES    WARRANTS
   -----------                                              --------- ----------
   First Allied Securities, Inc. ..........................
                                                            --------- ---------
     Total................................................. 1,400,000 1,400,000
                                                            ========= =========

  The Underwriters are committed to purchase all shares of the Securities offered hereby if any of such Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

  The Company has been advised by the Representative that the Underwriters propose to initially offer the Securities to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers
at such prices less concessions of not in excess of $           per share of
Preferred Stock and $    per Redeemable Warrant. Such dealers may reallow a
concession not in excess of $           per share of Preferred Stock and $
per Redeemable Warrant to other dealers. After the commencement of this offering, the public offering prices, concessions and reallowances may be changed by the Representative.

  The Representative has advised the Company that it does not anticipate sales to discretionary accounts by the Underwriters to exceed five percent of the total number of Securities offered hereby.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter an expense allowance on a nonaccountable basis equal to three percent (3%) of the gross proceeds derived from the sale of the Preferred Stock underwritten, of which $25,000 has been paid to date.

  The Underwriter has been granted an option by the Company, exercisable within forty-five (45) days after the date of this Prospectus, to purchase up to an additional 210,000 shares of Preferred Stock and/or up to an additional 210,000 Redeemable Warrants at the initial public offering price per share of Preferred Stock and per Redeemable Warrant, respectively, offered hereby, less underwriting discounts and the expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Preferred Stock and Redeemable Warrants proportionate to its initial commitment.

  All of the Company's officers and directors and all of the purchasers of the Preferred Stock in the Private Placement have agreed not to, directly or indirectly, offer to sell, transfer, hypothecate or otherwise encumber any of their securities for thirteen (13) months following the date of this Prospectus without the prior written consent of the Company and the Underwriter.

  The Company has agreed that, for three (3) years after the effective date of this Prospectus, the Representative will have the right to designate one individual to be elected to the Company's Board of Directors. Such individual may be a director, officer, employee or affiliate of the Representative. In the event the

Representative elects not to designate a person to serve on the Company's Board of Directors, the Representative may designate an observer to attend meetings of the Board of Directors.

  The Company has also agreed to execute a financial advisory and consulting agreement with the Representative pursuant to which the Company is required to pay the Representative a fee of $1,000 a month for a period of sixty (60) months, which must be prepaid in full upon completion of the Offering.

  In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants to
purchase from the Company 140,000 shares of Preferred Stock (or      shares of
Common Stock issuable upon conversion of such shares of Preferred Stock) and/or up to 140,000 Redeemable Warrants. The Representative's Warrants are initially exercisable for shares of Preferred Stock at a price of $
[120% of the initial public offering price per share of Preferred Stock] per share of Preferred Stock, and are initially exercisable for Redeemable
Warrants at a price of $    [120% of the initial public offering price per
Redeemable Warrant] for a period of four (4) years commencing one (1) year from the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers and principals of the Representative. The Representative's Warrants also provide for adjustment in the number of shares of Preferred Stock and Redeemable Warrants issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise of the Representative's Warrants.

  Upon the exercise of any Redeemable Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission which shall not exceed five percent (5%) of the aggregate exercise price of such Redeemable Warrants. However, no compensation will be paid to the Representative in connection with the exercise of the Redeemable Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Redeemable Warrants were held in a discretionary account, or (c) the Redeemable Warrants are exercised in a transaction not solicited by the Representative. Unless granted an exemption by the Commission from Rule 10b-6 under the Securities Exchange Act of 1934, as amended, or unless otherwise permitted under Rule 10b-6A, the Representative and its affiliates will be prohibited from engaging in any market-making activities with regard to the Company's securities for a period of two business days or nine business days, whichever is applicable (or such other applicable periods as Rule 10b-6 may provide) prior to any solicitation of the exercise of the Redeemable Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee. As a result, the Representative and its affiliates may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable. If the Representative or any of its affiliates has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Representative undertakes to waive unconditionally its right to receive a commission on the exercise of such Redeemable Warrants.

  In connection with the Private Placement, the Company paid the Representative, as placement agent, $165,000 in cash as a commission and a nonaccountable expense allowance of approximately $15,000. The Company also agreed in connection with the Private Placement to indemnify the Representative against certain liabilities, including liabilities under the Securities Act, or to contribute to related payments that the Representative may be required to make. In addition, the Company granted the Representative, for a period of three (3) years, a right of first refusal to be the managing underwriter or placement agent for any securities to be offered by the Company.

  Prior to this offering, there has been no public market for the Securities. Consequently, the terms and initial public offering prices of the Securities and the exercise price, redemption price and other terms of the Redeemable Warrants have been determined by negotiations between the Company and the Representative and are not necessarily related to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant.

                                 LEGAL MATTERS

  The validity of the shares of Preferred Stock and Common Stock will be passed upon for the Company by Zukerman Gore & Brandeis, LLP, New York, New York. Certain matters regarding Utah corporate law will be passed upon by King & Isaacson. Certain matters regarding patents and intellectual property rights will be passed upon for the Company by Davis Bujold & Streck, Manchester, New Hampshire, and Strasburger & Price, LLP, Dallas Texas. Certain regulatory matters with respect to the FDA approvals will be passed upon for the Company by Hyman, Phelps & McNamara, P.C., Washington, D.C. Orrick, Herrington & Sutcliffe, New York, New York, has acted as counsel to the Underwriters in connection with this offering.

                             CHANGE IN ACCOUNTANTS

  On January 29, 1996, the Company and Robert Early & Company, P.C. ("Early"), the Company's independent certified public accountants, by mutual agreement discontinued the services of Early as the independent public accountant for the Company. The Company has replaced Early with BDO Seidman, LLP effective as of such date. The decision to change accountants was approved by the Company's Board of Directors. Early's report on the financial statements of the Company for each of years ending December 31, 1993 and 1994 contained no adverse opinion, or disclaimers of opinion but includes an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern. Further, during such periods and any subsequent period preceding such disengagement, there were no disagreements with Early on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Early, would have caused Early to make reference to the subject matter of such disagreements in connection with its report.

                                    EXPERTS

  The financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement for the periods ended December 31, 1993 and 1994 and June 1, 1992 to December 31, 1994 cumulative have been audited by Robert Early & Company, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon the reports of Robert Early & Company, given upon their authority as experts in accounting and auditing. The financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement for the period ended December 31, 1995 and June 1, 1992 to December 31, 1995 cumulative have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein and in the Registration Statement. Insofar as amounts for the period June 1, 1992 to December 31, 1994, BDO Seidman, LLP's opinion is based solely on the report of other auditors. Such financial statements have been included in reliance upon the reports of BDO Seidman, LLP, given upon their authority as experts in accounting and auditing. The reports of BDO Seidman, LLP and Robert Early & Company, P.C. each include an explanatory paragraph that the Company's recurring losses from operations, negative working capital and limited capital resources raise substantial doubt about the Company's ability to continue as a going concern.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission in Washington, DC a registration statement on Form S-1 (together with all amendments thereto, the "Registration Statement"), under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Preferred Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being deemed to be qualified in its entirety by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, upon the payment of prescribed fees.

                       INDEX TO FINANCIAL STATEMENTS

             MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY

                                                                            PAGE
                                                                            ----
Report of Independent Certified Public Accountants--BDO Seidman, LLP on
 behalf of Medical Device Technologies, Inc...............................   F-1
Report of Independent Certified Public Accountants--Robert Early &
 Company, P.C. on behalf of CytoProbe Corporation.........................   F-2
Consolidated Balance Sheets as of December 31, 1994, December 31, 1995 and
 March 31, 1996 (unaudited)...............................................   F-3
Consolidated Statements of Operations for the years ended December 31,
 1994, December 31, 1995, the three months ended March 31, 1995 and March
 31, 1996 (unaudited) and the period from June 1, 1992 to March 31, 1996
 (Cumulative) (unaudited).................................................   F-4
Consolidated Statements of Changes in Stockholders' Equity................   F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1994 and December 31, 1995, for the three months ended March 31, 1995 and
 March 31, 1996 (unaudited), and for the period from June 1, 1992 to March
 31, 1996 (Cumulative) (unaudited)........................................   F-8
Summary of Accounting Policies............................................   F-9
Notes to Consolidated Financial Statements................................  F-12
Schedule II--Valuation and Qualifying Accounts............................   S-1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Medical Device Technologies, Inc.
 and Subsidiary (formerly Cytoprobe
 Corporation)
San Diego, California

  We have audited the accompanying consolidated balance sheet of Medical Device Technologies, Inc. and subsidiary (formerly Cytoprobe Corporation) (a development stage company) (the "Company") as of December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. We have also audited the statements of operations and cash flows for the period from June 1, 1992 through December 31, 1995, except that we did not audit these financial statements for the period from June 1, 1992 to December 31, 1994; those statements were audited by other auditors whose report dated February 17, 1995 contained an explanatory paragraph raising substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Our opinion, insofar as it relates to the amounts for the period from June 1, 1992 to December 31, 1994, is based solely on the report of other auditors.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Device Technologies, Inc. and subsidiary (a development stage company) at December 31, 1995 and the results of their operations and their cash flows for the year then ended and for the period June 1, 1992 through December 31, 1995 in conformity with generally accepted accounting principles.

  As discussed in Note 15 to the financial statements, the Company changed its method of computing amortization in the fourth quarter of 1995.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations, negative working capital and limited capital resources raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Los Angeles, California

January 29, 1996, except for Note 5
 which is as of April 9, 1996
 andNotes 7 and 16 which are as of
 May 17, 1996

                                                 /s/ BDO Seidman, LLP

                                          By______________________________
                                                     BDO Seidman, LLP

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
CytoProbe Corporation
La Jolla, California

  We have audited the accompanying consolidated balance sheets of CytoProbe Corporation (a development stage company) and subsidiary as of December 31, 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. We have also audited the statement of operations and cash flows for the period June 1, 1992 through December 31, 1994. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CytoProbe Corporation (a development stage company) and subsidiary at December 31, 1994, and the consolidated results of its operations and its consolidated cash flows for the year then ended and the statement of operations and cash flow for the period June 1, 1992 through December 31, 1994, in conformity with generally accepted accounting principles.

  As discussed in Note 15 to the financial statements, the Company changed its method of computing amortization in the fourth quarter of 1995.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has no operating revenues. This situation raises substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to this situation are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     /s/ Robert Early & Company,
                                     P.C.         Robert Early & Company, P.C.


Abilene, Texas

February 17, 1995, except for Note
 15 which is as of December 31, 1995

             MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY

                     (FORMERLY CYTOPROBE CORPORATION)

                       (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED BALANCE SHEETS

                                        DECEMBER 31,  DECEMBER 31,   MARCH 31,
                                            1994          1995          1996
                                        ------------  ------------  ------------
                                         (RESTATED)                 (UNAUDITED)
           ASSETS (NOTE 3)
CURRENT ASSETS
 Cash.................................  $   483,611   $    306,851  $    192,333
 Inventory............................          --         147,593       205,897
 Prepaid royalties (Note 5)...........          --          60,000        60,000
 Prepaid expenses and other assets....          --          28,082       101,483
                                        -----------   ------------  ------------
    Total current assets..............      483,611        542,526       559,713
                                        -----------   ------------  ------------
PROPERTY AND EQUIPMENT:
 Furniture and fixtures...............       75,015        112,149       113,263
 Machinery and equipment..............          --          17,136        96,086
 Equipment under capital lease........        5,349          5,349         5,349
                                        -----------   ------------  ------------
                                             80,364        134,634       214,698
 Less accumulated depreciation........       16,563         37,309        43,498
                                        -----------   ------------  ------------
NET PROPERTY AND EQUIPMENT............       63,801         97,325       171,200
                                        -----------   ------------  ------------
LICENSE AGREEMENTS (net of accumulated
 amortization of $405,275 and $627,887
 at December 31, 1994 and 1995 and
 $687,386 at March 31, 1996) (Note 2).    1,770,854      1,598,242     1,838,743
PREPAID ROYALTIES (Note 5)............          --         115,000       100,000
LOAN ORIGINATION FEES (Note 3)........          --         117,500        72,000
PREPAID MARKETING COSTS (net of
 amortization of $493,075 at December
 31, 1994)............................      125,781            --            --
OTHER ASSETS..........................        8,341         44,341         8,341
                                        -----------   ------------  ------------
                                        $ 2,452,388   $  2,514,934  $  2,749,997
                                        ===========   ============  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable.....................  $   164,958   $    276,366  $    359,301
 Accrued expenses.....................      326,640         40,927        60,115
 Accrued patent license cost..........       50,000            --            --
 Short-term notes payable, net of
  unamortized discount of $384,375 at
  December 31, 1995 and $247,500 at
  March 31, 1996 (Note 3).............       50,000        640,625     1,402,500
 Accrued license fee payable..........          --             --        250,000
 Current obligation under termination
  agreement...........................          --             --        148,000
 Current obligation under capital
  lease (Note 4)......................        1,587          1,728         1,728
                                        -----------   ------------  ------------
    Total current liabilities.........      593,185        959,646     2,221,644
OTHER LIABILITIES
 Termination agreement obligation.....          --             --        209,667
 Capital lease obligation (Note 4)....        3,400          1,755         1,163
                                        -----------   ------------  ------------
COMMITMENTS (Note 5)
STOCKHOLDERS' EQUITY (Note 6)
 Series I convertible preferred stock,
  247,500 shares authorized, 153,750
  and 247,500 issued and outstanding..          --         384,375       618,750
 Preferred stock, 10,000,000 shares
  authorized, $.01 par value,
  0 shares issued and outstanding ....          --             --            --
 Common stock, $.15 par value
  (100,000,000 shares authorized, and
  4,289,963, 8,393,199 and 8,774,339
  outstanding)........................      643,495      1,258,980     1,316,151
 Stock to be issued (1,096,875, 50,000
  and 50,000 shares)..................      796,250         23,440        23,440
 Additional paid-in capital...........    9,716,485     12,146,899    12,325,983
 Deferred compensation (Note 5).......       66,406        247,500       326,144
 Accumulated deficit ($5,660,131,
  $8,800,959 and $10,586,243,
  accumulated during the development
  stage through December 31, 1994 and
  1995 and March 31, 1996)............   (9,366,833)   (12,507,661)  (14,292,945)
                                        -----------   ------------  ------------
    Total stockholders' equity........    1,855,803      1,553,533       317,523
                                        -----------   ------------  ------------
                                        $ 2,452,388   $  2,514,934  $  2,749,997
                                        ===========   ============  ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                        (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    JUNE 1, 1992
                                                                                    TO MARCH 31,
                          YEAR ENDED DECEMBER 31,   THREE MONTHS ENDED MARCH 31,        1996
                          ------------------------  ------------------------------  (CUMULATIVE)
                             1994         1995          1995            1996        (UNAUDITED)
                          -----------  -----------  -------------- ---------------  ------------
                          (RESTATED)                         (UNAUDITED)             (RESTATED)
OPERATING EXPENSES:
  Research and
   development..........  $   778,468  $   943,510  $     170,657  $       173,445  $  2,229,949
  General and
   administrative.......    1,916,895    2,194,393        467,322        1,095,506     6,862,114
                          -----------  -----------  -------------  ---------------  ------------
LOSS FROM CONTINUING
 OPERATIONS.............   (2,695,363)  (3,137,903)      (637,979)      (1,268,951)   (9,092,063)
OTHER INCOME (EXPENSE):
  Interest income.......          --           --             --               --          6,096
  Interest expense......       (2,904)      (2,925)          (603)        (516,333)     (523,216)
  Loss on sale
   marketable securities
   (Note 7).............      (18,655)         --             --               --        (20,790)
  Net unrealized loss on
   marketable
   securities...........          --           --             --               --        (64,500)
                          -----------  -----------  -------------  ---------------  ------------
LOSS BEFORE DISCONTINUED
 OPERATIONS AND DISPOSAL
 OF OIL AND GAS
 OPERATIONS.............   (2,716,922)  (3,140,828)      (638,582)      (1,785,284)   (9,694,473)
DISCONTINUED OPERATIONS.          --           --             --               --       (520,396)
LOSS FROM DISPOSAL OF
 OIL AND GAS OPERATIONS
 (Note 8)...............     (371,374)         --             --               --       (371,374)
                          -----------  -----------  -------------  ---------------  ------------
NET LOSS................  $(3,088,296) $(3,140,828) $    (638,582) $    (1,785,284) $(10,586,243)
                          ===========  ===========  =============  ===============  ============
PRIMARY LOSS PER SHARE:
Loss from continuing
 operations.............  $      (.90) $      (.47) $        (.11) $          (.21)
Loss from disposal of
 oil and gas operations.         (.12)         --             --               --
                          -----------  -----------  -------------  ---------------
Net loss................  $     (1.02) $      (.47) $        (.11) $          (.21)
                          ===========  ===========  =============  ===============
Weighted average shares
 outstanding............    3,032,813    6,714,168      5,557,070        8,641,410
                          ===========  ===========  =============  ===============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                               PREFERRED STOCK        COMMON STOCK     ADDITIONAL
                               -----------------  --------------------  PAID-IN
                               SHARES   AMOUNT     SHARES     AMOUNT    CAPITAL
                               -------  --------  --------- ---------- ----------
BALANCE, MAY 31, 1992.........     --   $    --   2,859,017 $  440,008 $4,252,058
Common stock issued for:
  Cash........................     --        --     717,667     96,494    462,450
  Research and development and
   services...................     --        --     455,932     68,390    359,046
  Patent and licensing costs..     --        --     350,000     52,500     78,750
  Prepaid market research.....     --        --   1,150,000    172,500    258,750
Stock to be issued............     --        --         --         --     163,958
Net loss from June 1 through
 December 31, 1992............     --        --         --         --         --
                                ------  --------  --------- ---------- ----------
BALANCE, DECEMBER 31, 1992....     --        --   5,532,616    829,892  5,575,012
                                ------  --------  --------- ---------- ----------
Common stock issued for:
  Cash........................     --        --     625,500     93,825    237,400
  Patent and licensing costs..     --        --   1,000,000    150,000    639,000
  Research and development,
   compensation, and services.     --        --     725,000    108,750    705,294
Stock to be issued............     --        --         --         --         --
Net loss for 1993.............     --        --         --         --         --
                                ------  --------  --------- ---------- ----------
BALANCE, DECEMBER 31, 1993....     --   $    --   7,883,116 $1,182,467 $7,156,706
                                ======  ========  ========= ========== ==========

                                             DEFERRED  RETAINED
                                   STOCK     COMPEN-    DEFICIT
                                TO BE ISSUED  SATION  (RESTATED)      TOTAL
                                ------------ -------- -----------  -----------
BALANCE, MAY 31, 1992..........   $    --     $ --    $(3,706,702) $   985,364
Common stock issued for:
  Cash.........................        --       --            --       558,944
  Research and development and
   services....................        --       --            --       427,436
  Patent and licensing costs...        --       --            --       131,250
  Prepaid market research......        --       --            --       431,250
Stock to be issued.............     75,000      --            --       238,958
Net loss from June 1 through
 December 31, 1992.............        --       --       (791,994)    (791,994)
                                  --------    -----   -----------  -----------
BALANCE, DECEMBER 31, 1992.....     75,000      --     (4,498,696)   1,981,208
                                  --------    -----   -----------  -----------
Common stock issued for:
  Cash.........................    (75,000)     --            --       256,225
  Patent and licensing costs...        --       --            --       789,000
  Research and development,
   compensation, and services..        --       --            --       814,044
Stock to be issued.............     42,000      --            --        42,000
Net loss for 1993..............        --       --     (1,779,841)  (1,779,841)
                                  --------    -----   -----------  -----------
BALANCE, DECEMBER 31, 1993.....   $ 42,000    $ --    $(6,278,537) $ 2,102,636
                                  ========    =====   ===========  ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                        (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                            PREFERRED STOCK      COMMON STOCK        ADDITIONAL
                            ---------------- ----------------------    PAID-IN
                            SHARES   AMOUNT    SHARES      AMOUNT      CAPITAL
                            ------- -------- ----------  ----------  -----------
BALANCE, JANUARY 1, 1994..      --  $    --   7,883,116  $1,182,467  $ 7,156,706
Reverse stock split.......      --       --  (6,569,121)   (985,368)     985,368
Common stock issued for:
 (Note 6)
  Cash....................      --       --     769,640     115,446      368,816
  Research and
   development,
   compensation and
   services...............      --       --   1,211,828     181,774      949,074
  Patent and licensing
   costs..................      --       --     900,000     135,000      218,333
  Conversion of debt......      --       --      94,500      14,175       38,189
Stock to be issued........      --       --         --          --           --
Accrued stock issuance
 (Note 5).................      --       --         --          --           --
Net loss for 1994.........      --       --         --          --           --
                            ------- -------- ----------  ----------  -----------
BALANCE, DECEMBER 31,
 1994.....................      --       --   4,289,963     643,494    9,716,486
                            ------- -------- ----------  ----------  -----------
Stock to be issued (Note
 6).......................      --       --
Common stock issued for:
 (Note 6)
  Cash....................      --       --      86,000      12,900       17,100
  Patent and licensing
   costs..................      --       --      40,000       6,000       44,000
  Purchases, research and
   development,
   compensation, and
   services...............      --       --   1,807,561     271,135    1,291,995
  Conversion of debt......      --       --     687,500     103,125      171,875
  Private placement.......      --       --   1,482,175     222,326      752,443
Accrued stock issuance
 (Note 5).................      --       --         --          --           --
Issuance of warrants (Note
 6).......................      --       --         --          --       153,000
Issuance of preferred
 stock (Note 6)...........  153,750  384,375        --          --           --
Net loss for 1995.........      --       --         --          --           --
                            ------- -------- ----------  ----------  -----------
BALANCE, DECEMBER 31,
 1995.....................  153,750 $384,375  8,393,199  $1,258,980  $12,146,899
                            ======= ======== ==========  ==========  ===========

                                             DEFERRED   RETAINED
                                   STOCK     COMPEN-    DEFICIT
                                TO BE ISSUED  SATION   (RESTATED)      TOTAL
                                ------------ -------- ------------  -----------
BALANCE, JANUARY 1, 1994......   $  42,000   $    --  $ (6,278,537) $ 2,102,636
Reverse stock split...........         --         --           --           --
Common stock issued for: (Note
 6)
  Cash........................     (42,000)       --           --       442,262
  Research and development,
   compensation and services..         --         --           --     1,130,848
  Patent and licensing costs..         --         --           --       353,333
  Conversion of debt..........         --         --           --        52,364
Stock to be issued............     796,250        --           --       796,250
Accrued stock issuance (Note
 5)...........................         --      66,406          --        66,406
Net loss for 1994.............         --         --    (3,088,296)  (3,088,296)
                                 ---------   -------- ------------  -----------
BALANCE, DECEMBER 31, 1994....     796,250     66,406   (9,366,833)   1,855,803
                                 ---------   -------- ------------  -----------
Stock to be issued (Note 6)...     201,959        --           --       201,959
Common stock issued for: (Note
 6)
  Cash........................         --         --           --        30,000
  Patent and licensing costs..         --         --           --        50,000
  Purchases, research and
   development, compensation,
   and services...............         --         --           --     1,563,130
  Conversion of debt..........         --         --           --       275,000
  Private placement...........    (974,769)       --                        --
Accrued stock issuance (Note
 5)...........................         --     181,094          --       181,094
Issuance of warrants (Note 6).         --         --           --       153,000
Issuance of preferred stock
 (Note 6).....................         --         --           --       384,375
Net loss for 1995.............         --         --    (3,140,828)  (3,140,828)
                                 ---------   -------- ------------  -----------
BALANCE, DECEMBER 31, 1995....   $  23,440   $247,500 $(12,507,661) $ 1,553,533
                                 =========   ======== ============  ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                        (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                               PREFERRED STOCK      COMMON STOCK     ADDITIONAL
                               ---------------- --------------------   PAID-IN
                               SHARES   AMOUNT   SHARES     AMOUNT     CAPITAL
                               ------- -------- --------- ---------- -----------
BALANCE, JANUARY 1, 1996.....  153,750 $384,375 8,393,199 $1,258,980 $12,146,899
Common stock issued for:
 (Note 6)
  Purchases, research and
   development, compensation,
   and services (unaudited)..      --       --    381,140     57,171     179,084
Accrued stock and warrant
 issuance (Note 5)
 (unaudited).................      --       --        --         --          --
Issuance of preferred stock
 (Note 6) (unaudited)........   93,750  234,375       --         --          --
Net loss for the three months
 ended
 March 31, 1996 (unaudited)..      --       --        --         --          --
                               ------- -------- --------- ---------- -----------
BALANCES, MARCH 31, 1996
 (unaudited).................  247,500 $618,750 8,774,339 $1,316,151 $12,325,983
                               ======= ======== ========= ========== ===========

                                             DEFERRED   RETAINED
                                   STOCK     COMPEN-    DEFICIT
                                TO BE ISSUED  SATION   (RESTATED)      TOTAL
                                ------------ -------- ------------  -----------
BALANCE, JANUARY 1, 1996......    $23,440    $247,500 $(12,507,661) $ 1,553,533
Common stock issued for: (Note
 6)
  Purchases, research and
   development, compensation,
   and services (unaudited)...        --          --           --       236,255
Accrued stock and warrant
 issuance (Note 5)
 (unaudited)..................        --       78,644          --        78,644
Issuance of preferred stock
 (Note 6) (unaudited).........        --          --           --       234,375
Net loss for the three months
 ended
 March 31, 1996 (unaudited)...        --          --    (1,785,284)  (1,785,284)
                                  -------    -------- ------------  -----------
BALANCES, MARCH 31, 1996
 (unaudited)..................    $23,440    $326,144 $(14,292,945) $   317,523
                                  =======    ======== ============  ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                        (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           JUNE 1, 1992
                               YEAR ENDED           THREE MONTHS ENDED     TO MARCH 31,
                              DECEMBER 31,               MARCH 31,             1996
                         ------------------------  ----------------------  (CUMULATIVE)
                            1994         1995        1995        1996      (UNAUDITED)
                         -----------  -----------  ---------  -----------  ------------
                         (RESTATED)                     (UNAUDITED)         (RESTATED)
INCREASE (DECREASE) IN
 CASH
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net loss..............  $(3,088,296) $(3,140,828) $(638,582) $(1,785,284) $(10,586,243)
 Adjustments to
  reconcile net loss to
  net cash provided by
  operations:
 Loss from
  discontinued
  operations from
  January 1 through
  May 31, 1992.........          --           --         --           --       (100,599)
 Stock paid for
  services.............    1,130,848    1,563,130    152,734      236,255     3,758,996
 Compensation
  recognized relating
  to accrued employee
  stock grants.........       66,406      181,094     81,875       77,695       325,195
 Compensation
  recognized relating
  to the issuance of
  warrants.............          --       153,000        --           949       153,949
 Bad debt expense......          --           --         --           --        394,720
 Depreciation and
  amortization.........      603,979      369,139     58,970       65,689     1,348,397
 Amortization of loan
  origination fees and
  original issue
  discount.............          --           --         --       479,250       479,250
 Loss on disposal of
  fixed assets.........        5,804          --         --           --        102,595
 Reversal of
  litigation
  outstanding at end
  of prior year........          --      (286,996)       --           --       (286,996)
 Loss on sale of
  marketable
  securities...........       18,655          --         --           --         48,290
 Net unrealized loss
  on marketable
  securities...........          --           --         --           --         37,000
 Loss on disposal of
  oil and gas
  operations...........      368,894          --         --           --        368,894
 Increase (decrease)
  from changes in:
 Accounts receivable...       16,906          --         --           --          2,515
 Interest receivable...          --           --         --           --          8,053
 Amounts due from
  related party........          --           --         --           --          1,682
 Inventory.............          --      (147,593)   (22,921)     (58,304)     (205,897)
 Prepaid royalties.....          --      (175,000)       --        15,000      (160,000)
 Prepaid expenses and
  other assets.........       (8,341)     (28,082)   (42,757)     (73,401)     (277,825)
 Other assets..........          --       (36,000)       --           --        (44,341)
 Accounts payable......       31,519      111,408    (39,121)      82,935       272,219
 Termination agreement
  liability............          --           --         --       357,667       357,667
 Accrued expenses and
  taxes................       60,750        1,283        --        19,188        63,015
                         -----------  -----------  ---------  -----------  ------------
   Net cash used in
    operating
    activities.........     (792,876)  (1,435,445)  (449,802)     582,361    (3,939,464)
                         -----------  -----------  ---------  -----------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Patent and marketing
  licensing costs......      (89,260)     (50,000)   (26,940)     (50,000)     (575,110)
 Purchase of property
  and equipment........      (39,689)     (54,270)       --       (44,065)     (186,439)
 Proceeds from sale of
  marketable
  securities...........       55,345          --         --           --        110,671
 Loan payments
  received.............          --           --         --           --         44,560
 Proceeds from sale of
  fixed assets.........          --           --         --           --         11,634
 Investment by
  discontinued
  operations...........          --           --         --           --          8,323
                         -----------  -----------  ---------  -----------  ------------
   Net cash used in
    investing
    activities.........      (73,604)    (104,270)   (26,940)     (94,065)     (586,361)
                         -----------  -----------  ---------  -----------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net borrowings from
  related party........          --           --         --           --         22,608
 Proceeds from notes
  payable..............       50,000    1,182,500        --       562,500     1,845,000
 Principal payments on
  notes payable........          --       (50,000)       --           --        (50,000)
 Proceeds from common
  stock to be issued...      754,250      201,959     67,500          --      1,237,167
 Proceeds from issuing
  common stock.........      486,627       30,000        --           --      1,364,052
 Capital lease
  financing............        4,987       (1,504)       --          (592)        2,891
 Advances on private
  common stock
  placement............       44,217          --         --           --        296,440
                         -----------  -----------  ---------  -----------  ------------
   Net cash provided by
    financing
    activities.........    1,340,081    1,362,955     67,500      561,908     4,718,158
                         -----------  -----------  ---------  -----------  ------------
NET INCREASE (DECREASE)
 IN CASH...............      473,601     (176,760)  (409,242)    (114,518)      192,333
CASH, beginning of
 year..................       10,010      483,611    483,611      306,851           --
                         -----------  -----------  ---------  -----------  ------------
CASH, end of period....  $   483,611  $   306,851  $  74,369  $   192,333  $    192,333
                         ===========  ===========  =========  ===========  ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                        SUMMARY OF ACCOUNTING POLICIES

 Description of Business

  Medical Device Technologies, Inc. (the "Company"), is a public company incorporated in Utah on February 6, 1980 and headquartered in San Diego, California. The Company currently trades on the Nasdaq SmallCap Market (MEDD). Prior to 1992, the Company's core business was the exploration and production of hydrocarbons. As of June 1, 1992, the Company re-entered the development stage. Effective January 1, 1994, the Company completed the divestiture of all oil and gas properties, and was no longer in the hydrocarbon business. Since that time, the Company has been exclusively a medical device company. The Company changed its name in April 1995, from Cytoprobe Corporation, to reflect the change of focus.

  The Company has developed three innovative medical device products. The first product, the Personal Alarm System (PAS) is a device which monitors the integrity of infection control barriers, such as surgical gloves and gowns worn during medical procedures. The second product, the Cell Recovery System
(CRS) is a cell "brushing" and retrieval system using an automated biopsy brush for the collection of specimen cells for diagnostic purposes, primarily (but not limited to) cancer detection. The third product, the Intracranial Pressure Measuring System (ICP) is a diagnostic device that measures pressure within the skull non-invasively. The Company received FDA clearance of the PAS during the year ended December 31, 1995 and received FDA clearance of the CRS in March, 1996.

 Basis of Presentation

  The unaudited interim financial statements for the three month periods ended March 31, 1995 and 1996 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring adjustments) and disclosures which are necessary for a fair presentation. The results of operations for the three month period ended March 31, 1996 is not necessarily indicative of the results for the full year.

 Inventory

  During the year ended December 31, 1995, the Company began preliminary production of PAS device components. The inventory balance shown is the accumulated costs of parts and materials at December 31, 1995 and March 31, 1996.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is being provided on a straight line basis over the estimated useful lives of the related assets which range from three to seven years.

 Loan Origination Fees and Original Issue Discount

  In conjunction with the Company's private placement of notes payable and preferred stock (Note 3), the Company incurred $180,000 in loan origination fees through March 31, 1996 ($117,500 through December 31, 1995). Further, the Company recorded an original issue discount of $618,750 through March 31, 1996 ($384,375 through December 31, 1995). These fees are being amortized over approximately five months, which is the expected term of the notes payable as they are to be repaid upon consummation of the proposed public offering of convertible preferred stock.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                  SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)

 License Agreements

  The Company has entered into various license agreements whereby the Company has acquired the exclusive worldwide rights to commercialize, manufacture, and sell its three products. In addition, the Company paid finder's fees relating to two of the three products. These costs, along with legal costs to register the related patents, have been capitalized and are being amortized over ten years, which is the estimated useful life.

 Income Taxes

  Effective January 1, 1994, the Company adopted FAS 109 "Accounting for Income Taxes." It requires an asset and liability approach for financial accounting and reporting of deferred income taxes. Generally, FAS 109 allows for recognition of deferred tax assets in the current period for the future benefit of net operating loss carryforwards and items for which expenses have been recognized for financial statement purposes but will be deductible in future periods. A valuation allowance is recognized, if on the weight of available evidence it is more likely than not that some portion or all of the deferred tax asset will not be realized. The adoption of FAS 109 did not have any effect on the financial statements of the Company.

 Cash Flows

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Earnings Per Share

  Earnings per share data has been computed on the weighted average number of shares of common stock outstanding each period. Warrants outstanding have not been considered in the average number of shares since the effect would be anti-dilutive. Weighted average shares outstanding at December 31, 1994 and 1995 and March 31, 1996 includes the stock to be issued.

 New Accounting Pronouncements

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. SFAS No. 121 establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption of SFAS No. 121 to have a material affect on its financial position or results of operations.

  Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) issued by the Financial Accounting Standards Board (FASB) is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                  SUMMARY OF ACCOUNTING POLICIES--(CONCLUDED)

financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. At the present time, the Company has not determined if it will change its accounting policy for stock based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown. The Company does not expect adoption of SFAS No. 123 to have a material effect on its financial position or results of operations.

 Fair Value of Notes Payable

  The fair value of notes payable is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

 Reclassifications

  Certain reclassifications have been made to conform the prior year's amounts to the current year's presentation.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

1. GOING CONCERN

  These financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses from operations, negative working capital and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further, the Company does not have sufficient cash flow to fund completion of its development programs or current level of expenses or pay $1,650,000 in notes due in December 1996.

  Management plans to raise net proceeds of approximately $5,700,000 in capital through a public offering of convertible preferred stock during the second quarter of 1996. There is no assurance that the public offering will be successful.

  In the event this offering is not completed and the Company does not achieve certain minimum sales of the PAS device during the next twelve months, the Company will be required to seek alternative sources of financing, of which there can be no assurance. In such event, the Company would have to curtail product as well as research and development plans substantially due to lack of funds. The long-term viability of the Company is dependent on its ability to profitably develop and market its current products and to obtain the financing necessary to fund its anticipated growth.

  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

2. LICENSE AGREEMENTS

  These assets are as follows:

                                                    DECEMBER 31,
                                                --------------------- MARCH 31,
                                    USEFUL LIFE    1994       1995       1996
                                    ----------- ---------- ---------- ----------
CRS................................  10 Years   $1,038,624 $1,038,624 $1,338,624
ICP................................  10 Years      942,505    942,505    942,505
PAS................................  10 Years      195,000    245,000    245,000
                                                ---------- ---------- ----------
                                                 2,176,129  2,226,129  2,526,129
Less accumulated amortization......                405,275    627,887    687,386
                                                ---------- ---------- ----------
                                                $1,770,854 $1,598,242 $1,838,743
                                                ========== ========== ==========

3. SHORT-TERM NOTES PAYABLE

  Pursuant to a Confidential Private Placement Memorandum dated October 27, 1995, between December 14, 1995 and January 24, 1996, the Company effected a private placement of notes and 247,500 shares of Series I convertible preferred stock. Of the $1,650,000 of gross proceeds, $618,750 was allocated to the preferred stock ($384,375 through December 31, 1995) and represents the original issue discount on the notes. The proceeds of the private placement are being used to provide working capital to the Company.

  Notes sold in the private placement bear interest at 10% per annum and mature at the earlier of (i) the expiration of twelve months after their issuance, (ii) receipt by the Company of at least $3,000,000 in gross proceeds from (a) a public or private sale of its securities, (b) a joint venture, or
(c) a licensing agreement. The unamortized original issue discount was $384,375 and $247,500 at December 31, 1995 and March 31, 1996.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

  The notes issued are secured by a first priority lien on all assets of the Company. This security interest will terminate upon repayment of the notes.

  The loan origination fees associated with the above private placement totaled $180,000 ($117,500 through December 31, 1995). The unamortized loan origination fees were $117,500 and $72,000 at December 31, 1995 and March 31, 1996.

  During the year ended December 31, 1995, the Company repaid a note payable in the principal amount of $50,000 which existed at December 31, 1994.

4. CAPITAL LEASE OBLIGATION

  Minimum future lease payments under a capital lease for each of the next two years and in aggregate are as follows:

   DECEMBER 31,                                                          AMOUNT
   ------------                                                          ------
   1996................................................................. $2,214
   1997.................................................................  1,660
                                                                         ------
                                                                          3,874
   Less: amount representing interest...................................    391
                                                                         ------
   Present value of minimum lease payments.............................. $3,483
                                                                         ======

5. COMMITMENTS

  The Company is currently leasing its offices under a three year operating lease which ends July, 1997. Future minimum lease payments under this and other operating leases are as follows:

   DECEMBER 31,                                                          AMOUNT
   ------------                                                          -------
   1996................................................................. $40,248
   1997.................................................................  29,364
   1998.................................................................   2,748
   1999.................................................................   2,748
   2000.................................................................   2,748
                                                                         -------
                                                                         $77,856
                                                                         =======

  Rent expense was $78,220 and $54,642 for the years ended December 31, 1994 and 1995 and $22,963 and $5,079 for the three months ended March 31, 1995 and 1996.

ROYALTY AGREEMENTS

  The Company entered into a royalty agreement when it purchased the exclusive license and technological rights relating to the CRS device. Under the terms of the agreement, the Company will pay one party an amount of $300,000 under defined payment terms beginning in January 1996 of which $50,000 was paid through March 31, 1996 and the balance of which is due in the second quarter of 1996. Also, the Company will pay royalties to a second party amounting to 5% of the average retail sales price on all net sales, plus $100,000 in twenty equal quarterly installments of $5,000 beginning January 1, 1997. The Company can terminate this agreement with 90 days written notice at which time all patent rights will cease.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

  The Company entered into a royalty agreement when it purchased the exclusive license and received the technology and developments relating to the PAS device. Under the terms of the agreement, the Company will pay royalties in the amount of 5% of the net sales price of each product for the life of the patent. Previous consulting payments made by the Company in the amount of $160,000 at December 31, 1995 will be deducted from royalties at the rate of $15,000 per quarter, provided that the minimum royalty payable in each quarter will be $7,813. In addition, the Company entered into a royalty agreement when it obtained the exclusive license to the Signal Modulation Barrier Monitor, which is a component part of the PAS. Pursuant to this license agreement, the Company will pay royalties of 1% of the average retail sales price on all net sales, through the life of the future patent, when registered. The Company has obtained FDA clearance for the PAS and began marketing the device in the first quarter of 1996.

  The Company entered into a royalty agreement when it exercised its option to enter into an exclusive license agreement for the ICP device. Under the terms of the agreement, the Company will pay royalties equal to 10% of the net sales proceeds from the ICP, with a minimum payment of $90,000 for the year ended December 31, 1996 and $200,000 for all subsequent years through the life of the patent. With respect to the royalties due in 1996, $15,000 is prepaid at December 31, 1995. The Company can terminate this agreement with 90 days written notice, at which time all patent rights will cease.

  Further, in accordance with a finder's agreement, the Company is obligated to pay royalties equal to 8% of the gross sales of the ICP, as well as to issue an additional 2,000,000 restricted shares of common stock to the finder when gross sales of the ICP reach $10,000,000. The Company believes, on the advice of counsel, that it is not obligated to pay the 8% royalty or the 2,000,000 shares of restricted stock based on a breach of contract by the finder, as the finder failed to reimburse the Company for consulting fees in accordance with the agreement.

MEDICAL ADVISORY AGREEMENTS

  On January 1, 1996, the Company entered into agreements with seven medical advisors for a two year term. The agreements provide for 12,000 shares of Common Stock to be issued to each advisor per year, issued semi-annually.

EMPLOYMENT CONTRACTS

  Effective August 31, 1994, the Company entered into an employment agreement with the Chief Executive Officer for a four year term providing for a base salary of $162,000 per year, in addition to 250,000 shares of common stock to be granted at the end of two years of employment. The agreement also provides for 200,000 warrants, exercisable after the earlier of August 31, 1996 or a public offering of stock, through August 31, 1999 at an exercise price of $1.00 per share. Compensation expense for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996 is recorded for the 250,000 shares based on the pro-rata shares earned and the market value of the stock at the end of the period. No compensation expense was recorded for the issuance of the warrants since they were not issued below fair market value. A separate severance agreement provides for severance benefits upon involuntary termination in the amount of three years' base salary.

  Effective August 31, 1994, the Company entered into an employment agreement with the former Executive Vice President for a four year term providing for a base salary of $120,000 per year, in addition to 200,000 shares of common stock to be granted at the end of two years of employment. The agreement also provided for 150,000 warrants, exercisable after the earlier of August 31, 1996 or a public offering stock, through August 31, 1999 at an exercise price of $1.00 per share. Compensation expense for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996 is recorded for the 200,000 shares based on the pro-rata shares earned and the market value of the stock at the end of the period. No compensation expense was recorded for

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED) the issuance of the warrants since they were not issued below fair market value. A separate severance agreement provided for severance benefits upon involuntary termination in the amount of three years' base salary.

  On March 29, 1996, the Company and the former Executive Vice President entered into a termination agreement which terminated the existing employment and severance agreement and settled any and all claims between the two parties. Under the termination agreement, the former Executive Vice President will receive twenty-nine monthly payments of $10,000, commencing on April 1, 1996 and ending August 31, 1998. Further, the 200,000 shares of common stock discussed above will be fully vested and available to the former Executive Vice President as of August 31, 1996. The former Executive Vice President was also issued warrants to purchase 75,000 shares of common stock at $.40 per share, which was below the fair market value of the common stock at the date of grant. Compensation expense was recorded relating to the issuance of these warrants in the three months ended March 31, 1996. Finally, the provisions relating to the 150,000 warrants discussed above remain the same.

  Effective January 4, 1995, the Company entered into an employment agreement with the Vice President of Marketing and Sales for a three year term providing for a base salary of $110,000 per year, in addition to 100,000 shares of common stock to be issued on August 31, 1996. The agreement also provides for 25,000 warrants at an exercise price of $1.00 per share to be issued on each of January 4, 1996, 1997 and 1998. Compensation expense for the year ended December 31, 1995 and the three months ended March 31, 1996 is recorded for the 100,000 shares based on the pro-rata shares earned and the market value of the stock at the end of the period. No compensation expense was recorded for the issuance of the warrants since they were not issued below fair market value. The agreement also provides for severance benefits upon involuntary termination in the amount of six month's base salary.

  Effective March 15, 1996, the Company entered into an exclusive employment agreement with the Vice President of New Business Development for a three year term providing for a base salary of $108,000 per year, in addition to 25,000 shares of common stock which vest on March 15, 1997 and 25,000 shares of common stock which vest on March 15, 1998. The agreement also provides for 18,750 warrants at an exercise price of $.40 per share to be issued on each of March 15, 1997, 1998, 1999 and 2000. The warrants are exercisable for a period of five years from the date of issuance. Compensation expense for the three months ended March 31, 1996 is recorded for the 50,000 shares based on the pro-rata shares earned and the market value of the stock at the end of the period. Compensation expense was also recorded for the issuance of the warrants since they were issued below fair market value. The agreement also provides for severance benefits upon involuntary termination in the amount of six month's base salary.

  Effective March 15, 1996, the Company entered into a non-exclusive employment agreement with the Chief Financial Officer for a three year term providing for a base salary of $60,000 per year, in addition to 12,500 shares of common stock which vest on March 15, 1997 and 12,500 shares of common stock which vest on March 15, 1998. The agreement also provides for 12,500 warrants at an exercise price of $.40 per share to be issued on each of March 15, 1997, 1998, 1999 and 2000. The warrants are exercisable for a period of five years from the date of issuance. Compensation expense for the three months ended March 31, 1996 is recorded for the 25,000 shares based on the pro-rata shares earned and the market value of the stock at the end of the period. Compensation expense was also recorded for the issuance of the warrants since they were issued below fair market value. The agreement also provides for severance benefits upon involuntary termination in the amount of six month's base salary.

OTHER COMMITMENTS

  The Company is a defendant in a lawsuit filed by Chandler Church & Company ("Chandler Church"). The lawsuit demands payment of approximately $330,000 for services rendered and/or funds that Chandler Church

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

alleged to have advanced. Prior to the lawsuit, the Company had issued a substantial amount of its stock, approximately 2,070,000 shares, to Chandler Church & Company and its affiliates for services claimed to have been rendered to the Company, which the Company is now disputing. These entities assigned their claims to Uptown Trust, and the case was subsequently dismissed by the Superior Court of San Diego County. However, after the dismissal, Chandler Church refiled the same complaint. The Company has filed an answer denying the claims in the complaint and filed a cross-complaint. On April 9, 1996, Chandler Church's complaint was dismissed by the Superior Court of San Diego County, California. A default has been entered against Chandler Church on the Company's cross-complaint against Chandler Church. Damages against Chandler Church on the cross-complaint have not yet been assessed by the Court and the Company believes that it has no liability under any of these actions. The Company also believes it has meritorious defenses to all such claims. In the event that the Company does not prevail, the loss could have a material adverse effect on the financial condition of the Company.

6. STOCKHOLDERS' EQUITY

COMMON STOCK

  During the year ended December 31, 1994, the Company issued 1,096,875 shares in a private placement offering. This stock was classified as stock to be issued at December 31, 1994 because the Company did not issue the shares until the offering was closed. During the first quarter of 1995, an additional 200,000 shares were sold. During the second quarter of 1995, the shares were issued. As the Company decided to reduce the purchase price from $.80 per share to $.70 per share, an additional 185,300 shares were issued, for a total of 1,482,175 shares. Net proceeds from the private placement, after deducting associated costs, amounted to $974,769.

  During June and July 1995, the Company raised $275,000 from the issuance of convertible debentures. These notes were converted into 687,500 shares of common stock during December 1995.

  During the years ended December 31, 1995 and 1994, the Company received cash of $30,000 and $484,262 for the issuance of 86,000 and 769,640 shares of common stock, respectively.

  During the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996, other unregistered stock and stock under Form S-8 registrations were issued for services provided to the Company. An S-8 registration allows the Company to issue free-trading stock to employees, directors and consultants and advisors for services rendered to the Company.

PREFERRED STOCK

  In April of 1995, the Company amended its Articles of Incorporation to authorize 10,000,000 shares of $.01 par value preferred stock. In December of 1995, the Company further amended its Articles of Incorporation to authorize 187,500 of Series I Convertible Preferred Stock. On January 19, 1996, the Company amended its Articles of Incorporation to increase the authorized shares of Series I Convertible Preferred Stock from 187,500 to 247,500. In the event that the Company fails to effect an offering of common stock within six months after December 14, 1995, each share of the Series I Convertible Preferred Stock will convert into common stock based upon the price of the Company's common stock on June 14, 1996 (less a discount of 20%) in an amount equal to the number of shares of common stock equal to $5, plus any declared but unpaid dividends. The Company believes that it will be able to obtain the agreement from each of the holders of the Series I Convertible Preferred Stock to extend the date of automatic conversion for thirty days in exchange for 7,500 redeemable warrants.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

  Through March 31, 1996, in conjunction with the private placement of short term notes payable (Note 3), the Company issued 247,500 shares of Series I convertible preferred stock. The shares were assigned a value of $618,750. As no consideration was paid for the preferred stock, this amount is considered an original issue discount and is being amortized to interest expense over approximately five months, which is the expected term of the notes payable which are to be repaid upon consummation of Company's contemplated offering of convertible preferred stock in 1996.

  In connection with the private placement which commenced during the year ended December 31, 1994 and was completed in the second quarter of 1995, and certain other agreements, the Company agreed to issue warrants, each of which allowed the holder to purchase one share of the Company's common stock at a specified price. Details of the warrants are as follows:

                                                NUMBER OF   PER SHARE
                   ISSUED TO                    WARRANTS  EXERCISE PRICE EXPIRES
                   ---------                    --------- -------------- -------
January 1, 1994................................       --           --
  Granted Private Placement....................   460,000        $1.00     8/98
  Granted Officers.............................   350,000        $1.00     8/99
  Granted Noteholder...........................    10,000        $1.00     9/99
                                                ---------
December 31, 1994..............................   820,000
  Granted Public relations firm................   300,000  $1.00-$2.00     6/96
  Granted Officer..............................   300,000          .40     7/00
  Granted Officer..............................    75,000        $1.00     1/03
  Granted Convertible debentures...............   137,500          .60     5/96
  Granted Private placement....................    58,750        $1.00     8/98
  Granted Consultant...........................    56,250        $1.00     2/00
  Granted Employee.............................    25,000        $1.00     8/00
  Granted Employee.............................    25,000        $1.00    12/00
                                                ---------
December 31, 1995.............................. 1,797,500
  Granted Employee.............................    50,000         $.40     3/05
  Granted Employee.............................    75,000         $.40     3/05
  Granted Former employee......................    75,000         $.40     8/01
                                                ---------
March 31, 1996................................. 1,997,500
                                                =========

  In regards to the issuance of 300,000 warrants to an officer at $.40 per warrant during the year ended December 31, 1995, compensation expense of $153,000 was recorded as the difference between the fair market value of the warrants and the issue price at the measurement date. Compensation was also recorded for the warrants granted at $.40 during the three months ended March 31, 1996 based on the pro-rata amount of warrants earned. Compensation expense was not recorded for any other issuances of warrants to officers or employees as the fair market value of the warrants was below the exercise price.

7. COMPENSATORY STOCK BENEFIT PLANS

  During the year ended December 31, 1994, the Company adopted the Compensatory Stock Benefit Plan (the "1994 Plan") for certain technical and professional employees and independent third parties who provide services in connection with the development of the Company's products or otherwise in connection with its business. The 1994 Plan authorizes the Company to issue up to 500,000 shares under the 1994 Plan. At December 31, 1994, all 500,000 shares were issued under the 1994 Plan.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

  During the year ended December 31, 1995, the Company adopted the Compensatory Stock Benefit Plan (the "1995 Plan") for certain technical and professional employees and independent third parties who provide services in connection with the development of the Company's products or otherwise in connection with its business. The 1995 Plan authorizes the Company to issue up to 1,750,000 shares under the 1995 Plan. Shares may be awarded under the 1995 Plan until December 31, 1996. At December 31, 1995, all 1,750,000 shares were issued under the 1995 Plan.

  The 1996 Stock Compensation Plan (the "1996 Plan") was established by the Company effective January 16, 1996. The 1996 Plan allows for issuance of common stock to certain technical and professional employees and independent third parties who provide services in connection with the development of the Company's products or otherwise in connection with its business. The 1996 Plan authorizes the Company to issue up to 950,000 shares under the 1996 Plan. Shares may be awarded under the Plan until January 10, 1998. As of May 17, 1996, 622,640 shares were issued under the 1996 Plan.

8. LOSS ON SALE OF MARKETABLE SECURITIES

  At January 1, 1994, the Company held 59,200 shares of Golden Triangle Royalty and Oil stock. This investment had a cost basis of $111,000 and a fair market value of $74,000. This investment was being carried on the books at the lower of cost or market which reflected an unrealized loss of $37,000. During the year ended December 31, 1994, this investment was liquidated at an additional loss of $18,655.

9. LOSS FROM DISPOSAL OF OIL AND GAS OPERATIONS

  Effective January 1, 1994, the Company completed the liquidation of its oil and gas operations and their related assets and liabilities. These consisted primarily of a small amount of cash, a note receivable (offset by a deferred gain allowance), oil and gas leases, and royalty payables. Consideration for this transaction consisted of the transferee's assumption of the potential plugging and environmental liabilities associated with these assets and a note receivable from a third party which proved to be worthless. The Company recognized a loss of $371,374 as the result of this disposition during the year ended December 31, 1994.

10. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1995, Mr. Thomas Glasgow, a director of the Company, received compensation of $25,297 for computer and other general corporate consulting services.

  In June 1994, the Company issued 700,000 shares of its common stock to Surgisafe, Inc. ("Surgisafe") in exchange for Surgisafe's assignment to the Company (the "Surgisafe Assignment") of Surgisafe's rights under an exclusive sales agreement entered into with the Company on September 11, 1992 (the "Surgisafe Agreement"). Under the Surgisafe Agreement, Surgisafe had the exclusive right to sell the CRS and ICP, as well as other future products in a defined sales territory. Under the Surgisafe Agreement, the Company was obligated to pay Surgisafe commissions equal to 20% of the net sales price of sales in the sales territory and to issue to Surgisafe 16,667 shares of the Company's common stock. The 700,000 shares of the common stock issued to Surgisafe in June 1994 pursuant to the Surgisafe Assignment were distributed in February 1995 to Mr. William E. Mayer, III, the son of William E. Mayer, II, a member of the Company's Scientific Advisory Board, and Mr. Roland Frasier, III, the son of B. Roland Freasier, II, the Executive Vice President of the Company. Mr. Mayer III was appointed to the Company's Board of Directors and subsequently resigned in 1995.

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

11. INCOME TAXES

  The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the net deferred tax asset and liability, and their approximate tax effects, are as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
Capital lease liability............................... $     1,696  $       --
Excess tax depreciation over book.....................      (3,871)      (9,715)
Investment tax credit carryforward....................       6,941        6,941
Net operating loss carryforwards......................   3,508,583    5,182,724
Valuation allowance...................................  (3,513,349)  (5,179,950)
                                                       -----------  -----------
                                                       $       --   $       --
                                                       ===========  ===========

  Due to management not being able to conclude that it is more likely than not that the deferred tax asset will be realized, a valuation allowance has been recorded for the full amount.

  At December 31, 1995, the Company had approximately $13,168,000 of federal operating loss carryovers and $4,361,200 of state operating loss carryovers to offset future taxable income; these carryovers will expire in various years through 2010. As a result of a change in ownership, federal tax rules impose limitations on the use of net operating losses. The limitation will reduce the amount of these benefits that will be available to offset future taxable income each year, starting with the year of ownership change. The dollar amount of these limitations is indeterminable at this time.

12. FOURTH QUARTER ADJUSTMENTS AND TRANSACTIONS

  During the fourth quarter of the year ended December 31, 1995, the Company recorded net adjustments in the amount of $748,577 relating to the reversal of an estimated loss accrual for litigation of $286,996, an adjustment to deferred compensation of $118,969, the recording of prepaid royalties of $120,000, and the recording of amortization expense of $222,612. The adjustments decreased net loss by $.10 per share for the year ended December 31, 1995.

13. SUPPLEMENTAL EARNINGS PER SHARE DATA

  On December 18, 1995, $275,000 of convertible promissory notes were converted into common stock. Had this conversion occurred on June 23, 1995, the date of issuance, the reported net loss per common share for the year ended December 31, 1995 would have decreased $.02 to ($.45).

14. SUPPLEMENTAL DISCLOSURES OF NON-CASH OPERATING, INVESTING AND FINANCING TRANSACTIONS

  During the year ended December 31, 1995 and the three months ended March 31, 1996, the Company issued Series I convertible preferred stock valued at $384,375 and $234,375 in conjunction with notes payable issued in a private placement (Notes 3 and 6). This amount is recorded as an original issue discount.

  During the years ended December 31, 1995 and 1994, $275,000 and $52,364 of debt was converted into common stock (Note 6).

               MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY
                       (FORMERLY CYTOPROBE CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (INFORMATION WITH RESPECT TO MARCH 31, 1995 AND 1996 IS UNAUDITED)

  During the years ended December 31, 1994 and 1995 and the three months ended March 31, 1995, and 1996, deferred compensation expense of $66,406, $181,094, $81,875 and $78,644 was recorded relating to accrued employee stock grants and warrants (Note 5).

  During the year ended December 31, 1995, $153,000 of compensation expense was recorded relating to the issuance of warrants with an exercise price below fair market value at the date of issuance.

  During the years ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, $1,130,848, $1,563,130, $177,734 and $236,255 of
obligations relating to purchases and services rendered were satisfied through the issuance of common stock.

  During the years ended December 31, 1994 and 1995, $353,333 and $50,000 of obligations relating to the purchase of patents and marketing licenses were paid for through the issuance of common stock.

15. CHANGE IN ACCOUNTING PRINCIPLE

  In the fourth quarter of 1995, the Company changed its method of amortizing its license agreements from commencement of product shipment to the estimated useful life of the license agreement, which is ten years. This method was adopted because the Company believes it results in a better matching of expenses with revenues. This change in accounting method has been applied by retroactively restating the financial statements of the Company for the years ended December 31, 1994 and 1995 and from June 1, 1992 to December 31, 1995 (cumulative). The effect of the changes on the consolidated statements of operations is to increase the losses as follows:

                                                                   JUNE 1, 1992
                                                                   TO DECEMBER
                                                                     31, 1995
YEARS ENDED DECEMBER 31,                       1994       1995     (CUMULATIVE)
- ------------------------                     ---------  ---------  ------------
Net loss:
  Effect on continuing operations........... $(199,763) $(222,612)  $(627,887)
  Effect on discontinued operations and
   disposal of oil and gas operations.......       --         --          --
  Effect on net loss........................  (199,763)  (222,612)   (627,887)
Primary loss per share:
  Effect on continuing operations...........      (.07)      (.03)        --
  Effect on discontinued operations and
   disposal of oil and gas operations.......       --         --          --
  Effect on net loss........................      (.07)      (.03)        --

16. SUBSEQUENT EVENTS

  In April and May of 1996 the Company borrowed an aggregate of $300,000 (the "Short Term Debt") from four (4) individuals, two (2) of whom are Directors of the Company, pursuant to six (6) month unsecured promissory notes that bear interest at the rate of 12% per annum and which the Company intends to repay on the closing of this offering; provided that the Company has agreed that it will pay at least three (3) months of interest with respect to the Short Term Debt regardless of when it is repaid. In connection with issuing the notes the Company also issued an aggregate of 150,000 three-year warrants, subject to adjustment, to purchase shares of Common Stock exercisable at the lower of a 15% discount from the average of the bid and asked price as of the date of the Short Term Debt or the lowest five day average market price of the Common Stock during the actual time the Short Term Debt is outstanding.

             MEDICAL DEVICE TECHNOLOGIES, INC. AND SUBSIDIARY

                     (FORMERLY CYTOPROBE CORPORATION)

                       (A DEVELOPMENT STAGE COMPANY)

              SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

COLUMN A                              COLUMN B   COLUMN C   COLUMN D   COLUMN E
- --------                             ---------- ---------- ---------- ----------
                                                ADDITIONS
                                     BALANCE AT CHARGED TO            BALANCE AT
                                     BEGINNING  COSTS AND               END OF
DESCRIPTION                           OF YEAR    EXPENSES  DEDUCTIONS    YEAR
- -----------                          ---------- ---------- ---------- ----------
Accumulated amortization
 of license agreements
Year ended December 31,
 1995...............................  $405,275   $222,612     $--      $627,887
 1994 (Restated)....................   205,512    199,763      --       405,275
 1993 (Restated)....................    30,732    174,780      --       205,512

                            [INSIDE BACK COVER PAGE]


                                     [ART]

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN THE PERSONS MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

Prospectus Summary.........................................................   3
The Offering...............................................................   5
Summary Consolidated Financial Data........................................   8
Risk Factors...............................................................   9
The Company................................................................  21
Use of Proceeds............................................................  23
Market Price for the Common Stock and Dividends............................  24
Capitalization.............................................................  25
Dilution...................................................................  26
Selected Consolidated Financial Data.......................................  27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  28
Business...................................................................  34
Management.................................................................  44
Executive Compensation.....................................................  49
Management Employment Agreements; Consulting Agreements....................  51
Option Plans...............................................................  52
Principal Shareholders.....................................................  53
Certain Transactions.......................................................  55
Description of Securities..................................................  55
Certain Federal Income Tax Considerations..................................  60
Shares Eligible for Future Sale............................................  62
Underwriting...............................................................  64
Legal Matters..............................................................  66
Change in Accountants......................................................  66
Experts....................................................................  66
Additional Information.....................................................  66
Index to Financial Statements.............................................. F-0

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       MEDICAL DEVICE TECHNOLOGIES, INC.


                   1,400,000 SHARES OF    % CUMULATIVE
                     CONVERTIBLE SERIES A PREFERRED STOCK

                    AND 1,400,000 REDEEMABLE WARRANTS

                               ----------------

                                  PROSPECTUS

                               ----------------


                         FIRST ALLIED SECURITIES, INC.
                              [LOGO APPEARS HERE]

                              JUNE   , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

              (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                 SUBJECT TO COMPLETION DATED MAY 23, 1996
PROSPECTUS

                       MEDICAL DEVICE TECHNOLOGIES, INC.
     247,500 SHARES OF   % CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK

                      AND 247,500 REDEEMABLE WARRANTS

  This Prospectus relates to (i) 247,500 shares of % Cumulative Convertible Series A preferred stock, par value $.01 per share (the "Preferred Stock"), of Medical Device Technologies, Inc. (the "Company"), which were issued in connection with a private placement completed in January of 1996 (the "Private Placement"), and (ii) 247,500 redeemable common stock purchase warrants (the "Redeemable Warrants") to be issued on the date of this Prospectus to the investors in such private placement. This Prospectus also relates to shares of common stock, par value $.15 per share (the "Common Stock"), which are issuable upon the conversion of such shares of Preferred Stock and the exercise of such Redeemable Warrants (the holders of all of the foregoing securities are sometimes hereinafter collectively referred to as the "Selling Shareholders"). The Preferred Stock and the Redeemable Warrants (which are sometimes hereinafter collectively referred to as the "Securities") held by the Selling Shareholders may be sold from time to time by the Selling Shareholders, provided that a current registration statement with respect to the Securities is then in effect and subject to the prior written consent of the Underwriter of a concurrent public offering of the Company (described below) permitting such securities to be sold if sold within 13 months from the date of this Prospectus. See "Concurrent Offering" and "Plan of Distribution."

  The distribution of the shares of Preferred Stock, and the Redeemable Warrants offered hereby by the Selling Shareholders hereof may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for sale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

                                ---------------

  SEE "RISK FACTORS" LOCATED ON PAGE 7 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PREFERRED STOCK AND COMMON STOCK OFFERED HEREBY.

                                ---------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE   SECURITIES
      COMMISSION   PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS
        PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL
          OFFENSE.

                                ---------------

  The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Preferred Stock and Common Stock offered, and any profits realized or commissions received may be deemed underwriting compensation.

  The Company will not receive any of the proceeds from the sale of the shares of the Preferred Stock, the Redeemable Warrants or the shares of Common Stock by the Selling Shareholders. Expenses of this offering, other than fees and expenses of counsel to the Selling Shareholders and selling commissions, will be paid by the Company. See "Plan of Distribution."

  Prior to this offering, there has been no public market for the Preferred Stock or the Redeemable Warrants and there can be no assurance that such a market will develop after the completion of this offering, or if developed, that it will be sustained. It is currently anticipated that the initial public offering prices of the Preferred Stock and the Redeemable Warrants will be $5.00 and $.10 respectively and that the shares of Preferred Stock and the Redeemable Warrants will be included on the Nasdaq SmallCap Market under the symbols "MEDDP" and "MEDW", respectively. The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "MEDD."

  On the date of this Prospectus, a registration statement including a prospectus of even date filed under the Securities Act with respect to an underwritten public offering by the Company of 1,400,000 shares of Preferred Stock and up to an additional 210,000 shares of Preferred Stock to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive net proceeds of approximately $5,711,800 from the sale of the shares of Preferred Stock included in the underwritten public offering, and will receive approximately $931,770 in additional net proceeds if the over-allotment option is exercised in full after payment of underwriting discounts and commissions and estimated expenses of the underwritten public offering. Sales of Preferred Stock or the Redeemable Warrants by the Selling Shareholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Preferred Stock. See "Concurrent Offering."

       , 1996

              (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                              CONCURRENT OFFERING

  On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 1,400,000 shares of Preferred Stock and 1,400,000 Redeemable Warrants and up to an additional 210,000 shares of Preferred Stock and 210,000 Redeemable Warrants to cover over-allotments, if any, [was declared effective] by the Securities and Exchange Commission. Sales of Preferred Stock or Common Stock by the Company and the Selling Shareholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock. See "Risk Factors--Shares Eligible for Future Sale."

            (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                                  THE OFFERING

Securities Offered............  1,400,000 shares of % Cumulative Convertible
                                Series A Preferred Stock and 1,400,000
                                Redeemable Warrants. The Preferred Stock and
                                Redeemable Warrants may be purchased separately and will be separately tradeable immediately upon issuance.

TERMS OF THE SECURITIES:
 Preferred Stock:
  Dividends...............      Cumulative from the date of original issuance
                                at the rate of % per annum, payable semi-annually on June 30 and December 31, commencing
                                June 30, 1996, when as and if declared by the Board of Directors out of funds legally available therefor. Dividends are payable solely in shares of Common Stock. See
                                "Description of Securities-- % Cumulative
                                Convertible Series A Preferred Stock--
                                Dividends."

  Conversion Rights.......      Convertible into shares of Common Stock
                                commencing on     , 1996, [120 days from the
                                date of this Prospectus], at a rate of
                                shares of Common Stock for each share of
                                Preferred Stock (a Conversion Price of $    per
                                share of Common Stock). See "Description of
                                Securities--  % Cumulative Convertible Series A
                                Preferred Stock--Right to Convert." Unless
                                previously converted, on    , 1997, [thirteen
                                (13) months after the date of this Prospectus]
                                (the "Automatic Conversion Date") the Preferred
                                Stock will automatically convert into
                                shares of Common Stock. See "Description of
                                Securities--  % Cumulative Convertible Series A
                                Preferred Stock--Automatic Conversion."

  Voting Rights...........      Each holder of shares of Preferred Stock will
                                be entitled to vote together with, and on all matters submitted to, the holders of Common
                                Stock on an as-converted basis assuming
                                conversion based upon the Conversion Price. See
                                "Description of Securities-- % Cumulative
                                Convertible Series A Preferred Stock--Voting
                                Rights."

  Liquidation Preference..      In the event of the liquidation, dissolution or
                                winding up of the Company, holders of shares of Preferred Stock will receive a Liquidation
                                Preference of $5.00 per share, plus any accrued but unpaid dividends, before any distribution to holders of Common Stock or another class of capital stock junior to the Preferred Stock.
                                See "Description of Securities-Preferred
                                Stock--Liquidation Preference."

 Redeemable Warrants......      Each Redeemable Warrant entitles the holder to
                                purchase [50% of the number of shares issuable
                                upon conversion of the Preferred Stock]
                                shares of Common Stock at an exercise price
                                of $3.75 per Redeemable Warrant ($    per share
                                of Common Stock [150% of the Conversion Price])
                                and, subject to redemption, will be exercisable
                                commencing    , 1997 [13 months after the date
                                of this Prospectus] until    , 1999 [36

            (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                                months after the date of this Prospectus].
                                Under certain circumstances the Redeemable
                                Warrants may be redeemable by the Company at a price of $.05 per Redeemable Warrant at any
                                time after     , 1997 [16 months after the date
                                of this Prospectus] if the market price of the Common Stock, for a period of 20 consecutive days ending within 10 days prior to the date of the notice of redemption delivered by the Company, equals or exceeds $ [200% of the Conversion Price]. See "Description of Securities--Redeemable Warrants."

Securities Outstanding Subsequent to the Offering: (1)

 Common Stock...................... 9,015,839
 Preferred Stock (2)............... 1,647,500
 Redeemable Warrants (3)........... 1,647,500

 Use of Proceeds.........       Market the Company's first medical device
                                product, conducting the clinical trials for and completing the development of the Company's second and third medical devices, repayment of indebtedness and working capital purposes. See
                                "Use of Proceeds."

 Risk Factors............       The Preferred Stock offered hereby involves a
                                high degree of risk. See "Risk Factors."
Nasdaq SmallCap Symbols:

 Common Stock.............................................................  MEDD
 Preferred Stock (Proposed)(4)............................................ MEDDP
 Redeemable Warrants (Proposed)(4)........................................ MEDDW

- --------

(1) Unless otherwise indicated herein to the contrary, all share and per share information does not give effect to the issuance of: (i) upon conversion of
  the 1,400,000 shares of Preferred Stock offered hereby,       shares of
  Common Stock; (ii) up to an additional 210,000 shares of Preferred Stock issuable upon exercise of the Over-Allotment Option, and up to an additional shares of Common Stock issuable upon the conversion of the Preferred Stock included in the Over-Allotment Option; (iii) upon the exercise of 1,400,000
  Redeemable Warrants offered hereby,     shares of Common Stock; (iv) up to an
  additional     shares of Common Stock upon the exercise of up to an
  additional 210,000 Redeemable Warrants included in the Over-Allotment option;
  (v) 2,147,500 shares of Common Stock reserved for issuance pursuant to outstanding warrants having a weighted average exercise price of approximately $.89 per share, subject to adjustment; (vi) 625,000 shares of Common Stock reserved for issuance to officers, employees and consultants;
  (vii) upon the exercise of warrants granted to the Representative in connection with this offering, 140,000 shares of Preferred Stock, 140,000
  Redeemable Warrants and the      shares of Common Stock into which such
  Preferred Stock is convertible and such Redeemable Warrants are exercisable;
  (viii) an additional      shares of Common Stock issuable by the Company upon
  the conversion of 247,500 shares of Preferred Stock and exercise of 247,500 Redeemable Warrants to be issued to the Selling Shareholders on the date of this Prospectus; (ix) 327,360 shares of Common Stock issuable under the 1996 Stock Compensation Plan; and (x) 50,000 shares of Common Stock to be issued.

(2) Includes an additional 247,500 shares of Preferred Stock that are being registered for sale on behalf of the Selling Shareholders in the Concurrent Offering.

(3) Includes an additional 247,500 Redeemable Warrants that are being registered for sale on behalf of the Selling Shareholders in the Concurrent Offering.

(4) The Company has applied to include the Preferred Stock and the Redeemable Warrants on the Nasdaq SmallCap System commencing on the effective date of this offering.

             (ADDITIONAL PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                             PLAN OF DISTRIBUTION

  The shares of Preferred Stock, and the Redeemable Warrants offered hereby are being offered directly by the Selling Shareholders, subject to the agreement with the Representative of the concurrent public offering that such Securities may not be sold for thirteen (13) months from the date of this Prospectus without the prior written consent of the Representative and then only to or through the Representative. Such Securities will be freely tradeable provided that when the they are released by the Representative, a current registration statement with respect to such Securities is then in effect. The following table sets forth certain information regarding each of the Selling Shareholders. Except as set forth below, to the knowledge of the Company, there is no position, office or other material relationship between any of the Selling Shareholders and the Company, nor have any such material relationships existed within the past three (3) years. Except as indicated in the footnotes to these tables, the Company believes that the persons named in the following tables have sole voting and investment power with respect to the shares of Preferred Stock and Common Stock indicated.

                           SHARES OF                                           SHARES OF
                           PREFERRED    REDEEMABLE                             PREFERRED    REDEEMABLE
                             STOCK       WARRANTS    SHARES OF    REDEEMABLE     STOCK       WARRANTS
                          BENEFICIALLY BENEFICIALLY  PREFERRED     WARRANTS   BENEFICIALLY BENEFICIALLY
                             OWNED        OWNED     STOCK BEING     BEING     OWNED AFTER     OWNED
                           UPON THIS    UPON THIS     OFFERED      OFFERING       THIS      AFTER THIS
        NAME(1)           OFFERING (2) OFFERING (2) FOR SALE (2) FOR SALE (2) OFFERING (2) OFFERING (2)
        -------           ------------ ------------ -----------  ------------ ------------ ------------
Dora Birn...............      1,875        1,875        1,875        1,875          0            0
Donald N. and Donna
Cohen JTWROS(3).........      1,875        1,875        1,875        1,875          0            0
Morris & Selma Cohen
JTWROS(3)...............      1,875        1,875        1,875        1,875          0            0
Continental Stock
Transfer and Trust
Company.................      7,500        7,500        7,500        7,500          0            0
Dorigol ................     15,000       10,000       15,000       15,000          0            0
First Comet Corp........      7,500        7,500        7,500        7,500          0            0
Ralph Forgacs...........      1,875        1,875        1,875        1,875          0            0
Alexander Futernik......      1,875        1,875        1,875        1,875          0            0
Brian Gell..............      3,750        3,750        3,750        3,750          0            0
Arthur L. Goldberg IRA .      3,750        3,750        3,750        3,750          0            0
Susan F. Goldberg.......      3,750        3,750        3,750        3,750          0            0
Richard Grobman.........      3,750        3,750        3,750        3,750          0            0
Donald Gross............      7,500        7,500        7,500        7,500          0            0
Alan Grotenstein........      3,750        3,750        3,750        3,750          0            0
Jerry Heymann...........      3,750        5,750        3,750        3,750          0            0
Holistica International.     15,000       15,000       15,000       15,000          0            0
Mohammad & Hasina
Hossain JTWROS(3) ......      1,875        1,875        1,875        1,875          0            0
Key Ring Limited........     11,250       11,250       11,250       11,250          0            0
Michael & Shoshana
Margolin................      7,500        7,500        7,500        7,500          0            0
Sandy Mayerson & Manuel
Mayerson................      5,625        5,625        5,625        5,625          0            0
Regina Miakinkoff.......      1,875        1,875        1,875        1,875          0            0
Richard Miller..........      1,875        1,875        1,875        1,875          0            0
Natper Ltd..............      1,875        1,875        1,875        1,875          0            0
Ronald & Carolyn Nilsen.      1,875        1,875        1,875        1,875          0            0
Omotsu Holdings, Inc....     22,500       22,500       22,500       22,500          0            0
Richard G. Ornstein.....      3,750        3,750        3,750        3,750          0            0
Dr. Natu Patel and
Daksha Patel............      3,750        3,750        3,750        3,750          0            0
Esther Purjes...........      7,500        7,500        7,500        7,500          0            0
Gholam Rahman & Zeenat
Rahman..................      1,875        1,875        1,875        1,875          0            0
Mark A. Rydell..........      3,750        3,750        3,750        3,750          0            0
Fredda Sheib............     11,250       11,250       11,250       11,250          0            0
Gerald E. Snow..........      5,625        5,625        5,625        5,625          0            0
Judy W. Solely..........      3,750        3,750        3,750        3,750          0            0
David and Joseph Soucek
JTWROS (3)..............      7,500        7,500        7,500        7,500          0            0
Evan Stern..............      7,500        7,500        7,500        7,500          0            0
Francis Stephens .......      1,875        1,875        1,875        1,875          0            0
Darwin Ting.............      7,500        7,500        7,500        7,500          0            0
Richard Titley..........      7,500        7,500        7,500        7,500          0            0
Tournier Investments
LTD.....................      7,500        7,500        7,500        7,500          0            0
Robert S. Trump.........     11,250       11,250       11,250       11,250          0            0
Leonard Vitullo ........      1,875        1,875        1,875        1,875          0            0
Peter J. Wasserman......      3,750        3,750        3,750        3,750          0            0
Solomon & Leah
Werzberger..............      1,875        1,875        1,875        1,875          0            0
Daniel P. Weiner........      3,750        3,750        3,750        3,750          0            0
David M. Wiener.........      3,750        3,750        3,750        3,750          0            0
                            -------      -------      -------      -------        ---          ---
  TOTAL.................    247,500      247,500      247,500      247,500          0            0
                            -------      -------      -------      -------        ---          ---

- --------

(1) None of such persons owned five percent (5%) or more of the outstanding Preferred Stock. Each such person also holds Notes issued pursuant to the Private Placement, all of which Notes will be repaid with accrued interest from the net proceeds of the Concurrent Offering. See "Use of Proceeds."
(2) Assumes all shares of Preferred Stock and all Redeemable Warrants being registered will be sold.
(3) Held as joint tenants with right of survivorship.

              (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

  The Company will not receive any of the proceeds from the sale of any of the Securities by the Selling Shareholders although the Company will receive proceeds from the exercise of the Redeemable Warrants. The sale of the Securities may be effected by the Selling Shareholders from time to time in transactions in the over-the-counter market, on the Nasdaq SmallCap Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Securities to or through the Representative, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Securities for whom it may act as agent or to whom it sells as principal, or both (which compensation might be in excess of customary commissions).

  In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Shareholders.

  The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

  Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of Securities by the Selling Shareholders.

  The Company has agreed to pay all fees and expenses incident to the registration of the shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Shareholders.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IF THE PERSONS MAKING SUCH OFFER OR SOLICITATION ARE NOT QUALIFIED TO DO SO OR TO ANY PERSON TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

Prospectus Summary.........................................................   3
The Offering...............................................................   4
Summary Consolidated Financial Data........................................   6
Risk Factors...............................................................   7
The Company................................................................  19
Use of Proceeds............................................................  21
Market Price for the Common Stock and Dividends............................  22
Capitalization.............................................................  23
Dilution...................................................................  24
Selected Consolidated Financial Data.......................................  25
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  26
Business...................................................................  32
Management.................................................................  42
Executive Compensation.....................................................  47
Management Employment Agreements; Consulting Agreements....................  49
Option Plans...............................................................  50
Principal Shareholders.....................................................  51
Certain Transactions.......................................................  52
Description of Securities..................................................  52
Certain Federal Income Tax Considerations..................................  57
Shares Eligible for Future Sale............................................  59
Underwriting...............................................................  61
Legal Matters..............................................................  63
Change in Accountants......................................................  63
Experts....................................................................  63
Additional Information.....................................................  63
Index to Financial Statements.............................................. F-1

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       MEDICAL DEVICE TECHNOLOGIES, INC.

                       247,500 SHARES OF    % CUMULATIVE
                     CONVERTIBLE SERIES A PREFERRED STOCK

                     AND 247,500 REDEEMABLE WARRANTS

                               ----------------

                                  PROSPECTUS

                               ----------------

                              JUNE   , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The Company estimates that expenses in connection with the offering of the Preferred Stock described in this Registration Statement (other than underwriting discounts and commissions and the Underwriter's non-accountable expense allowance) will be as follows:

      SEC filing fee..............................................  $  7,343.27
      NASD filing fee.............................................     2,629.55
      NASDAQ filing fee...........................................     1,000.00
      Accounting fees and expenses*...............................    75,000.00
      Legal fees and expenses*....................................   200,000.00
      Blue Sky fees and expenses*.................................    35,000.00
      Printing and engraving*.....................................    92,657.41
      Transfer Agent's and Registrar fees*........................     5,000.00
      Miscellaneous expenses*.....................................    91,369.77
                                                                    -----------
       Total......................................................  $500,000.00
                                                                    ===========

     --------
     * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Articles of Incorporation provides for indemnification of personal liability of the Directors of the Corporation to the fullest extent permitted by Subsections (1)-(3) of Section 16-10a-902 of the Utah Revised Business Corporation Act.

  Article VIII of the By-Laws of the Company ("By-Laws"), which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Utah Revised Business Corporation Act.

  Article VIII of the By-Laws provides as follows:

                                "ARTICLE VIII"

                                INDEMNIFICATION

  Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including, without limitation, attorneys' fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

  A judgment or conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-laws or by any of the following procedures:

    (a) order of the Court or administrative body or agency having jurisdiction of the action, suit or proceeding

    (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding

    (c) if there is no quorum of Directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by the majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors

    (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or

    (e) order of any Court having jurisdiction over the Corporation.

  Any such determination that a payment by way of indemnification should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers and employees of the Corporation and the other person above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a Director, officer or employee of the Corporation.

  Reference is made to Section 7 of the Underwriting Agreement that provides for indemnification of the officers and directors of the Underwriter under certain circumstances.

ITEM 15. Recent Sales of Unregistered Securities.

  In February of 1993 through October of 1993, the Company sold 86,748 unregistered shares of Common Stock for which it received aggregate gross proceeds of $86,748. There were no discounts or commissions paid with respect to the issuance of these securities. Such sale of Common Stock was made pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder and all of the purchasers were accredited investors, and there was no general solicitation or advertising with respect to any of these sales.

  In April through August of 1994, the Company issued an aggregate of 670,914 unregistered shares of Common Stock pursuant to Regulation S promulgated under the Securities Act for aggregate gross proceeds of $421,678.83.

  In June of 1994, the Company issued 700,000 unregistered shares of Common Stock to an affiliated entity to reacquire certain sales and marketing rights with respect to one of the Company's medical products. Such sales and marketing rights were valued at $233,334 and the issuance of such shares of Common Stock was made pursuant to Section 4(2) of the Securities Act.

  In June of 1994, the Company issued 40,000 unregistered shares of Common Stock to a single purchaser in a private transaction for aggregate gross proceeds of $20,000. Such sale of securities was effected pursuant to Section 4(2) of the Securities Act.

  In August of 1994, the Company sold 100,000 unregistered shares of Common Stock for aggregate gross proceeds of $55,000 to a single purchaser in a private transaction. Such transaction was effected pursuant to Section 4(2) of the Securities Act.

  In September of 1994, the Company issued 200,000 unregistered shares of Common Stock to an individual in connection with the acquisition of a license for one of its medical devices, the value of which was $120,000. Such shares were issued pursuant to Section 4(2) of the Securities Act.

  In May of 1995, the Company sold an aggregate of 20.75 units at the purchase price of $50,000 per unit to nineteen (19) investors for which it received aggregate gross proceeds of $1,037,500. Each unit consisted of 71,429 unregistered shares of Common Stock and 25,000 3-year warrants, each warrant to purchase a share of Common Stock for $1.00 per share. In connection therewith, the Company also issued 56,250 2-year warrants, each warrant to purchase a share of Common Stock at an exercise price of $1.00 per share to the broker-dealer who facilitated the sale of the units. The sale of these securities was made pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder and all of the investors were accredited investors and there was no general solicitation or advertisement with respect to same.

  In June of 1995, the Company sold 86,000 unregistered shares of Common Stock to a consultant to the Company in a private transaction for an aggregate proceeds of $30,100. Such sale was pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder.

  In June and July of 1995, the Company issued an aggregate of $275,000 of short-term convertible debt, which matured in six months, if not converted into Common Stock, and bore interest at the rate of 48% per annum. In connection with the issuance of convertible debt, the Company also issued an aggregate of 137,500 warrants, each warrant to purchase a share of Common Stock for $.60 per share. The warrants expire ten days after the effective date of a registration statement on Form S-3 relating to shares of Common Stock underlying the warrants. These securities were sold pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder and all of the purchasers were accredited investors, and there was no general solicitation or advertising with respect thereto.

  In July of 1995, the Company entered into a placement agent agreement with the Representative to act as placement agent with respect to a "best efforts" private placement of a minimum of $400,000 and a maximum of $1,650,000 of the Company's securities. On January 26, 1995, the Company completed the private placement pursuant to which it sold 33 units for aggregate gross proceeds of $1,650,000. Each unit consisted of (i) secured one-year 10% $50,000 promissory note, and (ii) 7,500 shares of the Company's Series I convertible preferred stock. The Series I preferred stock does not pay dividends and is automatically convertible into the Preferred Stock being sold in this offering provided that the effective date of this registration statement is on or before June 15, 1996. In the event that this offering is not effected before June 15, 1996, the Series I preferred stock shall automatically convert into Common Stock on the basis of 1 share of Series I preferred stock for the number of shares of Common Stock equal to $5.00 (plus any declared and unpaid dividends, if any) divided by 80% of the average of the closing bid and asked price of the Common Stock on June 14, 1996. The private placement was made pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder and all of the purchasers were accredited investors, and there was no general solicitation or advertising with respect thereto. The Representative received a commission equal to 10% of the gross proceeds plus $15,000 for expenses.

  In December of 1995, the Company issued 20,665 unregistered shares of Common Stock to its landlord in a private transaction in settlement of rent payments of $20,665. Such issuance is pursuant to Section 4(2) of the Securities Act.

  In April and May of 1996 the Company borrowed an aggregate of $300,000 from four (4) individuals, two (2) of who are Directors of the Company, pursuant to six (6) month, unsecured promissory notes that bear interest at the rate of 12% per annum, and which the Company intends to repay on the closing of this offering; provided that the Company has agreed that it will pay at least 90 days interest with respect to the notes regardless when they are repaid. In connection with issuing the notes the Company also issued an aggregate of 150,000 three year warrants, subject to adjustment, exercisable at the lower of a 15% discount from the average of the bid and asked price as of the date of the notes or the lowest five day average market price during the actual term the note is outstanding. Such sale of securities was pursuant to Section 4(2) of the Securities Act in compliance with Rule 506 promulgated thereunder and all of the investors were accredited investors and there was no general solicitation or advertisement with respect to same.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

 EXHIBIT NO.                       DESCRIPTION PAGE                        PAGE
 -----------                       ----------------                        ----
   **1.1     Revised Form of Underwriting Agreement by and between the
             Company and the Representative
   **1.5     Certificate of Designation with respect to the   %
             Cumulative Convertible Series A Preferred Stock
    *3.1     Articles of Incorporation of Gold Probe, Inc. a Utah
             corporation, filed February 6, 1980
    *3.2     Certificate of Amendment to the Articles of Incorporation
             of Gold Probe, Inc. filed January 27, 1982
    *3.3     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation filed October 26, 1986
    *3.4     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation Incorporation of Hailey Energy
             Corporation filed November 2, 1990
    *3.5     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation filed November 17, 1992
  ***3.6     Certificate of Amendment to the Articles of Incorporation
             of Cytoprobe Corporation filed May 18, 1995
  ***3.7     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed December 14,
             1995
 ****3.8     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed January 17, 1996
 ****3.9     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed January 19, 1996
   *3.10     By-Laws of Medical Device Technologies, Inc.
   **4.1     Specimen certificate for % Cumulative Convertible Series A
             Preferred Stock
   **4.2     Revised Form of Representative's Warrant Agreement,
             including form of Specimen Certificate for Representative's
             Warrant.
   **4.3     Redeemable Warrant Agreement by and between the Company and
             Continental Stock Transfer and Trust Company, including a
             form of specimen certificate for the Redeemable Warrants
   **5       Opinion of Zukerman Gore & Brandeis, LLP
   *10.1     Manufacturing Agreement dated January 31, 1996 by and
             between the Company and Scitronix, Inc.
   *10.2     Termination Agreement and Release of All Claims dated March
             29, 1996 by and between the Company and B. Roland Freasier,
             Jr.
   *10.3     Employment Agreement, effective March 15, 1996, by and
             between the Company and Richard Sloan
   *10.4     Employment Agreement, effective March 15, 1996, by and
             between the Company and Edward C. Hall
   +10.5     Employment Agreement, effective August 31, 1994, by and
             between the Company and M. Lee Hulsebus
   +10.6     Severance Agreement, effective August 31, 1994, by and
             between the Company and M. Lee Hulsebus
   +10.7     Employment Agreement effective, January 4, 1995, by and
             between the Company and Stephen W. Kenney
   *10.8     Form of Financial Advisory Agreement to be entered into by the Company and the Representative

 EXHIBIT NO.                      DESCRIPTION PAGE                        PAGE
 -----------                      ----------------                        ----
    +10.9    Lease for Company's executive offices at 9171 Towne Centre
             Drive, Suite 355, as amended
    +11.1    Computation of the Common Stock loss per share
   **24      Consent of Zukerman Gore & Brandeis, LLP
    +24.1    Consent of Davis Bujold & Streck
    +24.2    Consent of Strasburger & Price
    +24.3    Consent of Hyman, Phelps & McNamara P.C.
    +24.4    Consent of King & Isaacson
    +24.5    Consent of William A. Clarke
    +24.6    Consent of BDO Seidman, LLP
    +24.7    Consent of Robert Early & Company

- --------

   + Filed herewith.
   * Previously filed as an exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-32727, dated April 23, 1996.
  ** To be filed by amendment.
 *** Incorporated by reference from the Company's Form 8-K Report dated January
    15, 1996 (File No. 0-12365).
**** Incorporated by reference from the Company's Form 8-K Report dated January
    31, 1996 (File No. 0-12365).

  (B) FINANCIAL STATEMENT SCHEDULES.

  None.

ITEM 17. UNDERTAKINGS.

  A. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fees" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-1 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF SAN DIEGO, STATE OF CALIFORNIA ON MAY, 1996.

                                          MEDICAL DEVICE TECHNOLOGIES, INC.

                                                  /s/ M. Lee Hulsebus
                                          By: _________________________________
                                             M. LEE HULSEBUS, CHAIRMAN OF
                                              THE BOARD, CHIEF EXECUTIVE
                                                 OFFICER AND PRESIDENT

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.

         SIGNATURE                       TITLE                DATE

    /s/  M. Lee Hulsebus             Chairman of the           May  , 1996
- ---------------------------------    Board, Chief
         M. LEE HULSEBUS             Executive Officer
                                     and President

      /s/  Don Arnwine               Director                  May  , 1996
- ---------------------------------
           DON ARNWINE


  /s/  Dr. Arthur Bradley            Director                  May  , 1996
- ---------------------------------
       DR. ARTHUR BRADLEY


    /s/  Thomas Glasgow              Director                  May  , 1996
- ---------------------------------
         THOMAS GLASGOW


    /s/  Edward C. Hall              Chief Financial           May  , 1996
- ---------------------------------    Officer
         EDWARD C. HALL

                               EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION PAGE                        PAGE
 -----------                       ----------------                        ----
   **1.1     Revised Form of Underwriting Agreement by and between the
             Company and the Representative
   **1.5     Certificate of Designation with respect to the   %
             Cumulative Convertible Series A Preferred Stock
    *3.1     Articles of Incorporation of Gold Probe, Inc. a Utah
             corporation, filed February 6, 1980
    *3.2     Certificate of Amendment to the Articles of Incorporation
             of Gold Probe, Inc. filed January 27, 1982
    *3.3     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation filed October 26, 1986
    *3.4     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation Incorporation of Hailey Energy
             Corporation filed November 2, 1990
    *3.5     Certificate of Amendment to the Articles of Incorporation
             of Hailey Energy Corporation filed November 17, 1992
  ***3.6     Certificate of Amendment to the Articles of Incorporation
             of Cytoprobe Corporation filed May 18, 1995
  ***3.7     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed December 14,
             1995
 ****3.8     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed January 17, 1996
 ****3.9     Certificate of Amendment to the Articles of Incorporation
             of Medical Device Technologies, Inc. filed January 19, 1996
   *3.10     By-Laws of Medical Device Technologies, Inc.
   **4.1     Specimen certificate for % Cumulative Convertible Series A
             Preferred Stock
   **4.2     Revised Form of Representative's Warrant Agreement,
             including form of Specimen Certificate for Representative's
             Warrant.
   **4.3     Redeemable Warrant Agreement by and between the Company and
             Continental Stock Transfer and Trust Company, including a
             form of specimen certificate for the Redeemable Warrants
   **5       Opinion of Zukerman Gore & Brandeis, LLP
   *10.1     Manufacturing Agreement dated January 31, 1996 by and
             between the Company and Scitronix, Inc.
   *10.2     Termination Agreement and Release of All Claims dated March
             29, 1996 by and between the Company and B. Roland Freasier,
             Jr.
   *10.3     Employment Agreement, effective March 15, 1996, by and
             between the Company and Richard Sloan
   *10.4     Employment Agreement, effective March 15, 1996, by and
             between the Company and Edward C. Hall
   +10.5     Employment Agreement, effective August 31, 1994, by and
             between the Company and M. Lee Hulsebus
   +10.6     Severance Agreement, effective August 31, 1994, by and
             between the Company and M. Lee Hulsebus
   +10.7     Employment Agreement effective, January 4, 1995, by and
             between the Company and Stephen W. Kenney
   *10.8     Form of Financial Advisory Agreement to be entered into by the Company and the Representative

 EXHIBIT NO.                      DESCRIPTION PAGE                        PAGE
 -----------                      ----------------                        ----
    +10.9    Lease for Company's executive offices at 9171 Towne Centre
             Drive, Suite 355, as amended
    +11.1    Computation of the Common Stock loss per share
   **24      Consent of Zukerman Gore & Brandeis, LLP
    +24.1    Consent of Davis Bujold & Streck
    +24.2    Consent of Strasburger & Price
    +24.3    Consent of Hyman, Phelps & McNamara P.C.
    +24.4    Consent of King & Isaacson
    +24.5    Consent of William A. Clarke
    +24.6    Consent of BDO Seidman, LLP
    +24.7    Consent of Robert Early & Company

- --------

   + Filed herewith.

   * Previously filed as an exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-32727, dated April 23, 1996.
  ** To be filed by amendment.
 *** Incorporated by reference from the Company's Form 8-K Report dated January
     15, 1996 (File No. 0-12365).
**** Incorporated by reference from the Company's Form 8-K Report dated January
     31, 1996 (File No. 0-12365).